                                                                    Exhibit 4.1


                        American Lawyer Media Holdings, Inc.,
                                      as Issuer

                 $63,275,000 aggregate principal amount at maturity
            ($35,000,000 aggregate initial principal amount at issuance)

                            12 1/4% Senior Discount Notes
                               due December 15, 2008

                                   _____________

                                     INDENTURE

                           Dated as of December 22, 1997

                                   _____________

                               The Bank of New York,
                                     as Trustee

                                  TABLE OF CONTENTS

                                                                                 Page
                                                                                 ----
                                      Article I
                            DEFINITIONS AND INCORPORATION
                                     BY REFERENCE. . . . . . . . . . . . . . . . .  1
     Section 1.01   Definitions. . . . . . . . . . . . . . . . . . . . . . . . . .  1
     Section 1.02   Other Definitions. . . . . . . . . . . . . . . . . . . . . . . 23
     Section 1.03   Incorporation by Reference of Trust Indenture Act. . . . . . . 25
     Section 1.04   Rules of Construction. . . . . . . . . . . . . . . . . . . . . 25

                                      Article II
                                  THE Discount Notes . . . . . . . . . . . . . . . 26
     Section 2.01   Form and Dating. . . . . . . . . . . . . . . . . . . . . . . . 26
     Section 2.02   Execution and Authentication . . . . . . . . . . . . . . . . . 29
     Section 2.03   Registrar and Paying Agent . . . . . . . . . . . . . . . . . . 30
     Section 2.04   Paying Agent to Hold Money in Trust. . . . . . . . . . . . . . 30
     Section 2.05   Holder Lists . . . . . . . . . . . . . . . . . . . . . . . . . 31
     Section 2.06   Payment. . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
     Section 2.07   Transfer and Exchange. . . . . . . . . . . . . . . . . . . . . 31
     Section 2.08   Replacement Discount Notes . . . . . . . . . . . . . . . . . . 38
     Section 2.09   Outstanding Discount Notes . . . . . . . . . . . . . . . . . . 38
     Section 2.10   Treasury Discount Notes. . . . . . . . . . . . . . . . . . . . 39
     Section 2.11   Temporary Discount Notes . . . . . . . . . . . . . . . . . . . 39
     Section 2.12   Cancellation . . . . . . . . . . . . . . . . . . . . . . . . . 39
     Section 2.13   Defaulted Interest . . . . . . . . . . . . . . . . . . . . . . 40
     Section 2.14   Cusip Numbers. . . . . . . . . . . . . . . . . . . . . . . . . 40

                                     Article III
                              REDEMPTION AND PREPAYMENT. . . . . . . . . . . . . . 40
     Section 3.01   Notices to Trustee . . . . . . . . . . . . . . . . . . . . . . 40
     Section 3.02   Selection of Discount Notes to Be Redeemed . . . . . . . . . . 41
     Section 3.03   Notice of Redemption . . . . . . . . . . . . . . . . . . . . . 41
     Section 3.04   Effect of Notice of Redemption . . . . . . . . . . . . . . . . 42
     Section 3.05   Deposit of Redemption Price. . . . . . . . . . . . . . . . . . 42
     Section 3.06   Discount Notes Redeemed in Part. . . . . . . . . . . . . . . . 43
     Section 3.07   Optional Redemption. . . . . . . . . . . . . . . . . . . . . . 43
     Section 3.08   No Mandatory Redemption. . . . . . . . . . . . . . . . . . . . 44

                                      Article IV
                                      COVENANTS. . . . . . . . . . . . . . . . . . 44
     Section 4.01   Payment of Discount Notes. . . . . . . . . . . . . . . . . . . 44
     Section 4.02   Maintenance of Office or Agency. . . . . . . . . . . . . . . . 45
     Section 4.03   Reports. . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
     Section 4.04   Compliance Certificate . . . . . . . . . . . . . . . . . . . . 46
     Section 4.05   Compliance with Laws, Taxes. . . . . . . . . . . . . . . . . . 47



                                                                                 Page
                                                                                 ----
     Section 4.06   Stay, Extension and Usury Laws . . . . . . . . . . . . . . . . 48
     Section 4.07   Change of Control. . . . . . . . . . . . . . . . . . . . . . . 48
     Section 4.08   Limitation on Sale of Assets and Subsidiary stock. . . . . . . 50
     Section 4.09   Limitation on Restricted Payments. . . . . . . . . . . . . . . 55
     Section 4.10   Limitation on Incurrence of Additional Indebtedness  . . . . . 58
     Section 4.11   Limitation on Liens Securing Indebtedness  . . . . . . . . . . 59
     Section 4.12   Limitation on Dividends and Other Payment Restrictions
                    Affecting Restricted Subsidiaries. . . . . . . . . . . . . . . 60
     Section 4.13   Limitation on Transactions with Affiliates . . . . . . . . . . 61
     Section 4.14   Future Guarantors. . . . . . . . . . . . . . . . . . . . . . . 61
     Section 4.15   Limitation on Lines of Business. . . . . . . . . . . . . . . . 62
     Section 4.16   Corporate Existence. . . . . . . . . . . . . . . . . . . . . . 62
     Section 4.17   Limitations on Status as Investment Company. . . . . . . . . . 62
     Section 4.18   Designation of Restricted and Unrestricted Subsidiaries. . . . 62
     Section 4.19   Trustee's Application for Instructions from Holdings . . . . . 63

                                      Article V
                                      SUCCESSORS . . . . . . . . . . . . . . . . . 63
     Section 5.01   Merger, Sale Or Consolidation  . . . . . . . . . . . . . . . . 63
     Section 5.02   Successor Corporation Substituted. . . . . . . . . . . . . . . 64

                                      Article VI
                                DEFAULTS AND REMEDIES. . . . . . . . . . . . . . . 65
     Section 6.01   Events of Default. . . . . . . . . . . . . . . . . . . . . . . 65
     Section 6.02   Acceleration . . . . . . . . . . . . . . . . . . . . . . . . . 66
     Section 6.03   Other Remedies . . . . . . . . . . . . . . . . . . . . . . . . 66
     Section 6.04   Waiver of Past Defaults  . . . . . . . . . . . . . . . . . . . 67
     Section 6.05   Control by Majority. . . . . . . . . . . . . . . . . . . . . . 67
     Section 6.06   Limitation on Suits  . . . . . . . . . . . . . . . . . . . . . 67
     Section 6.07   Rights of Holders of Discount Notes to Receive Payment . . . . 68
     Section 6.08   Collection Suit by Trustee . . . . . . . . . . . . . . . . . . 68
     Section 6.09   Trustee May File Proofs of Claim . . . . . . . . . . . . . . . 69
     Section 6.10   Priorities . . . . . . . . . . . . . . . . . . . . . . . . . . 69
     Section 6.11   Undertaking for Costs. . . . . . . . . . . . . . . . . . . . . 70

                                     Article VII
                                       TRUSTEE . . . . . . . . . . . . . . . . . . 70
     Section 7.01   Duties of Trustee. . . . . . . . . . . . . . . . . . . . . . . 70
     Section 7.02   Rights of Trustee  . . . . . . . . . . . . . . . . . . . . . . 71
     Section 7.03   Individual Rights of Trustee . . . . . . . . . . . . . . . . . 73
     Section 7.04   Trustee's Disclaimer . . . . . . . . . . . . . . . . . . . . . 73
     Section 7.05   Notice of Defaults . . . . . . . . . . . . . . . . . . . . . . 73
     Section 7.06   Reports by Trustee to Holders of the Discount Notes. . . . . . 73
     Section 7.07   Compensation and Indemnity . . . . . . . . . . . . . . . . . . 74
     Section 7.08   Replacement of Trustee . . . . . . . . . . . . . . . . . . . . 75


     Section 7.09   Successor Trustee by Merger, etc.. . . . . . . . . . . . . . . 76
     Section 7.10   Eligibility; Disqualification. . . . . . . . . . . . . . . . . 76
     Section 7.11   Preferential Collection of Claims Against Holdings . . . . . . 77

                                     Article VIII
                       LEGAL DEFEASANCE AND COVENANT DEFEASANCE. . . . . . . . . . 77
     Section 8.01   Option to Effect Legal Defeasance or Covenant Defeasance . . . 77
     Section 8.02   Legal Defeasance and Discharge . . . . . . . . . . . . . . . . 77
     Section 8.03   Covenant Defeasance. . . . . . . . . . . . . . . . . . . . . . 78
     Section 8.04   Conditions to Legal or Covenant Defeasance . . . . . . . . . . 78
     Section 8.05   Deposited Money and Government Securities to be Held in
                    Trust; Other Miscellaneous Provisions. . . . . . . . . . . . . 80
     Section 8.06   Repayment to Holdings. . . . . . . . . . . . . . . . . . . . . 81
     Section 8.07   Reinstatement. . . . . . . . . . . . . . . . . . . . . . . . . 81

                                      Article IX
                           AMENDMENT, SUPPLEMENT AND WAIVER. . . . . . . . . . . . 82
     Section 9.01   Without Consent Of Holders Of Discount Notes . . . . . . . . . 83
     Section 9.02   With Consent Of Holders Of Discount Notes. . . . . . . . . . . 83
     Section 9.03   Compliance with Trust Indenture Act. . . . . . . . . . . . . . 85
     Section 9.04   Revocation and Effect of Consents. . . . . . . . . . . . . . . 85
     Section 9.05   Notation on or Exchange of Discount Notes. . . . . . . . . . . 85
     Section 9.06   Trustee to Sign Amendments, etc. . . . . . . . . . . . . . . . 85


                                      Article X
                                    MISCELLANEOUS. . . . . . . . . . . . . . . . . 87
     Section 10.01  Trust Indenture Act Controls . . . . . . . . . . . . . . . . . 87
     Section 10.02  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . 87
     Section 10.03  Communication by Holders of Discount Notes with Other
                    Holders of Discount Notes  . . . . . . . . . . . . . . . . . . 88
     Section 10.04  Certificate and Opinion as to Conditions Precedent . . . . . . 88
     Section 10.05  Statements Required in Certificate or Opinion. . . . . . . . . 89
     Section 10.06  Rules by Trustee and Agents  . . . . . . . . . . . . . . . . . 89
     Section 10.07  No Personal Liability of Directors, Officers, Employees
                    and Stockholders . . . . . . . . . . . . . . . . . . . . . . . 89
     Section 10.08  Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . 90
     Section 10.09  No Adverse Interpretation of Other Agreements  . . . . . . . . 90
     Section 10.10  Successors . . . . . . . . . . . . . . . . . . . . . . . . . . 90
     Section 10.11  Severability . . . . . . . . . . . . . . . . . . . . . . . . . 90
     Section 10.12  Counterpart Originals. . . . . . . . . . . . . . . . . . . . . 90
     Section 10.13  Table of Contents, Headings, etc.. . . . . . . . . . . . . . . 90


                                                                           Page
                                                                           ----

EXHIBIT A      SERIES A NOTE                                               A - 1

EXHIBIT B      SERIES B NOTE                                               B - 1

EXHIBIT C      FORM OF CERTIFICATE OF TRANSFER FROM U.S. GLOBAL            C - 1
               DISCOUNT NOTE OR IAI GLOBAL DISCOUNT NOTE TO REGULATION
               S TEMPORARY GLOBAL DISCOUNT NOTE

EXHIBIT D      FORM OF CERTIFICATE OF TRANSFER FROM REGULATION S           D - 1
               TEMPORARY GLOBAL DISCOUNT NOTE TO U.S. GLOBAL DISCOUNT
               NOTE OR IAI GLOBAL DISCOUNT NOTE

EXHIBIT E      FORM OF CERTIFICATE OF TRANSFER FROM GLOBAL DISCOUNT        E - 1
               NOTE OR TRANSFER RESTRICTED SECURITY TO TRANSFER
               RESTRICTED SECURITY

EXHIBIT F      FORM OF ACCREDITED INVESTOR TRANSFEREE CERTIFICATE          F - 1

EXHIBIT G      FORM OF CERTIFICATE OF TRANSFERS OF REGULATION S            G - 1
               TEMPORARY GLOBAL DISCOUNT NOTE FOR REGULATION S
               PERMANENT GLOBAL DISCOUNT NOTE

EXHIBIT H      FORM OF CERTIFICATE OF TRANSFERS OF REGULATION S            H - 1
               TEMPORARY GLOBAL DISCOUNT NOTE FOR REGULATION S
               PERMANENT GLOBAL DISCOUNT NOTE

EXHIBIT I      FORM OF CERTIFICATE OF TRANSFERS OF REGULATION S
               PERMANENT GLOBAL DISCOUNT NOTE FOR TRANSFER RESTRICTED
               SECURITIES


          INDENTURE dated as of December 22, 1997, among American Lawyer Media Holdings, Inc., a Delaware corporation (the "Holdings") and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").

     Each party agrees as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 12 1/4% Series A Senior Discount Notes due 2008 (the " Series A Discount Notes") and the 12 1/4% Series B Senior Discount Notes due 2008 (the "Series B Discount Notes") together with the Series A Discount Notes (the "Discount Notes"):


                                     Article I
                           DEFINITIONS AND INCORPORATION
                                     BY REFERENCE

Section 1.01   Definitions

          "Accreted Value" means, as of any date of determination, the sum (rounded to the nearest whole dollar) of (a) the initial offering price of each $1,000 in principal amount at maturity of Discount Notes and (b) the portion of the excess of the principal amount of Discount Notes over such initial offering price which shall have been accreted thereon through such date, such amounts to be so accreted on a daily basis at the rate of 12 1/4% per annum (computed on a semi-annual bond equivalent basis) compounded semi-annually on each June 15 and December 15 from the date of issuance of the Discount Notes through the date of determination. On and after December 15, 2002, the Accreted Value of each Discount Note shall be equal to its principal amount at maturity.

          "Acquired Indebtedness" means Indebtedness of any Person existing at the time such Person becomes a Restricted Subsidiary of Holdings, including by designation, or is merged or consolidated into or with Holdings or one of its Restricted Subsidiaries or is assumed by Holdings or a Restricted Subsidiary in connection with the acquisition of assets from such Person.

          "Acquisition" means the purchase or other acquisition of any Person or all or substantially all the assets of any Person by any other Person or any division or line of business of such Person, whether by purchase, merger, consolidation, or other transfer, and whether or not for consideration.

          "Adjusted Consolidated Net Income" means, with respect to any Person, for any period, the Consolidated Net Income of such Person for such period plus any non-cash charges for such period relating to the amortization of goodwill or other intangibles or any other purchase accounting adjustment resulting from any acquisition.

          "Affiliate" means, with respect to any Person, any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For purposes of this definition, the term "control" means the power to direct the management and policies of a Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise, provided, that with respect to ownership interest in Holdings and its Subsidiaries, a Beneficial Owner of 10% or more of the total voting power normally entitled to vote in the election of directors, managers or trustees, as applicable, shall for such purposes be deemed to constitute control.

          "Agent" means any Registrar, Paying Agent or co-registrar.

          "ALM" means American Lawyer Media, Inc. and its subsidiaries (and its predecessor, ALM Holdings, LLC) since the ALM Acquisition.

          "ALM Acquisition" means the acquisition by ALM of substantially all of the assets and certain liabilities related to American Lawyer Media L.P. on August 27, 1997.

          "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Cedel that apply to such transfer or exchange.

          "Bankruptcy Law" means title 11, U.S. Code, as amended, or any similar federal or state law for the relief of debtors.

          "Beneficial Owner" or "beneficial owner" for purposes of the definitions of "Change of Control" and "Affiliate" has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Issue
Date), whether or not applicable, except that a "person" shall be deemed to have "beneficial ownership" of all shares or other Equity Interests that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

          "Board of Directors" means, with respect to any Person, the board of directors (or, in the case of a partnership, limited liability company or similar entity, the management committee or other body exercising substantially similar functions) of such Person or any committee of the Board of Directors of such Person authorized, with respect to any particular matter, to exercise the power of the board of directors or similar body of such Person.

          "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York, are authorized or obligated by law or executive order to close.

          "Capital Stock" means (a) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of common stock and preferred stock of such Person and (b) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

          "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

          "Cash Equivalents" means (a) marketable direct obligations issued or unconditionally guaranteed by the U.S. Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;
(b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having at least the second highest rating obtainable from either Standard & Poor's Rating Group ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (c) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having at least the second highest rating obtainable from either S&P or Moody's;
(d) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having at the date of acquisition combined capital and surplus of not less than $500.0 million; (e) shares of any money market mutual fund that (i) has its assets invested continuously in the types of investments referred to in clauses (a) and (b) above, (ii) has net assets of not less than $500.0 million and (iii) has at least the second highest rating obtainable from either S&P or Moody's; and (f) repurchase agreements with respect to, and which are fully secured by a perfected security interest in, obligations of a type described in clause (a) or clause (b) above and are with any commercial bank described in clause (d) above.

          "Change of Control" means (a) any merger or consolidation of Holdings with or into any Person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of Holdings, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction(s), any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than a Permitted Transferee, is or becomes the "beneficial owner" (as defined in Rules 13(d) and 14(d) of the Exchange Act), directly or indirectly, of more than 50% of the total voting power in the aggregate normally entitled to vote in the election of members of the board of directors, managers, or trustees, as applicable, of the transferee(s) or surviving entity or entities, (b) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than a Permitted Transferee, is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of Equity Interests of Holdings then outstanding normally entitled to vote in elections of members of the board of directors, managers, or trustees, as applicable, or (c) during any period of 12 consecutive months after the Issue Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of Holdings (together with any new directors whose election by such Board of Directors or whose nomination for election by the Holders of Equity Interests of Holdings was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Holdings then in office.

          "Company" means American Lawyer Media, Inc.

          "Consolidated EBITDA" means, with respect to any Person, for any period, the Adjusted Consolidated Net Income of such Person for such period adjusted to add thereto (to the extent deducted from net revenues in determining Consolidated Net Income), without duplication, the sum of (a) consolidated income tax expense, (b) consolidated depreciation and amortization expense, provided that consolidated depreciation and amortization of a Subsidiary that is a less than wholly owned subsidiary shall only be added to the extent of the equity interest of such Person in such Subsidiary, (c) Consolidated Fixed Charges, and (d) all other expenses reducing Consolidated Net Income for such period that do not represent cash disbursements for such period (excluding any expense to the extent it represents an accrual of or reserve for cash disbursements for any subsequent period prior to the Stated Maturity of the Discount Notes) less, to the extent included in the calculation of Consolidated Net Income, the amount of all cash payments made by such Person or any of its Subsidiaries during such period to the extent such payments relate to non-cash charges that were added back in determining Consolidated EBITDA for such period or any prior period, provided that with respect to Holdings each of the foregoing items shall be determined on a consolidated basis with respect to Holdings and its Restricted Subsidiaries only.

          "Consolidated Fixed Charges" with respect to any Person means, for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of (a) interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations) of such Person and its Consolidated Subsidiaries during such period, including (i) original issue discount and non-cash interest payments or accruals on any Indebtedness,
(ii) the interest portion of all deferred payment obligations, and (iii) all commissions, discounts and other fees and charges owed with respect to bankers' acceptances and letters of credit financings and currency and Interest Swap or Hedging Obligations, in each case to the extent attributable to such period,
(b) the amount of dividends accrued or payable (or guaranteed) by such person or any of its Consolidated Subsidiaries in respect of preferred Equity Interests (other than by Subsidiaries of such Person to such Person or such Person's wholly owned subsidiaries). For purposes of this definition, (x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined in good faith by the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and
(y) interest expense attributable to any Indebtedness represented by the guarantee by such Person or a Subsidiary of such Person of an obligation of another person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed and (c) with respect to Holdings, each of the foregoing items shall be determined on a consolidated basis with respect to Holdings and its Restricted Subsidiaries only.

          "Consolidated Net Income" means, with respect to any Person, for any period, the net income (or loss) of such Person and its Consolidated Subsidiaries (determined on a consolidated basis in accordance with GAAP) for such period adjusted to exclude (only to the extent included in computing such net income (or loss) and without duplication): (a) all gains (but not losses) which are either extraordinary (as determined in accordance with GAAP) or are nonrecurring (including any gain from the sale or other disposition of assets outside the ordinary course of business or from the issuance or sale of any capital stock), (b) the net income, if positive, of any Person, other than a Restricted Subsidiary, in which such Person or any of its Consolidated Subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in cash to such Person or a Restricted Subsidiary of such Person during such period, but in any case not in excess of such Person's pro rata share of such Person's net income for such period, (c) the net income or loss of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition, and (d) the net income, if positive, of any of such Person's Consolidated Subsidiaries (other than ALM and its Restricted Subsidiaries, if the Person in question is Holdings) to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated Subsidiary.

          "Consolidated Net Worth" means, with respect to any Person at any date means the aggregate consolidated stockholders' equity of such Person (plus amounts of equity attributable to preferred stock) and its Consolidated Subsidiaries, as would be shown on the consolidated balance sheet of such Person prepared in accordance with GAAP, adjusted to exclude (to the extent included in calculating such equity), (a) the amount of any such stockholders' equity attributable to Disqualified Equity Interests or treasury stock of such Person and its Consolidated Subsidiaries, (b) all upward revaluations and other write-ups in the book value of any asset of such Person or a Consolidated Subsidiary of such Person subsequent to the Issue Date, and (c) all investments in subsidiaries that are not Consolidated Subsidiaries and in Persons that are not Subsidiaries.

          "Consolidated Subsidiary" means, for any Person, each subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which are consolidated for financial statement reporting purposes with the financial statements of such Person in accordance with GAAP.

          "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 11.02 hereof or such other address as to which the Trustee may give written notice to Holdings.

          "Credit Agreement" means an agreement by and among Holdings (which term, for purposes of this definition only shall also include any of Holdings's Affiliates that shall be a party thereto), ALM, and the lenders, arrangers and syndication agents from time to time party thereto providing for a senior revolving credit facility or similar facility, as such Credit Agreement and/or related documents may be amended, restated, supplemented, renewed, replaced, refinanced, restructured or otherwise modified from time to time whether or not with the same agent, trustee, representative lenders or holders, provided, that such Credit Agreement may be secured. Without limiting the generality of the foregoing, the term "Credit Agreement" shall include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any such

Credit Agreement and all refundings, refinancings and replacements thereof, including any agreement (a) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby, (b) adding or deleting borrowers or guarantors thereunder, so long as such borrowers and guarantors include one or more of Holdings and its Subsidiaries and their respective successors and assigns, (c) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder or (d) otherwise altering the terms and conditions thereof in a manner not prohibited by the terms of this Indenture.

          "Custodian" means any receiver, trustee, assignee liquidator or similar official under any Bankruptcy Law.

          "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

          "Depositary" means, with respect to the Discount Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depository with respect to the Discount Notes, until a successor shall have been appointed and become such Depository pursuant to the applicable provision of this Indenture, and, thereafter, "Depository" shall mean or include such successor.

          "Determined Fair Market Value" shall mean Fair Market Value as determined by the Board of Directors, except that with respect to the evaluation of any Person, business, property, asset or transaction, or series or group thereof, involving more than $5.0 million, Determined Fair Market Value shall be determined by a Third Party Evaluator.

          "Direct Participants" means participating organizations in DTC, including securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations, including Euroclear and CEDEL.

          "Discount Notes" means the 12 1/4% Senior Discount Notes due 2008 issued by Holdings.

          "Disqualified Equity Interests" means (a) except as set forth in (b), with respect to any Person, Equity Interests of such Person that, by their terms, or by the terms of any agreement or instrument pursuant to which such Equity Interests are issued, or by the terms of any security into which such Equity Interests are convertible, exercisable or exchangeable, are, or upon the happening of an event or the passage of time or both would be, required to be redeemed or repurchased (including at the option of the Holder thereof) by such Person or any of its Restricted Subsidiaries, in whole or in part, on or prior to the Stated Maturity of the Discount Notes and (b) with respect to any Restricted Subsidiary of such Person (including with respect to any direct or indirect Restricted Subsidiary of Holdings), any Equity Interests other than any common equity with no preference, privileges, or redemption or repayment provisions.

          "Equity Interest" of any Person means any shares, interests, participations or other equivalents (however designated) in such Person's equity, and shall in any event include any capital stock issued by, or partnership or membership interests in, such Person.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Exchange Offer" means the offer that may be made by Holdings pursuant to the Registration Rights Agreement to exchange Series B Discount Notes for Series A Discount Notes.

          "Exempted Affiliate Transaction" means (a) transactions with any officer, director, partner or managing member in his or her capacity as such, entered into in the ordinary course of business, including without limitation customary employee, director or manager compensation or indemnification arrangements approved by the Board of Directors of Holdings, (b) Permitted Investments and transactions otherwise permitted under Section 4.09 hereof, and
(c) transactions solely between Holdings and any of its Restricted Subsidiaries or solely among Restricted Subsidiaries of Holdings.

          "Existing Indebtedness" means the Indebtedness of Holdings and its Subsidiaries (other than Indebtedness, if any, under the Credit Agreement) in existence on the date of this Indenture until such amounts are repaid.

          "Fair Market Value" means, with respect to any Person, business, asset, property or transaction, the price that could be negotiated in an arm's length, free market transaction, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

          "40-day Restricted Period" means the 40-day period commencing on the day after the later of the Offering and the original Issue Date, as defined in Regulation S of the Securities Act.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession in the United States, which are in effect on the date of this Indenture. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP applied on a consistent basis, except that calculations made for purposes of determining compliance with the terms of the covenants and with other provisions of the Indenture shall be made without giving effect to depreciation, amortization or other expenses recorded as a result of the application of purchase accounting in accordance with Accounting Principles Board Option Nos. 16 and 17.

          "Global Notes Legend" means the legend set forth in Exhibits A and B to be placed on all Discount Notes issued under this Indenture except as otherwise permitted by the provisions of Section 2.07 hereof.

          "Holder" means a Person in whose name a Discount Note is registered on the Registrar's books.

          "IAI" means an institutional "accredited investor" as defined in Rule 501(a)(1), (2) (3) or (7) of the Securities Act.

          "Indebtedness" of any Person means, without duplication, (a) all liabilities and obligations, contingent or otherwise, of such Person, to the extent such liabilities and obligations would appear as a liability upon the consolidated balance sheet of such person in accordance with GAAP, (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the balance deferred and unpaid of the purchase price of any property or services, except those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors; (b) all liabilities and obligations, contingent or otherwise, of such Person (i) evidenced by bankers' acceptances or similar instruments issued or accepted by banks,
(ii) relating to any Capitalized Lease Obligation, or (iii) evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit other than trade letters of credit, to the extent not issued pursuant to any Credit Agreement or any Refinancing Indebtedness in respect thereof, but only to the extent such letters of credit are drawn upon and not paid or reimbursed by such Person within 30 days of incurrence; (c) all net obligations of such Person under Interest Swap or Hedging Obligations;
(d) all liabilities and obligations of others of the kind described in the preceding clause (a), (b) or (c) that such Person has guaranteed or that is otherwise its legal liability or which are secured by any assets or property of such person and all obligations to purchase, redeem or acquire any Equity Interests; (e) any and all refinancings and refundings (whether direct or indirect) of, or amendments, modifications or supplements to (in any such case, which increases the principal amount of Indebtedness thereunder or the assets covered by any associated Lien), any liability of the kind described in any of the preceding clauses (a), (b), (c) or (d), or this clause
(e), whether or not between or among the same parties; and (f) all Disqualified Equity Interests of such Person (measured at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends). For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Equity Interests which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interests as if such Disqualified Equity Interests were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Equity Interests, such Fair Market Value to be determined in good faith by the Board of Directors (or managing general partner) of the issuer of such Disqualified Equity Interests.

          "Indenture" means this Indenture, as amended or supplemented from time to time.

          "Indirect Participants" means, in relation to DTC, entities other than Direct Participants that have access to DTC's book entry system by clearing through or maintaining a direct or indirect, custodial relationship with a Direct Participant.

          "Initial Purchasers" means Wasserstein Perella Securities, Inc., BancAmerica Robertson Stephens and BancBoston Securities Inc. as the initial purchasers under the purchase agreement between the Initial Purchasers and Holdings, dated December 17, 1997.

          "Interest Payment Date" means the date upon which interest payments on the Discount Notes shall be made, as set forth in Exhibit A and Exhibit B hereto.

          "Interest Swap or Hedging Obligation" means any obligation of any Person pursuant to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate exchange agreement, currency exchange agreement or any other agreement or arrangement designed to protect against fluctuations in interest rates or currency values, including, without limitation, any arrangement whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or floating rate of interest on the same notional amount.

          "Investment" by any Person in any other Person means (without duplication) (a) the acquisition (whether by purchase, merger, consolidation or otherwise) by such Person (whether for cash, property, services, securities or otherwise) of capital stock, bonds, notes, debentures, partnership, membership or other ownership interests or other securities, including any options or warrants, of such other Person or any agreement to make any such acquisition; (b) the making by such Person of any deposit with, or advance, loan or other extension of credit to, such other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other Person) or any commitment to make any such advance, loan or extension (but excluding accounts receivable, trade credit, endorsements for collection or deposits arising in the ordinary course of business); (c) other than guarantees of Indebtedness to the extent permitted by Section 4.10, the entering into by such Person of any guarantee of, or other credit support or contingent obligation with respect to, Indebtedness or other liability of such other Person; (d) the making of any capital contribution by such person to such other Person; and (e) the designation by the Board of Directors of Holdings of any Person (including without limitation a Restricted Subsidiary) to be an Unrestricted Subsidiary. Holdings shall be deemed to make an Investment in an amount equal to the Determined Fair Market Value of the net assets of any Restricted Subsidiary (or, if neither Holdings nor any of its Restricted Subsidiaries has theretofore made an Investment in such Subsidiary, in an amount equal to the Investments being made), at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary, and any property transferred to an Unrestricted Subsidiary from Holdings or a Restricted Subsidiary of Holdings shall be deemed an Investment valued at its Determined Fair Market Value at the time of such transfer.

          "Issue Date" means the date of first issuance of the Discount Notes under this Indenture.

          "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

          "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

          "Liquidated Damages" means all liquidated damages then owing pursuant to Section 5 of the Registration Rights Agreement.

          "Make-Whole Premium" means, with respect to a Note at any time, the greater of (x) 12.25% of the Accreted Value of such Note and (y) the excess of
(i) the present value at such time, discounted from the first date on which such Note could be redeemed at the option of Holdings pursuant to the provisions of paragraph (a) of Section 3.07 of this Indenture, of the principal amount at maturity of such Note plus the amount of premium that would be due on such Note were it to be redeemed on the first date on which such Note could be redeemed at the option of Holdings pursuant to the provisions of paragraph (a) of Section 3.07 of this Indenture, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (ii) the then outstanding Accreted Value of such Note.

          "Net Cash Proceeds" means the aggregate amount of cash or Cash Equivalents received by Holdings in the case of a sale of Qualified Equity Interests and by Holdings and its Restricted Subsidiaries in respect of an Asset Sale plus, in the case of an issuance of Qualified Equity Interests upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible or exchangeable debt) of Holdings that were issued for cash on or after the Issue Date, the amount of cash originally received by Holdings upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt) less, in each case, the sum of all payments, fees, commissions and (in the case of Asset Sales, reasonable and customary) expenses (including, without limitation, the fees and expenses of legal counsel and investment banking fees and expenses) incurred in connection with such Asset Sale or sale of Qualified Equity Interests, and, in the case of an Asset Sale only, less (a) the amount (estimated reasonably and in good faith by the Board of Directors of Holdings) of income, franchise, sales and other applicable taxes required to be paid by Holdings or any of its Subsidiaries in connection with such Asset Sale and (b) appropriate amounts to be provided by Holdings or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by Holdings or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

          "Non-Recourse Debt" means Indebtedness (a) as to which neither Holdings nor any of its Restricted Subsidiaries (i) provide credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (ii) is directly or indirectly liable (as a guarantor or otherwise) or (iii) constitutes the lender, (b) no default with respect to which (including any rights that the Holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any Holder of any other Indebtedness (other than the Discount Notes) of Holdings or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (c) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Holdings or any of its Restricted Subsidiaries.

          "Non-U.S. Person" means a Person other than a U.S. Person.

          "Note Custodian" means the Trustee, as custodian with respect to the Global Discount Notes, or any successor entity thereto.

          "Obligations" means any principal, premium, interest, penalties, fees, indemnifications, reimbursement obligations, damages and other liabilities payable under the documentation governing any Indebtedness.

          "Offering" means the offering of the Discount Notes by Holdings.

          "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, any Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

          "Officers' Certificate" means a certificate signed on behalf of Holdings by at least one Officer.

          "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
10.05 hereof. The counsel may be an employee of or counsel to Holdings, any Subsidiary of Holdings or the Trustee.

          "Parent" means Holdings or its successor.

          "Permitted Indebtedness" means any of the following:

     (a) Indebtedness of Holdings and its Restricted Subsidiaries, as applicable, evidenced by (i) the Discount Notes represented by the Indenture up to the amounts specified herein as of the date thereof and (ii) the Senior Notes and the Subsidiary Guarantees thereof and represented by the Senior Note Indenture up to the amount specified therein as of the date thereof;

     (b) Refinancing Indebtedness incurred by Holdings or a Restricted Subsidiary, as applicable, with respect to any Indebtedness described in clause
(a), (c), (f), (g) or (h) of this definition or incurred under the first paragraph of Section 4.10 hereof or which is Existing Indebtedness (after giving effect to the Transactions), provided that (i) any such Refinancing Indebtedness that is secured refinances only other Indebtedness that is similarly secured and
(ii) such secured Refinancing Indebtedness, to the extent secured, is secured only by the assets that secured the Indebtedness so refinanced;

     (c) Indebtedness of Holdings and its Restricted Subsidiaries solely in respect of bankers acceptances, letters of credit and performance or surety bonds (to the extent that such incurrence does not result in the incurrence of any obligation to repay any obligation relating to borrowed money of others), all in the ordinary course of business in accordance with customary industry practices, in amounts and for the purposes customary in Holdings's industry; provided, that the aggregate principal amount of such Indebtedness at any one time outstanding (including any Refinancing Indebtedness in respect thereof) shall not exceed $2.5 million;

     (d) Indebtedness of Holdings to any Restricted Subsidiary, and Indebtedness of any Restricted Subsidiary to any other Restricted Subsidiary or to Holdings; provided, that in the case of Indebtedness of Holdings, Holdings's Obligations under such Indebtedness shall be unsecured and, whether or not expressly so stated in writing, shall be deemed to be subordinated in all respects to Holdings's Obligations under the Discount Notes and the Indentures;

     (e) Guarantees by Holdings or any Restricted Subsidiary of Indebtedness of Holdings or another Restricted Subsidiary, and Guarantees by Holdings of any Indebtedness of any Restricted Subsidiary, in each case that is otherwise permitted to be incurred pusuant to this Indebture.

     (f) Purchase Money Indebtedness incurred by Holdings and its Restricted Subsidiaries on or after the Issue Date, provided, that (i) the aggregate principal amount of such Indebtedness incurred on or after the Issue Date and outstanding at any time pursuant to this paragraph (e) (including any Refinancing Indebtedness with respect to such Indebtedness) shall not exceed $2.0 million, and (ii) in each case, such Indebtedness shall not constitute more than 100% of the cost (determined in accordance with GAAP) to Holdings or such Restricted Subsidiary, as applicable, of the property so purchased or leased;

     (g) provided that no Event of Default shall have occurred and be continuing, unsecured Indebtedness of Holdings and its Restricted Subsidiaries (in addition to Indebtedness permitted by any other clause of this definition) in an aggregate principal amount outstanding at any time (including any Refinancing Indebtedness in respect thereof) of up to $5.0 million (which, if such Indebtedness is incurred under a Credit Agreement, may be secured Indebtedness);

     (h) Indebtedness of Holdings and its Restricted Subsidiaries pursuant to a Credit Agreement up to an aggregate principal amount outstanding at any time (including any Refinancing Indebtedness with respect to such Indebtedness) of $40.0 million, minus the amount of any such Indebtedness (i) retired with the Net Cash Proceeds from any Asset

Sale (as defined in Section 4.08 hereof) and applied to permanently reduce the outstanding amounts or the commitments with respect to such Indebtedness pursuant to clause (a)(ii)(B) of the first paragraph of Section 4.08 hereof, or
(ii) assumed by a transferee in an Asset Sale;

     (i) Indebtedness arising from agreements of Holdings or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary; provided, however, that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed 25% of the gross proceeds (with proceeds other than cash or Cash Equivalents being valued at the Determined Fair Market Value thereof by the Board of Directors of Holdings at the time received and without giving effect to any subsequent changes in value) actually received by Holdings and its Restricted Subsidiaries in connection with such disposition; and

     (j) Interest Swap or Hedging Obligations of Holdings covering Indebtedness of Holdings or any of its Restricted Subsidiaries otherwise permitted under this Indenture and Interest Swap or Hedging Obligations of any Restricted Subsidiary of Holdings covering Indebtedness of such Restricted Subsidiary otherwise permitted under this Indenture; provided, however, that such Interest Swap or Hedging Obligations are entered into to protect Holdings and its Restricted Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with the Indenture to the extent the notional principal amount of such Interest Swap or Hedging Obligations does not exceed the principal amount of the Indebtedness to which such Interest Swap or Hedging Obligations relate.

          "Permitted Investment" means Investments in (a) any of the Discount Notes or the Senior Notes; (b) Cash Equivalents; (c) intercompany indebtedness to the extent permitted under clause (d) of the definition of "Permitted Indebtedness"; (d) any Investments in Holdings or any Restricted Subsidiary by Holdings or another Restricted Subsidiary, as applicable; (e) Investments by Holdings or any Restricted Subsidiary of Holdings in a Person, if as a result of such Investment (i) such Person becomes a Restricted Subsidiary of Holdings or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Holdings or a Restricted Subsidiary of Holdings, (f) Investments in existence on the Issue Date, (g) loans and advances to employees of Holdings or any of its Subsidiaries in the ordinary course of business and on terms consistent with Holdings's and ALM's practices in effect prior to the Issue Date, including travel, moving and other like advances, (h) stock, obligations or securities received in the ordinary course of business in settlement of debts owing to Holdings or a Restricted Subsidiary thereof as a result of foreclosure, perfection, enforcement of any Lien or in a bankruptcy proceeding; (i) Investments in Persons to the extent any such Investment represents the non-cash consideration otherwise permitted under the terms of the Indenture to be received by Holdings or its Restricted Subsidiaries in connection with an Asset Sale; (j) Interest Swap or Hedging Obligations to the extent permitted under the definition of "Permitted Indebtedness" in this Indenture; (k) any issuance of Equity Interests of Holdings or any Restricted Subsidiary in exchange for Equity Interests, property or assets of another Person; provided that the transactions underlying the issuance or exchange of such Equity Interests are otherwise permitted by this Indenture, (l) Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons; (m) Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or licenses or leases of intellectual property, in any case, in the ordinary course of business, and (n) additional Investments in an aggregate amount not exceeding $1.0 million at any one time outstanding.

          "Permitted Lien" means (a) Liens existing on the Issue Date; (b) Liens imposed by governmental authorities for taxes, assessments or other charges not yet subject to penalty or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of Holdings in accordance with GAAP; (c) statutory liens of carriers, warehousemen, mechanics, materialmen, landlords, repairmen or other like Liens arising by operation of law in the ordinary course of business, provided that (i) the underlying obligations are not overdue for a period of more than 30 days or (ii) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of Holdings or its Restricted Subsidiary, as the case may be, in accordance with GAAP; (d) Liens securing the performance of bids, trade contracts (other than borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (e) easements, rights-of-way, zoning, similar restrictions and other similar encumbrances or title defects which, singly or in the aggregate, do not in any case materially detract from the value of the property subject thereto (as such property is used by Holdings or any of its Restricted Subsidiaries) or interfere with the ordinary conduct of the business of Holdings or any of its Restricted Subsidiaries; (f) Liens arising by operation of law in connection with judgments, but only to the extent, for an amount and for a period not resulting in an Event of Default with respect thereto; (g) pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security legislation; (h) Liens securing the Discount Notes; (i) Liens securing Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or is merged with or into Holdings or a Restricted Subsidiary or Liens securing Indebtedness incurred in connection with an Acquisition, provided that such Liens were in existence prior to the date of such Acquisition, merger or consolidation, were not incurred in anticipation thereof, and do not extend to any other assets; (j) Liens arising from Purchase Money Indebtedness permitted to be incurred pursuant to clause (f) of the definition of "Permitted Indebtedness," provided, such Liens relate solely to the property which is subject to such Purchase Money Indebtedness; (k) leases or subleases granted to other persons in the ordinary course of business not materially interfering with the conduct of the business of Holdings or any of its Restricted Subsidiaries or materially detracting from the value of the relative assets of Holdings or any Restricted Subsidiary; (l) Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases entered into by Holdings or any of its Restricted Subsidiaries in the ordinary course of business; (m) Liens securing Refinancing Indebtedness incurred to refinance any Indebtedness that was previously so secured in a manner no more adverse to the Holders of the Discount Notes in any material respect than the terms of the Liens securing such refinanced Indebtedness provided that the Indebtedness secured is not increased and the lien is not extended to any additional assets or property that would not have been security for the Indebtedness refinanced; (n) Liens securing Indebtedness of ALM and its Restricted Subsidiaries including, without limitation, Liens securing the Senior Notes and Liens securing indebtedness under any Credit Agreement; (o) Liens arising under options or agreements to sell assets; (p) other Liens securing obligations incurred in the ordinary course of business, which obligations do not exceed $1.0 million in the aggregate at any one time outstanding; (q) Liens securing Interest Rate Swap or Hedging Obligations; (r) Liens on any property or assets of a Restricted Subsidiary granted in favor of Holdings or any Wholly-Owned Restricted Subsidiary; (s) Liens securing the Obligations under a Credit Agreement, including revolving credit Indebtedness of up to $40.0 million and (t) any extension, renewal or replacement, in whole or in part, of any Lien described in the foregoing clauses (a) through (s); provided, that any such extension, renewal or replacement shall not extend to any additional property or assets.

          "Permitted Transferee" means, U.S. Equity Partners, L.P. and U.S. Equity Partners (Offshore), L.P. or any of their respective Affiliates or successors. The term "Permitted Transferee" shall be deemed to include any other Holder or Holders of Equity Interests of Holdings having ordinary voting power if Wasserstein Perella & Co., or any Affiliate thereof, shall hold the irrevocable general proxy of each such Holder in respect of the shares held by such Holder.

          "Person" means any individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

          "Preferred Equity Interest" of any Person means any Equity Interest of such Person that has preferential rights to any other Equity Interest of such Person with respect to dividends or redemptions or upon liquidation.

          "Public Equity Offering" means a public offering by Holdings of shares of its common stock (however designated and whether voting or non-voting) and any and all rights, warrants or options to acquire such Qualified Equity Interests.

          "Purchase Agreement" means the purchase agreement dated as of December 17, 1997 between the Initial Purchasers and Holdings.

          "Purchase Money Indebtedness" of any Person means any Indebtedness of such Person to any seller or other Person incurred solely to finance the acquisition (including in the case of a Capitalized Lease Obligation, the lease) or construction of any real or personal tangible property which, in the reasonable good faith judgment of the Board of Directors of Holdings, is directly related to a Related Business of Holdings and which is incurred concurrently with such acquisition and is secured only by the assets so financed.

          "QIB" means a Qualified Institutional Buyer as defined in Rule 144A of the Securities Act.

          "Qualified Equity Interests" means any Equity Interests of Holdings that are not Disqualified Equity Interests.

          "Qualified Exchange" means any legal defeasance, redemption, retirement, repurchase or other acquisition of Equity Interests or Indebtedness of Holdings issued on or after the Issue Date with the Net Cash Proceeds received by Holdings from the substantially concurrent sale of Qualified Equity Interests or any exchange of Qualified Equity Interests for any Equity Interests or Indebtedness of Holdings issued on or after the Issue Date.

          "Record Date" means June 1 and December 1 of each year.

          "Refinancing Indebtedness" means Indebtedness (a) issued in exchange for, or the proceeds from the issuance and sale of which are used substantially concurrently to repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part, or (b) constituting an amendment, modification or supplement to, or a deferral or renewal of ((a) and (b) above are, collectively, a "Refinancing"), any Indebtedness in a principal amount or having a liquidation preference not to exceed (after deduction of reasonable and customary fees and expenses incurred in connection with the Refinancing) the lesser of (i) the principal amount or liquidation preference of the Indebtedness so refinanced (including premiums, if any, and fees in connection therewith) and (ii) if such Indebtedness being Refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such

Refinancing; provided, that (A) such Refinancing Indebtedness shall (I) not have a Weighted Average Life to Maturity shorter than that of the Indebtedness to be so refinanced at the time of such Refinancing and (II) in all respects, be no less subordinated or junior, if applicable, to the rights of Holders of the Discount Notes than was the Indebtedness to be refinanced, (B) such Refinancing Indebtedness shall have no installment of principal (or mandatory redemption payment) scheduled to come due earlier than the scheduled maturity of any installment of principal of the Indebtedness to be so refinanced which was scheduled to come due prior to the Stated Maturity, and (C) such Refinancing Indebtedness shall be secured (if secured) in a manner no more adverse to the Holders of the Discount Notes than the terms of the Liens (if any) securing such refinanced Indebtedness, including, without limitation, the amount of Indebtedness secured shall not be increased.

          "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date of this Indenture, by and among Holdings and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

          "Related Business" means the business conducted (or proposed to be conducted) by Holdings and its Subsidiaries as of the Issue Date and any and all businesses that in the good faith judgment of the Board of Directors of Holdings are reasonably related businesses.

          "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "Restricted Investment" means, in one or a series of related transactions, any Investment, other than investments in Cash Equivalents and other Permitted Investments; provided, however, that a merger of another Person with or into Holdings or a Restricted Subsidiary otherwise permitted in accordance with the terms of this Indenture shall not be deemed to be a Restricted Investment so long as the surviving entity is Holdings or a direct wholly owned Restricted Subsidiary.

          "Restricted Payment" means, with respect to any Person, (a) the declaration or payment of any dividend or other distribution in respect of Equity Interests of such Person or any parent or Subsidiary of such Person,
(b) any payment on account of the purchase, redemption or other acquisition or retirement for value of Equity Interests of such Person or any Subsidiary or parent of such Person, (c) other than with the proceeds from the substantially concurrent sale of, or in exchange for, Refinancing Indebtedness, any purchase, redemption, or other acquisition or retirement for value of, any payment in respect of any amendment of the terms of or any defeasance of, any Subordinated Indebtedness, directly or indirectly, by such Person or a parent or Subsidiary of such Person prior to the scheduled maturity, any scheduled repayment of principal, or scheduled sinking fund payment, as the case may be, of such Indebtedness and (d) any Restricted Investment by such Person; provided, however, that the term "Restricted Payment" does not include (i) any dividend, distribution or other payment on or with respect to Equity Interests of an issuer to the extent payable solely in shares of Qualified Equity Interests of such issuer; and (ii) any dividend, distribution or other payment to Holdings by any Restricted Subsidiary; and
(iii) dividends or distributions by a Restricted Subsidiary of Holdings, provided that to the extent that a portion of such dividend or distribution is paid to a holder of Equity Interests of such Restricted Subsidiary other than a Company or a Restricted Subsidiary, such portion of such dividend or distribution is not greater than such holder's pro rata aggregate common equity in such Restricted Subsidiary.

          "Restricted Securities Legend" means the legend set forth in Exhibit A and Exhibit B to be placed on all Series A Discount Notes issued under this Indenture.

          "Restricted Subsidiary" means a Subsidiary of Holdings or any Restricted Subsidiary that is not an Unrestricted Subsidiary.

          "SEC" means the Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Senior Notes" means the 93/4% Senior Notes due 2007 being issued by the Company.

          "Senior Notes Indenture" means the Indenture, dated December 22, 1997, between the Company, ALM LLC, Counsel Connect LLC, ALM IP, LLC and ALM Counsel Connect Inc. as Guarantors and The Bank of New York, as trustee, relating to the Senior Notes, as such indenture may be amended or supplemented from time to time.

          "Significant Subsidiary" shall have the meaning provided under Regulation S-X of the Securities Act, as in effect on the Issue Date, and in addition shall include ALM.

          "Shelf Registration Statement" means the shelf registration statement filed under Rule 415 of the Securities Act pursuant to the Registration Rights Agreement.

          "Stated Maturity," when used with respect to any Discount Note, means December 15, 2008.

          "Subordinated Indebtedness" means Indebtedness of Holdings or a Restricted Subsidiary that is expressly subordinated in right of payment by its terms or the terms of any document or instrument or instrument relating thereto to the Discount Notes, in the case of Holdings, or to the Discount Notes or a Subsidiary Guarantee thereof, in the case of a Restricted Subsidiary.

          "Subsidiary," with respect to any Person, means (a) a corporation a majority of whose Equity Interests with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person, (b) any other Person (other than a corporation) in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has at least majority ownership interest, or (c) a partnership in which such Person or a Subsidiary of such Person is, at the time, a general partner and in which such Person, directly or indirectly, at the date of determination thereof has at least a majority ownership interest. Unless the context requires otherwise, Subsidiary means each direct and indirect Subsidiary of Holdings.

          "Subsidiary Guarantees" means the Subsidiary Guarantees of the Guarantors in the form set forth as Exhibit J to the Senior Note Indenture.

          "Third-Party Evaluator" shall mean an investment banking firm of national reputation that is not an Affiliate of Holdings or a Subsidiary; provided, that if the subject matter, type or scope of the evaluation is outside the scope of evaluation customarily done by investment banking firms, then such Third Party Evaluator shall be an accounting firm or appraisal or valuation firm of national reputation that is not an Affiliate of, and is otherwise independent of, Holdings and its Subsidiaries.

          "TIA" means the Trust Indenture Act of 1939 as in effect on the date on which this Indenture is qualified under the TIA.

          "Transactions" means the Offering, the acquisition by the Company of National Law Publishing Company, Inc. pursuant to the Stock Purchase Agreement dated as of October 23, 1997, the contribution of an aggregate of $108.5 million to the equity capital of the Company by Holdings, and the repayment of a $31.5 million secured promissory note by ALM to the former owner of American Lawyer Media, L.P. and a $32.0 million equity bridge note by ALM to an affiliate of Wasserstein Perella Group, Inc.

          "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least five Business Days prior to the date fixed for repayment (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the then remaining Weighted Average Life to Maturity of the Discount Notes (calculated as if the first date on which the Discount Notes can be redeemed at the option of Holdings pursuant to paragraph (a) of Section 3.07 hereof were the final maturity of the Discount Notes); provided, however, that if such Weighted Average Life to Maturity of the Discount Notes is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if such Weighted Average Life to Maturity of the Discount Notes is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

          "Trustee" means the party named as such in the preamble until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

          "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

          "Unrestricted Subsidiary" means any Subsidiary of Holdings that does not own any Capital Stock of, or own or hold any Lien on any property of, Holdings or any other Restricted Subsidiary of Holdings and that, at the time of determination, shall be an Unrestricted Subsidiary (as designated by the Board of Directors of Holdings); provided, that such Subsidiary (a) shall not engage, to any substantial extent, in any line or lines of business activity other than a Related Business, (b) has no Indebtedness other than Non-Recourse Debt, (c) is a Person with respect to which neither Holdings nor any of its Restricted Subsidiaries has any direct or indirect obligation to subscribe for additional Equity Interests or maintain or preserve such Person's financial condition or to cause such Person to achieve any specified level of operating results; and
(d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Holdings or any of its Restricted Subsidiaries.

          "U.S. Government Obligations" means direct noncallable obligations of, or noncallable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

          "U.S. Person" means (a) any individual resident in the United States,
(b) any partnership or corporation organized or incorporated under the laws of the United States, (c) any estate of which an executor or administrator is a U.S. Person (other than an estate governed by foreign law and of which at least one executor or administrator is a non-U.S. Person who has sole or shared investment discretion with respect to its assets), (d) any trust of which any trustee is a U.S. Person (other than a trust of which at least one trustee is a non-U.S. Person who has sole or shared investment discretion with respect to its assets and no beneficiary of the trust (and no settler, if the trust is revocable) is a U.S. Person), (e) any agency or branch of a foreign entity located in the United States, (f) any non-discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person, (g) any discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States (other than such an account held for the benefit or account of a non-U.S. Person), (h) any partnership or corporation organized or incorporated under the laws of a foreign jurisdiction and formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act (unless it is organized or incorporated and owned, by "accredited investors" within the meaning of Rule 501(a) under the Securities Act who are not natural persons, estates or trusts); provided, however, that the term "U.S. Person" shall not include (i) a branch or agency of a U.S. Person that is located and operating outside the United States for valid business purposes as a locally regulated branch or agency engaged in the banking or insurance business, (ii) any employee benefit plan established and administered in accordance with the law, customary practices and documentation of a foreign country and (iii) the international organizations set forth in Section 902(o)(vii) of Regulation S under the Securities Act and any other similar international organizations, and their agencies, affiliates and pension plans.

          "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding principal amount of such Indebtedness.

          "Wholly-Owned Restricted Subsidiary" means a Restricted Subsidiary all the Equity Interests of which are owned by Holdings or one or more Wholly-Owned Restricted Subsidiaries of Holdings (other than directors' qualifying shares and nominal amounts required to be held by foreign nationals under applicable law).

Section 1.02   Other Definitions


     Term                                           Defined in
                                                     Section
     ----                                           ----------
     "Acceleration Notice"                              6.02
     "Additional Guarantee"                            10.07
     "Additional Guarantor"                            10.07
     "Affiliate Transaction"                            4.14
     "Asset Sale"                                       4.08
     "Asset Sale Offer"                                 4.08
     "Asset Sale Offer Amount"                          4.08
     "Asset Sale Offer Period"                          4.08
     "Asset Sale Offer Price"                           4.08
     "Asset Sale Purchase Date"                         4.08
     "Benefitted Party"                                11.01
     "Calculation Date"                                 1.01
     "Cedel"                                            2.01
     "Change of Control Offer"                          4.07
     "Change of Control Offer Period"                   4.07
     "Change of Control Payment"                        4.07
     "Change of Control Purchase Date"                  4.07
     "Change of Control Purchase Price"                 4.07
     "Company"                                         preamble
     "Covenant Defeasance"                              8.03
     "Discount Notes"                                  preamble
     "DTC"                                              2.03
     "Euroclear"                                        2.01
     "Event of Default"                                 6.01
     "Excess Proceeds"                                  4.08
     "Global Discount Notes"                            2.01
     "IAI Global Discount Note"                         2.01
     "Incurrence Date"                                  4.10


     Term                                           Defined in
                                                     Section
     ----                                           ----------
     "Institutional Accredited Investors"               2.06
     "Legal Defeasance"                                 8.02
     "Moody's"                                          1.01
     "Offer Amount"                                     4.08
     "Offer Period"                                     4.08
     "Paying Agent"                                     2.03
     "Payment Default"                                  6.01
     "Payment Notice"                                  10.03
     "Purchase Date"                                    4.08
     "Refinancing"                                      1.01
     "Registrar"                                        2.03
     "Regulation S"                                     2.01
     "Regulation S Permanent Global Discount Note"      2.07
     "Regulation S Temporary Global Discount Note"      2.01
     "Restricted Payments"                              4.09
     "Rule 144A"                                        2.01
     "S&P"                                              1.01
     "Securities Act"                                   2.06
     "Series A Discount Notes"                         preamble
     "Series B Discount Notes"                         preamble
     "U.S. Global Discount Note"                        2.01

Section 1.03   Incorporation by Reference of Trust Indenture Act

          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

          The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" means the Discount Notes;

          "indenture security Holder" means a Holder of a Discount Note;

          "indenture to be qualified" means this Indenture;

          "indenture trustee" or "institutional trustee" means the Trustee;

          "obligor" on the Discount Notes means Holdings and any successor obligor upon the Discount Notes.

          All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04   Rules of Construction

          Unless the context otherwise requires:

          (1)  a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3)  "or" is not exclusive;

          (4) words in the singular include the plural, and in the plural include the singular;

          (5)  provisions apply to successive events and transactions; and

          (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                     Article II
                                 THE DISCOUNT NOTES

Section 2.01   Form and Dating

          (a) The Series A Discount Notes and the Trustee's certificate of authentication thereon shall be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture.
The Series B Discount Notes and the Trustee's certificate of authentication thereon shall be substantially in the form of Exhibit B hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Discount Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which Holdings is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to Holdings). Holdings shall furnish any such legend not contained in Exhibit A or Exhibit B to the Trustee in writing. Each Note shall be dated the date of its authentication. The terms and provisions contained in the Discount Notes shall constitute, and are hereby expressly made, a part of this Indenture and Holdings and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          (b) Global Discount Notes. The Series A Discount Notes are being offered and sold by Holdings pursuant to the Purchase Agreement.

          The Series A Discount Notes offered and sold in reliance on Rule 144A under the Securities Act ("Rule 144A") to QIBs, or offered and sold to IAIs, both as provided in the Purchase Agreement, will be issued in denominations of $1,000 and integral multiples thereof on the Issue Date initially in the form of one or more permanent global Discount Notes in definitive, fully registered form without interest coupons with the Global Notes Legend and the Restricted Securities Legend set forth in Exhibit A hereto (each, respectively, a "U.S. Global Discount Note" or an "IAI Global Discount Note") which shall be deposited on behalf of the purchasers of the Series A Discount Notes represented thereby with the Trustee, at its New York office, as custodian for the Depositary, initially The Depository Trust Company ("DTC"), duly executed by Holdings and authenticated by the Trustee as hereinafter provided, and registered in the name of DTC or its nominee, in each case for credit to the accounts of DTC's Direct Participants and Indirect Participants. The aggregate principal amount of the U.S. Global Discount Note or the IAI Global Discount Note, as the case may be, may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, in connection with the transfer or exchange of interests, as hereinafter provided.

          The Series A Discount Notes offered and sold in offshore transactions in reliance on Regulation S under the Securities Act ("Regulation S"), as provided in the Purchase Agreement, will be issued in denominations of $1,000 and integral multiples thereof on the Issue Date initially in the form of a single, temporary, global Note in definitive, fully registered form without interest coupons with the Global Discount Notes Legend and Restricted Securities Legend set forth in Exhibit A hereto (the "Regulation S Temporary Global Discount Note"). The Regulation S Temporary Global Discount Note will be deposited on behalf of the purchasers of the Series A Discount Notes represented thereby with the Trustee, at its New York office, as custodian for the Depositary, initially DTC, and registered in the name of a nominee of DTC for credit to the accounts of Indirect Participants at the Euroclear System ("Euroclear") and Cedel Bank, societe anonyme ("CEDEL"), duly executed by Holdings and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Regulation S Temporary Global Discount Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with the transfer of interests as hereinafter provided.

          The Applicable Procedures shall apply to interests in the Regulation S Temporary Global Discount Note and the Regulation S Permanent Global Discount Note (as defined herein) that are held by the Holders through Euroclear or Cedel.

          Upon consummation of the Exchange Offer, the Series B Discount Notes may be issued in the form of one or more permanent Global Discount Notes in definitive, fully registered form without interest coupons with the Global Notes Legend but not the Restricted Securities Legend set forth in Exhibit A hereto, registered in the name of the Depositary or a nominee of the Depositary, duly executed by Holdings and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of such Global Discount Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, in connection with the transfer or exchange of interests, as hereinafter provided.

          (c)  Certificated Discount Notes.  In addition to the provisions of
Section 2.11, entittlement holders with security entitlements in Global Discount Notes may, upon request to the Trustee, receive a certificated Series A Discount Note, which certificated Series Discount A Note shall bear the Restricted Securities Legend set forth in Exhibit A hereto.

          After a transfer of any Series A Discount Notes during the period of the effectiveness of a Shelf Registration Statement with respect to the Series A Discount Notes, all requirements for Restricted Securities Legends on such Series A Note will cease to apply, and a certificated Series A Discount Note without a Restricted Securities Legend will be available to the holder of such Series A Discount Notes. Upon the consummation of an Exchange Offer with respect to the Series A Discount Notes pursuant to which holders of Series A Discount Notes are offered Series B Discount Notes in exchange for their Series A Discount Notes, certificated Series A Discount Notes with the Restricted Securities Legend set forth in Exhibit A hereto will be available to holders of such Series A Discount Notes that do not exchange their Series A Discount Notes, and Series B Discount Notes in certificated form without the Restricted Securities Legend set forth in Exhibit A hereto will be available to holders that exchange such Series A Discount Notes in such Exchange Offer.

          (d) Each Global Discount Note shall represent such of the outstanding Discount Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Discount Notes from time to time endorsed thereon and that the aggregate amount of outstanding Discount Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and transfers of interest. Any endorsement of a Global Discount Note to reflect the amount of any increase or decrease in the amount of outstanding Discount Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by
Section 2.07 hereof.

          Except as set forth in Section 2.07 hereof, the Global Discount Notes may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

          (e) Book-Entry Provisions. This Section 2.01(e) shall apply only to the Regulation S Temporary Global Discount Note, the U.S. Global Discount Note, the IAI Global Discount Note, the Regulation S Permanent Global Discount Note and the Series B Discount Notes issued in the form of one or more permanent Global Discount Notes (collectively, the "Global Discount Notes") deposited with or on behalf of the Depositary.

          Holdings shall execute and the Trustee shall, in accordance with this
Section 2.01(e), authenticate and make available for delivery initially one or more Global Discount Notes that (i) shall be registered in the name of the Depositary or the nominee of the Depositary for such Global Discount Note or Global Discount Notes or the nominee of such Depositary and (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions or held by the Trustee as custodian for the Depositary.

          Direct Participants and Indirect Participants shall have no rights either under this Indenture with respect to any Global Discount Note held on their behalf by the Depositary or by the Trustee as custodian for the Depositary or under such Global Discount Note, and the Depositary may be treated by Holdings, the Trustee and any agent of Holdings or the Trustee as the absolute owner of such Global Discount Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent Holdings, the Trustee or any agent of Holdings or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Direct and Indirect Participants, the operation of customary practices of such Depositary governing the exercise of the rights of an owner of a beneficial interest in any Global Discount Note.

Section 2.02   Execution and Authentication

          Two Officers shall sign the Discount Notes for Holdings by manual or facsimile signature. Holdings's seal shall be reproduced on the Discount Notes and may be in facsimile form.

          If an Officer whose signature is on a Discount Note no longer holds that office at the time a Discount Note is authenticated, the Discount Note shall nevertheless be valid.

          A Discount Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Discount Note has been authenticated under this Indenture.

          The Trustee shall, upon a written order of Holdings signed by two Officers, authenticate (1) Series A Discount Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Series A Discount Notes, and (2) Series B Discount Notes for issue only in an Exchange Offer, pursuant to the Registration Rights Agreement in exchange for Series A Discount Notes of a like principal amount. The aggregate principal amount of Discount Notes outstanding at any time may not exceed such amount except as provided in Section
2.07 hereof.

          The Trustee may appoint an authenticating agent acceptable to Holdings to authenticate Discount Notes. An authenticating agent may authenticate Discount Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holdings or an Affiliate of Holdings.

Section 2.03   Registrar and Paying Agent

          Holdings shall maintain an office or agency where Discount Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Discount Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Discount Notes and of their transfer and exchange. Holdings may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. Holdings may change any Paying Agent or Registrar without notice to any Holder. Holdings shall promptly notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If Holdings fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. Holdings or any of its Subsidiaries may act as Paying Agent or Registrar.

          Holdings initially appoints DTC to act as Depositary with respect to the Global Discount Notes.

          Holdings initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Discount Notes.

Section 2.04   Paying Agent to Hold Money in Trust

          Holdings shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Discount Notes, and will notify the Trustee of any default by Holdings in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. Holdings at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than Holdings or a Subsidiary of Holdings) shall have no further liability for the money. If Holdings or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to Holdings, the Trustee shall serve as Paying Agent for the Discount Notes.

Section 2.05   Holder Lists

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, Holdings shall furnish to the Trustee at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Discount Notes and Holdings shall otherwise comply with TIA Section 312(a)

Section 2.06   Payment

          Holdings and the Trustee will treat the persons in whose names the Discount Notes are registered (including Discount Notes represented by Global Discount Notes) as the owners thereof for the purpose of receiving payments and for any and all other purposes whatsoever. Payments in respect of the principal, premium, Liquidated Damages, if any, and interest on Global Discount Notes registered in the name of DTC or its nominee will be payable by the Trustee to DTC or its nominee as the registered holder under this Indenture. Consequently, neither Holdings, the Trustee nor any agent of Holdings or the Trustee has or will have any responsibility or liability for
(i) any aspect of DTC's records or any Direct Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Discount Notes or for maintaining, supervising or reviewing any of DTC's records or any Direct Participant's or Indirect Participant's records relating to the beneficial ownership interests in any Global Discount Note or (ii) any other matter relating to the actions and practices of DTC or any of its Direct Participants or Indirect Participants.

Section 2.07   Transfer and Exchange

          When Discount Notes are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Discount Notes of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met; provided, that any Discount Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to Holdings and the Registrar or co-registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registration of transfers and exchanges, Holdings shall issue and the Trustee shall authenticate Discount Notes at the Registrar's request. No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but Holdings may require payment of a sum sufficient to cover any transfer tax, fee, assessment or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.11, 3.06 or 9.05 hereof).

          Holdings shall not be required (i) to issue, register the transfer of or exchange Discount Notes during a period beginning at the opening of business 15 days before the day of any selection of Discount Notes for redemption under
Section 3.02 hereof and ending at the close of business on the day of selection, or (ii) to register the transfer, or exchange, or any Discount Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

          (a) Notwithstanding any provision to the contrary herein, so long as a Global Discount Note remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Discount Note, in whole or in part, or of any security entitlement therein, shall only be made in accordance with Section 2.01(e) and this Section 2.07(a); provided, however, that security entitlements with respect to a Global Discount Note may be created in the form of, or transferred to other entitlement holders who take delivery thereof in the form of a security entitlement in the same global Discount Note in accordance with the transfer restrictions set forth in the Restricted Securities Legend and under the heading "Notice to

     Investors" in Holdings's Offering Memorandum dated December 17, 1997. Furthermore, notwithstanding any provision herein to the contrary, transfers by an IAI (x) which is not a QIB and (y) is an initial investor in the Series A Discount Notes, cannot be made to an IAI that is not a QIB.

          (i)  Except for transfers or exchanges made in accordance with clauses
          (ii) through (iv) of this Section 2.07(a), transfers of a Global Discount Note shall be limited to transfers of such Global Discount
          Note in whole, but not in part, to nominees of the Depositary or to a successor of the Depositary or such successor's nominee.

          (ii) U.S. Global Discount Note or IAI Global Discount Note to Regulation S Temporary Global Discount Note. If an entitlement holder with a security entitlement in the U.S. Global Discount Note or the IAI Global Discount Note deposited with the Depositary or the Trustee as custodian for the Depositary, wishes at any time to transfer its security entitlement in such U.S. Global Discount Note or such IAI Global Discount Note, as the case may be, to a person who is required to take delivery thereof in the form of a security entitlement the Regulation S Temporary Global Discount Note, such owner may, subject to the rules and procedures of the Depositary, exchange or cause the exchange of such security entitlement for an equivalent security entitlement in the Regulation S Temporary Global Discount Note. Upon receipt by the Trustee, as Registrar, at its office in The City of New York of (1) instructions given in accordance with the Depositary's procedures from a Direct Participant or an Indirect Participant directing the Trustee to create or cause to be credited a security entitlement in the Regulation S Temporary Global Discount Note in an amount equal to the security entitlement in the U.S. Global Discount Note or in the IAI Global Discount Note, as the case may be, to be exchanged, (2) a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary and the Euroclear or Cedel account to be credited with such increase and (3) a certificate in the form of Exhibit C attached hereto given by the holder of such security entitlement, then the Trustee, as Registrar, shall instruct the Depositary to reduce or cause to be reduced the principal amount of the U.S. Global Discount Note or the IAI Global Discount Note, as the case may be, and to increase or cause to be increased the principal amount of the Regulation S Temporary Global Discount Note by the aggregate principal amount of the beneficial interest in the U.S. Global Discount Note or the IAI Global Discount Note, as the case may be, equal to the security entitlement in the Regula-tion S Temporary Global Discount Note to be exchanged or transferred, to create or cause to be credited to the account of the person specified in such instructions a security entitlement in the Regulation S Temporary Global Discount Note equal to the reduction in the principal amount of the U.S. Global Discount Note or the IAI Global Discount Note, as the case may be, and to debit or cause to be debited from the account of the person making such exchange or transfer the security entitlement in the U.S. Global Discount Note or the IAI Global Discount Note as the case may be, that is being exchanged or transferred.

          (iii) Regulation S Temporary Global Discount Note to U.S. Global Discount Note or IAI Global Discount Note. If an entitlement holder with a security entitlement in the Regulation S Temporary Global Discount Note deposited with the Depositary or with the Trustee as custodian for the Depositary wishes at any time to transfer its security entitlement in such Regulation S Temporary Global Discount Note to a person who is required to take delivery thereof in the form of a security entitlement in the U.S. Global Discount Note or, subject to Section 2.07(a)(vii), in the IAI Global Discount Note, such holder may, subject to the rules and procedures of Euroclear or Cedel, as the case may be, and the Depositary, exchange or cause the exchange of such interest for an equivalent security entitlement in the U.S. Global Discount Note or in the IAI Global Discount Note, as the case may be. Upon receipt by the Trustee, as Registrar at its office in The City of New York of (1) instructions from Euroclear or Cedel, if applicable, and the Depositary, directing the Trustee, as Registrar, to create or cause to be credited a security entitlement in the U.S. Global Discount Notes or in the IAI Global Discount Note, as the case may be, equal to the security entitlement in the Regulation S Temporary Global Discount Note to be exchanged or transferred, such instructions to contain information regarding the participant account with the Depositary to be credited with such increase, (2) a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary and
          (3) a certificate in the form of Exhibit D attached hereto given by the owner of such security entitlement, then Euroclear or Cedel or the Trustee, as Registrar, as the case may be, will instruct the Depositary to reduce or cause to be reduced the Regulation S Temporary Global Discount Note and to increase or cause to be increased the principal amount of the U.S. Global Discount Note or of the IAI Global Discount Note, as the case may be, by the aggregate principal amount of the security entitlement in the Regulation S Temporary Global Discount Note to be exchanged or transferred and the Trustee, as Registrar, shall instruct the Depositary, concurrently with such reduction, to create or cause to be credited to the account of the person specified in such instructions a security entitlement in the U.S. Global Discount Note or in the IAI Global Discount Note, as the case may be, equal to the reduction in the principal amount of the Regulation S Temporary Global Discount Note and to debit or cause to be debited from the account of the person making such exchange or transfer the security entitlement in the Regulation S Temporary Global Discount Note that is being exchanged or transferred.

          (iv) Global Discount Note to Transfer Restricted Security. If an entitlement holder with a security entitlement in a Global Discount Note deposited with the Depositary or with the Trustee as custodian for the Depositary wishes at any time to transfer its security entitlement in such Global Discount Note to a person who is required to take delivery thereof in the form of a Transfer Restricted Security, such owner may, subject to the rules and procedures of Euroclear or Cedel, if applicable, and the Depositary, cause the exchange of such security entitlement for one or more Transfer Restricted Securities of any authorized denomination or denominations and of the same aggregate principal amount. Upon receipt by the Trustee, as Registrar, at its office in The City of New York of (1) instructions from Euroclear or Cedel, if applicable, and the Depositary directing the Trustee, as Registrar, to authenticate and deliver one or more Transfer Restricted Securities of the same aggregate principal amount as the security entitlement in the Global Discount Note to be exchanged, such instructions to contain the name or names of the designated transferee or transferees, the authorized denomination or denominations of the Transfer Restricted Securities to be so issued and appropriate delivery instructions, (2) a certificate in the form of Exhibit E attached hereto given by the owner of such security entitlement to the effect set forth therein, (3) a certificate in the form of Exhibit F attached hereto given by the person acquiring the Transfer Restricted Securities for which such security entitlement is being exchanged, to the effect set forth therein, and (4) such other certifications, legal opinions or other information as Holdings may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, then Euroclear or Cedel, if applicable, or the Trustee, as Registrar, as the case may be, will instruct the Depositary to reduce or cause to be reduced such Global Discount Note by the aggregate principal amount of the beneficial interest therein to be exchanged and to debit or cause to be debited from the account of the person making such transfer the security entitlement in the Global Discount Note that is being transferred, and concurrently with such reduction and debit Holdings shall execute, and the Trustee shall authenticate and make available for delivery, one or more Transfer Restricted Securities of the same aggregate principal amount in accordance with the instructions referred to above.

          (v) Transfer Restricted Security to Transfer Restricted Security. If a holder of a Transfer Restricted Security wishes at any time to transfer such Transfer Restricted Security to a person who is required to take delivery thereof in the form of a Transfer Restricted Security, such holder may, subject to the restrictions on transfer set forth herein and in such Transfer Restricted Security, cause the exchange of such Transfer Restricted Security for one or more Transfer Restricted Securities of any authorized denomination or denominations and of the same aggregate principal amount. Upon receipt by the Trustee, as Registrar, at its office in The City of New York of (1) such Transfer Restricted Security, duly endorsed as provided herein,
          (2) instructions from such holder directing the Trustee, as Registrar, to authenticate and make available for delivery one or more Transfer Restricted Securities of the same aggregate principal amount as the Transfer Restricted Security to be exchanged such instructions to contain the name or authorized denomination or denominations of the Transfer Restricted Securities to be so issued and appropriate delivery instructions, (3) a certificate from the holder of the Restricted Security to be exchanged in the form of Exhibit E attached hereto, (4) a certificate in the form of Exhibit F attached hereto given by the person acquiring the Transfer Restricted Securities for which such Transfer Restricted Security is being exchanged, to the effect set forth therein, and (5) such other certifications, legal opinions or other information as Holdings may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to the registration requirements of the Securities Act, then the Trustee, as Registrar, shall cancel or cause to be cancelled such Transfer Restricted Security and concurrently therewith, Holdings shall execute, and the Trustee shall authenticate and make available for delivery, one or more Transfer Restricted Securities of the same aggregate principal amount at maturity, in accordance with the instructions referred to above.

          (vi) Other Exchanges. In the event that a security entitlement with respect to a Global Discount Note is exchanged for Discount Notes in definitive registered form pursuant to Section 2.11 prior to the effective-ness of a Shelf Registration Statement with respect to such Discount Notes, such Discount Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of clauses (ii) through (v) above (including the certification requirements intended to ensure that such transfer comply with Rule 144A, Rule 144, Rule 501(a)(1), (2), (3) or (7) of Regulation D, or
          Regulation S of the Securities Act, as the case may be) and such other procedures as may from time to time to adopted by Holdings.

          (vii) Restricted Period. Prior to the termination of the 40-day Restricted Period with respect to the issuance of the Discount Notes, transfers of security entitlements in the Regulation S Temporary Global Discount Note to U.S. Persons shall be limited to transfers to QIBs made pursuant to the provisions of Sections 2.07(a)(iii). Holdings shall advise the Trustee as to the termination of the restricted period and the Trustee may rely conclusively thereon.

          (viii) Regulation S Temporary Global Discount Note to Regulation S Permanent Global Discount Note. Following the termination of the 40-day Restricted Period with respect to the issuance of the Discount Notes, security entitlements in the Regulation S Temporary Global Discount Note shall be exchanged for security entitlements in a Global Discount Note in definitive, fully registered from without interest coupons, with the Global Notes Legend set forth in Exhibit A hereto, but without the Restricted Securities Legend as set forth therein (a "Regulation S Permanent Global Discount Note"), pursuant to the rules and procedures of the Depositary; provided, however, that prior to (i) the payment of interest or principal with respect to a holder's security entitlement in the Regulation S Temporary Global Discount Note and (ii) any exchange of such security entitlement for a security entitlement in the Regulation S Permanent Global Discount Note, Euroclear or Cedel shall receive a certificate substantially in the form of Exhibit G hereto from the entitlement holder of such security entitlement and Euroclear and Cedel shall deliver a certificate substantially in the form of Exhibit H hereto to the Trustee (or the paying agent if different from the Trustee). Upon proper presentment to the Trustee of a certificate substantially in the form of Exhibit I hereto and subject to the rules and procedures of DTC or its direct or indirect participants, including Euroclear and Cedel, a security entitlement in a Regulation S Permanent Global Discount Note may be exchanged for a certificated Note that is free from any restriction on transfer (other than such as are solely attributable to any holder's status).

          (b) Except in connection with an Exchange Offer or a Shelf Registration Statement contemplated by and in accordance with the terms of the Registration Rights Agreement, if Series A Discount Notes are issued upon the transfer, exchange or replacement of Series A Discount Notes bearing the Restricted Securities Legend set forth in Exhibit A hereto, or if a request is made to remove such Restricted Securities Legend on Series A Discount Notes, the Series A Discount Notes so issued shall bear the Restricted Securities Legend, or the Restricted Securities Legend shall not be removed, as the case may be, unless there is delivered to Holdings such satisfactory evidence, which may include an opinion of counsel licensed to practice law in the State of New York, as may be reasonably required by Holdings, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Rule 144, Rule 501(a)(1), (2), (3) or (7) of Regulation D or Regulation S under the Securities Act or, with respect to Transfer Restricted Securities, that such Discount Notes are not "restricted" within the meaning of Rule 144 under the Securities Act. Upon provision of such satisfactory evidence, the Trustee, at the direction of Holdings, shall authenticate and make available for delivery Series A Discount Notes that do not bear the legend.

          (c) Neither Holdings nor the Trustee shall have any responsibility for any actions taken or not taken by the Depositary and Holdings shall have no responsibility for any actions taken or not taken by the Trustee as agent or custodian of the Depositary.

Section 2.08   Replacement Discount Notes

          If any mutilated Discount Note is surrendered to the Trustee, or Holdings and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Discount Note, Holdings shall issue and the Trustee, upon the written order of Holdings signed by two Officers of Holdings, shall authenticate a replacement Discount Note if the Trustee's requirements and the requirements of Section 8-405 of the Uniform Commercial Code are met. If required by the Trustee or Holdings, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and Holdings to protect Holdings, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Discount Note is replaced. Holdings may charge the Holder for Holdings's expenses in replacing a Discount Note.

          Every replacement Discount Note is an additional obligation of Holdings and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Discount Notes duly issued hereunder.

Section 2.09   Outstanding Discount Notes

          The Discount Notes outstanding at any time are all the Discount Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Discount Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in this Section, a Discount Note does not cease to be outstanding because Holdings or an Affiliate of Holdings holds the Discount Note.

          If a Discount Note is replaced pursuant to Section 2.08 hereof, it ceases to be outstanding unless the Trustee and Holdings receives proof satisfactory to them that the replaced Discount Note is held by a protected purchaser.

          If the principal amount of any Discount Note is considered paid under
Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

          If the Paying Agent (other than Holdings, a Subsidiary or an Affiliate of any thereof) holds in trust, in accordance with the provisions of this Indenture, on a redemption date or maturity date, money sufficient to pay all principal and interest payable on that date with respect to the Discount Notes (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Discount Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

Section 2.10   Treasury Discount Notes

          In determining whether the Holders of the required principal amount of Discount Notes have concurred in any direction, notice, waiver or consent, Discount Notes owned by Holdings or an Affiliate of Holdings shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, notice, waiver or consent, only Discount Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so considered.

Section 2.11   Temporary Discount Notes

          Until definitive Discount Notes are ready for delivery, Holdings may prepare and the Trustee shall authenticate temporary Discount Notes upon a written order of Holdings signed by two Officers of Holdings. Temporary Discount Notes shall be substantially in the form of definitive Discount Notes but may have variations that Holdings considers appropriate for temporary Discount Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, Holdings shall prepare and the

Trustee shall authenticate definitive Discount Notes in exchange for temporary Discount Notes.

          Until such exchange, holders of temporary Discount Notes shall be entitled to all of the benefits of this Indenture.

Section 2.12   Cancellation

          Holdings at any time may deliver Discount Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Discount Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Discount Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirement of the Exchange Act) unless Holdings directs the Trustee to deliver such cancelled Discount Notes to Holdings. Holdings may not issue new Discount Notes to replace Discount Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.13   Defaulted Interest

          If Holdings defaults in a payment of interest on the Discount Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Discount Notes and in Section 4.01 hereof. Holdings shall promptly notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Discount Note and the date of the proposed payment. Holdings shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, Holdings (or, upon the written request of Holdings, the Trustee in the name and at the expense of Holdings) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date, the amount of such defaulted interest and interest payable on such defaulted interest, if any, to be paid.

Section 2.14   Cusip Numbers

          Holdings in issuing the Discount Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Discount Notes or as in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Discount Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. Holdings will promptly notify the Trustee of any change in the "CUSIP" numbers.


                                    Article III
                              REDEMPTION AND PREPAYMENT
Section 3.01   Notices to Trustee

          If Holdings elects to redeem Discount Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 30 days (unless a shorter period is acceptable to the Trustee) but not more than 60 days before a redemption date, an Officers' Certificate setting forth (a) the clause of this Indenture pursuant to which the redemption shall occur, (b) the redemption date, (c) the principal amount of Discount Notes to be redeemed and (d) the redemption price.

Section 3.02   Selection of Discount Notes to Be Redeemed

          If fewer than all of the Discount Notes are to be redeemed at any time, the Trustee shall select the Discount Notes to be redeemed among the Holders of the Discount Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Discount Notes are listed or, if the Discount Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Discount Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Discount Notes not previously called for redemption.

          The Trustee shall promptly notify Holdings in writing of the Discount Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Discount Notes and portions of Discount Notes selected shall be in amounts of $1,000 or integral multiples of $1,000; except that if all of the Discount Notes of a Holder are to be redeemed, the entire outstanding amount of Discount Notes held by such Holder, even if not an integral multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Discount Notes called for redemption also apply to portions of Discount Notes called for redemption.

Section 3.03   Notice of Redemption

          Subject to the provisions of Section 3.07 hereof, at least 30 days but not more than 60 days before a redemption date, Holdings shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Discount Notes are to be redeemed at its registered address.

          The notice shall identify the Discount Notes (including applicable CUSIP numbers) to be redeemed and shall state:

     (a)  the redemption date;

     (b)  the redemption price;

     (c) if any Discount Note is being redeemed in part, the portion of the principal amount of such Discount Note to be redeemed and that, after the redemption date upon surrender of such Discount Note, a new Note or Discount Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Discount Note;

     (d)  the name and address of the Paying Agent;

     (e) that Discount Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

     (f) that, unless Holdings defaults in making such redemption payment or the Paying Agent is prohibited from making such payments pursuant to the terms of this Indenture, interest on Discount Notes (or portions thereof) called for redemption ceases to accrue on and after the redemption date;

     (g) the paragraph of the Discount Notes and/or the Section of this Indenture pursuant to which the Discount Notes called for redemption are being redeemed; and

     (h) that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Discount Notes.

          At Holdings's request, the Trustee shall give the notice of redemption in Holdings's name and at its expense; provided, however, that Holdings shall have delivered to a Responsible Officer of the Trustee, at least 45 days (unless a shorter period is acceptable to the Trustee) prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04   Effect of Notice of Redemption

          Once notice of redemption is mailed in accordance with Section 3.03 hereof, Discount Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price stated in the notice. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

Section 3.05   Deposit of Redemption Price

          At least one Business Day prior to the redemption date, Holdings shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Discount Notes to be redeemed on that date other than Discount Notes or portions of Discount Notes called for redemption which have been delivered by Holdings to the Trustee for cancellation. The Trustee or the Paying Agent shall promptly return to Holdings any money deposited with the Trustee or the Paying Agent by Holdings in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Discount Notes to be redeemed.

          If Holdings complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Discount Notes or the portions of Discount Notes called for redemption. If a Discount
Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Discount Note was registered at the close of business on such record date. If any Discount Note called for redemption shall not be so paid upon surrender for redemption because of the failure of Holdings to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Discount Notes and in Section 4.01 hereof.

Section 3.06   Discount Notes Redeemed in Part

          Upon surrender of a Discount Note that is redeemed in part, Holdings shall issue and, upon Holdings's written request, the Trustee shall authenticate for the Holder at the expense of Holdings a new Discount Note equal in principal amount to the unredeemed portion of the Discount Note surrendered.

Section 3.07   Optional Redemption

          (a) Except as set forth in paragraphs (b) and (c) of this Section 3.07, Holdings shall not have the option to redeem the Discount Notes prior to December 15, 2002. Thereafter, Holdings shall have the option to redeem the Discount Notes, in whole or in part, upon not less than 30 days' nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount at maturity) set forth below plus accrued and unpaid interest (and Liquidated Damages, if any) thereon to the applicable redemption date if redeemed during the twelve-month period beginning on December 15 of the years indicated below:


     Year                                   Percentage
     ----                                   ----------
     2002.............................       106.125
     %
     2003.............................       104.083
     %
     2004.............................       102.042
     %
     2005 and thereafter..............       100.000
     %




          (b) Notwithstanding the provisions of paragraph (a) of this Section 3.07, at any time or from time to time on or prior to December 15, 2000, Holdings may (but shall not have the obligation to) redeem all but not less than all of the aggregate principal amount of the Discount Notes then outstanding, at a redemption price equal to 112.25% of the Accreted Value thereof (and Liquidated Damages, if any) to the date of redemption out of the Net Cash Proceeds of a Public Equity Offering; provided however, that such redemption shall occur within 90 days of the closing of such Public Equity Offering.

          (c) Notwithstanding the provisions of paragraph (a) of this Section 3.07, the Discount Notes will also be subject to redemption at any time or from
time to time prior to   December 15, 2002 upon not less than 10 nor more than 20
days' notice to each Holder of Discount Notes redeemed, at the option of Holdings, in whole or in part, in integral multiples of $1,000, at a redemption price equal to 100% of the Accreted Value thereof plus the applicable Make-Whole Premium plus accrued and unpaid interest (and Liquidated Damages, if any) to but excluding the redemption date.

Section 3.08   No Mandatory Redemption

          Holdings shall not be required to make mandatory redemption payments with respect to the Discount Notes.


                                     Article IV
                                      COVENANTS
Section 4.01   Payment of Discount Notes

          Holdings shall pay or cause to be paid the principal of, premium, if any, and interest on the Discount Notes on the dates and in the manner provided in the Discount Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than Holdings or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by Holdings in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. Holdings shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

          Holdings shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Discount Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

          To the extent any payment on the Discount Notes, whether by or on behalf of Holdings, as proceeds of security or enforcement of any right of setoff or otherwise, is declared to be fraudulent or preferential, set aside or required to be paid to a trustee, receiver or other similar party under any bankruptcy, insolvency, receivership or similar law, then if such payment is recovered by, or paid over to, such trustee, receiver or other similar party, the Discount Notes or part thereof originally intended to be satisfied by such payment shall be deemed to be reinstated and outstanding as if such payment had not occurred.

Section 4.02   Maintenance of Office or Agency

          Holdings shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Discount Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon Holdings in respect of the Discount Notes and this Indenture may be served. Holdings shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time Holdings shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

          Holdings may also from time to time designate one or more other offices or agencies where the Discount Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve Holdings of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. Holdings shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          Holdings hereby designates the Corporate Trust Office of the Trustee as one such office or agency of Holdings in accordance with Section 2.03 hereof.

Section 4.03   Reports

     (a) Whether or not required by the rules and regulations of the SEC, so long as any Discount Notes are outstanding, Holdings shall furnish to all Holders, the Trustee and to prospective purchasers of Discount Notes identified to Holdings by an Initial Purchaser, within 15 days after it is or would have been (if it were subject to such reporting obligations) required to file with the SEC (i) all quarterly and annual financial statements substantially equivalent to financial statements that would have been required to be included in reports filed with the SEC on Forms 10-Q and 10-K if Holdings were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by Holdings's certified independent public accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if Holdings were required to file such reports. In addition, whether or not required by the rules and regulations of the SEC, at any time after the effectiveness of a registration statement with respect to the Exchange Offer, Holdings shall file a copy of all such information with the SEC for public availability (unless the SEC will not accept such a filing) and shall promptly make such information available to all securities analysts and prospective investors upon request.

     (b) For so long as any Transfer Restricted Securities remain outstanding, Holdings and the Guarantors shall furnish to all Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

     (c) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including Holdings's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

Section 4.04   Compliance Certificate

     (a) Holdings shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of Holdings and its Restriced Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether Holdings has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge Holdings has kept, observed, performed and fulfilled each and every section contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action Holdings is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Discount Notes is prohibited or if such event has occurred, a description of the event and what action Holdings is taking or proposes to take with respect thereto.

     (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) hereof shall be accompanied by a written statement of Holdings's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that Holdings has violated any provisions of Article IV or Article V hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

     (c) Holdings shall, so long as any of the Discount Notes are outstanding, deliver to a Responsible Officer of the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action Holdings is taking or proposes to take with respect thereto.

Section 4.05   Compliance with Laws, Taxes

          Holdings shall comply with, and shall cause each of its Restricted Subsidiaries to comply with all statutes, laws, ordinances, or government rules and regulations to which it is subject, the non-compliance with which would materially affect the business, prospects, earnings, properties, assets or condition, financial or otherwise, of Holdings and its Restricted Subsidiaries taken as a whole.

          Holdings shall pay, and shall cause each of its Restricted Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Discount Notes.

Section 4.06   Stay, Extension and Usury Laws

          Holdings covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and Holdings (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07   Change of Control

          Upon the occurrence of a Change of Control, each Holder shall have the right, at such Holder's option, pursuant to an offer (subject only to conditions required by applicable law, if any) by Holdings (the "Change of Control Offer"), to require Holdings to repurchase all or any part of such Holder's Discount Notes (provided, that the principal amount of such Discount Notes must be $1,000 or an integral multiple thereof) on a date (the "Change of Control Purchase Date") that is no later than 60 Business Days after the date of occurrence of such Change of Control, at a cash price equal to 101% of the Accreted Value thereof, together with accrued and unpaid interest if any, thereon (and Liquidated Damages, if any) (the "Change of Control Purchase Price") to the Change of Control Purchase Date. The Change of Control Offer shall be made within 90 Business

Days following a Change of Control by mailing a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Discount Notes pursuant to the procedures required by this Indenture. The Change of Control Offer shall remain open for at least 20 Business Days following the mailing of such Change of Control Offer but in no event longer than 30 Business Days, unless required by law (the "Change of Control Offer Period"). Upon expiration of the Change of Control Offer Period, Holdings promptly shall purchase all Discount Notes properly tendered in response to the Change of Control Offer. Holdings shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Discount Notes as a result of a Change of Control. To the extent that the provisions of any such securities laws or regulations conflict with the provisions of this paragraph, compliance by Holdings with such laws and regulations shall not in and of itself cause a breach of its obligations under such covenant.

          On or before the Change of Control Purchase Date, Holdings shall, to the extent lawful (a) accept for payment all Discount Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (b) deposit with the Paying Agent an amount equal to the Change of Control Purchase Price (together with accrued and unpaid interest and Liquidated Damages, if any), of all Discount Notes so tendered and (c) deliver or cause to be delivered to the Trustee Discount Notes so accepted together with an Officers' Certificate listing the Discount Notes or portions thereof being purchased by Holdings. The Paying Agent shall promptly pay the Holders of Discount Notes so accepted an amount equal to the Change of Control Purchase Price (together with accrued and unpaid interest, if any, and Liquidated Damages, if any), and the Trustee shall promptly authenticate and deliver to such Holders a new Discount Note equal in principal amount to any unpurchased portion of the Discount Note surrendered; provided that each such new Discount Note will be in a principal amount of $1,000 or an integral multiple thereof. Any Discount Notes not so accepted will be delivered promptly by Holdings to the Holder thereof. Holdings will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

          If the Change of Control Purchase Date hereunder is on or after an interest payment Record Date and on or before the associated Interest Payment Date, any accrued and unpaid interest (and Liquidated Damages, if any, due on such Interest Payment Date) will be paid to the Person in whose name a Discount
Note is registered at the close of business on such Record Date, and such accrued and unpaid interest (and Liquidated Damages, if applicable) will not be payable to Holders who tender the Discount Notes pursuant to the Change of Control Offer.

          Holdings will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by Holdings and purchases all Discount Notes validly tendered and not withdrawn under such Change of Control Offer.

Section 4.08   Limitation on Sale of Assets and Subsidiary stock

          Holdings shall not, and shall not permit any Restricted Subsidiary to, in one or a series of related transactions, convey, sell, transfer, assign or otherwise dispose of, directly or indirectly, any of its property, business or assets, including by merger or consolidation (in the case of a Restricted Subsidiary of Holdings), and including any sale or other transfer or issuance of any Capital Stock of any Restricted Subsidiary, whether by Holdings or a Restricted Subsidiary of either or through the issuance, sale or transfer of Capital Stock by a Restricted Subsidiary, and including any sale and leaseback transaction (any of the foregoing, an "Asset Sale"), unless:

     (a)(i) within 300 days after the date of such Asset Sale, the Net Cash Proceeds therefrom (the "Asset Sale Offer Amount") are applied to the optional redemption of the Discount Notes in accordance with the terms of this Indenture or any other Indebtedness of Holdings ranking on a parity with the Discount Notes from time to time outstanding with similar provisions requiring Holdings to make an offer to purchase or to redeem such Indebtedness with the proceeds of asset sales, pro rata in proportion to the Accreted Value of the Discount Notes and the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the Discount Notes and such other Indebtedness then outstanding, or to the repurchase of the Discount Notes and such other Indebtedness pursuant to a cash offer (subject only to conditions required by applicable law, if any) (pro rata in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the Discount Notes and such other Indebtedness then outstanding) (the "Asset Sale Offer") at a purchase price of 100% of the Accreted Value of the Discount Notes or the principal amount (or accreted value in the case of Indebtedness issued with an original issue discount) of such other Indebtedness (the "Asset Sale Offer Price") together with accrued and unpaid interest and Liquidated Damages, if any, to the date of payment or (ii) within 300 days following such Asset Sale, the Asset Sale Offer Amount is (A) invested (or committed, pursuant to a binding commitment subject only to reasonable, customary closing conditions, to be invested, and in fact is so invested, within an additional 90 days) in a Person, business, assets or property which in the good faith reasonable judgment of the Board of Directors will constitute or be a part of a Related Business of Holdings or such Restricted Subsidiary (if it continues to be a Subsidiary) immediately following such transaction or (B) used to retire or repay Indebtedness of Holdings and/or any Restricted

Subsidiary that is pari passu with the Discount Notes or to permanently reduce the amount of such Indebtedness (provided that in the case of a revolving credit arrangement or similar arrangement that makes credit available, such commitment is permanently reduced by such amount).

     (b) with respect to any Asset Sale or related series of Asset Sales involving securities, property or assets with an aggregate Determined Fair Market Value in excess of $500,000, at least 75% of the consideration for such Asset Sale or series of related Asset Sales consists of (x) cash or Cash Equivalents or (y) property or assets usable by Holdings or any Restricted Subsidiary in the ordinary course of conduct of a Related Business; provided, that if the Fair Market Value of property or assets of the kind specified in this subclause (y) exceeds $5.0 million, then the Fair Market Value thereof shall be determined by a Third Party Evaluator; and provided, further, that the principal amount of the following shall be deemed to be cash for purposes of this clause (b): (i) any Indebtedness (as shown on Holdings's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of Holdings or any Restricted Subsidiary that is assumed or forgiven by the transferee of any such assets and (ii) any securities, notes or other obligations received by Holdings or any such Restricted Subsidiary from such transferee that are converted by Holdings or such Restricted Subsidiary into cash within 30 days of the closing of such Asset Sale (but in the case of this subclause (ii), only to the extent of the cash received),

     (c) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect, on a pro forma basis, to, such Asset Sale, and

     (d) the Board of Directors of Holdings determines in good faith that Holdings or such Restricted Subsidiary, as applicable, receives at least Determined Fair Market Value for such Asset Sale.

          An acquisition of Discount Notes pursuant to an Asset Sale Offer may be deferred until the accumulated Net Cash Proceeds from Asset Sales not applied to the uses set forth above (the "Excess Proceeds") exceeds $5.0 million and that each Asset Sale Offer shall remain open for 20 Business Days following its commencement but in no event longer than 30 Business Days, except to the extent that a longer period is required by applicable law (the "Asset Sale Offer Period"). Not later than five Business Days after the termination of the Asset Sale Offer Period (the "Asset Sale Purchase Date"), Holdings shall apply the Asset Sale Offer Amount plus an amount equal to accrued and unpaid interest and Liquidated Damages, if any, to the purchase of all Discount Notes or any other Indebtedness properly tendered (on a pro rata basis if the Asset Sale Offer Amount is insufficient to purchase all Discount Notes and any other Indebtedness so tendered) at the Asset Sale Offer Price (together with accrued and unpaid interest and
Liquidated Damages, if any).   Payment for any Discount Notes so purchased shall
be made in the same manner as interest payments are made.

          If the payment date in connection with an Asset Sale Offer hereunder is on or after an interest payment Record Date and on or before the associated Interest Payment Date, any accrued and unpaid interest (and Liquidated Damages, if any, due on such Interest Payment Date) will be paid to the Person in whose name a Discount Note is registered at the close of business on such Record Date, and such interest (or Liquidated Damages, if applicable) will not be payable to Holders who tender Discount Notes pursuant to such Asset Sale Offer.

          Upon the commencement of an Asset Sale Offer, Holdings shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Discount Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

          (a)  that the Asset Sale Offer is being made pursuant to this Section
     4.08 and the length of time the Asset Sale Offer shall remain open;

          (b) the Asset Sale Offer Amount, the Asset Sale Offer Price and the Asset Sale Purchase Date;

          (c) that any Discount Note not tendered or accepted for payment shall continue to accrete or accrue interest;

          (d) that, unless Holdings defaults in making such payment, any Discount Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrete or accrue interest after the Asset Sale Purchase Date;

          (e) that Holders electing to have a Discount Note purchased pursuant to an Asset Sale Offer may only elect to have all of such Discount Note purchased and may not elect to have only a portion of such Note purchased;

          (f) that Holders electing to have a Discount Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Discount Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Discount Note completed, or transfer by book-entry transfer, to Holdings, a depositary, if appointed by Holdings, or a paying agent at the address specified in the notice at least three days before the Asset Sale Purchase Date;

          (g) that Holders shall be entitled to withdraw their election if Holdings, the depositary or the paying agent, as the case may be, receives, not later than the expiration of the Asset Sale Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Discount Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Discount Note purchased;

          (h) that, if the aggregate principal amount of Discount Notes surrendered by Holders exceeds the Asset Sale Offer Amount, Holdings shall select the Discount Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by Holdings so that only Discount Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

          (i) that Holders whose Discount Notes were purchased only in part shall be issued new Discount Notes equal in principal amount to the unpurchased portion of the Discount Notes surrendered (or transferred by book-entry transfer).

          On or before the Asset Sale Purchase Date, Holdings shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Sale Offer Amount of Discount Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Asset Sale Offer Amount has been tendered, all Discount Notes tendered, and shall promptly deliver to the Trustee an Officers' Certificate stating that such Discount Notes or portions thereof were accepted for payment by Holdings in accordance with the terms of this Section 4.08. Holdings, the depository or the paying agent, as the case may be, shall promptly (but in any case not later than five days after the Change of Control Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Discount Notes tendered by such Holder and accepted by Holdings for purchase, and Holdings shall promptly issue a new Note, and the Trustee, upon written request from Holdings shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by Holdings to the Holder thereof. Holdings shall publicly announce the results of the Asset Sale Offer on the Change of Control Purchase Date.

          To the extent that the aggregate amount of Discount Notes and such other Indebtedness tendered pursuant to an Asset Sale Offer is less than the Asset Sale Offer

Amount, Holdings may use any remaining Net Cash Proceeds for general corporate purposes as otherwise permitted by the Indenture, and following each Asset Sale Offer the Excess Proceeds amount shall be reset to zero. If required by applicable law, the Asset Sale Offer Period may be extended as so required; however, if so extended it shall nevertheless constitute an Event of Default if within 60 Business Days of its commencement the Asset Sale Offer is not consummated or the properly tendered Discount Notes are not purchased pursuant thereto.

          Holdings may apply as a credit in satisfaction of all or any part of Holdings's obligation to make an Asset Sale Offer the aggregate principal amount of Discount Notes purchased by Holdings in open-market transactions (i.e., excluding Discount Notes optionally redeemed, or required to be purchased by Holdings, pursuant to the terms of this Indenture) within the previous 300 days immediately preceding the close of the Asset Sale Offer Period and delivered to the Trustee for cancellation.

          Notwithstanding the foregoing provisions of the prior paragraphs:

          (a) Holdings and its Restricted Subsidiaries may, in the ordinary course of business, convey, sell, transfer, assign or otherwise dispose of inventory, other personal property and services in the ordinary course of business;

          (b) Holdings and its Restricted Subsidiaries may convey, sell, transfer, assign or otherwise dispose of assets pursuant to and in accordance with Sections 4.09 and 5.01;

          (c) Holdings and its Restricted Subsidiaries may convey, sell, transfer, assign or otherwise dispose, sell or dispose of damaged, worn out or other obsolete property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of the business of Holdings or such Restricted Subsidiary, as applicable;

          (d) Holdings and its Restricted Subsidiaries may convey, sell, transfer, assign assets to Holdings or any of its Restricted Subsidiaries;

          (e) Holdings and its Restricted Subsidiaries may surrender or waive contract rights or settle, release or surrender of contract, tort or other claims of any kind;

          (f) Holdings and its Restricted Subsidiaries may grant Liens not prohibited by the Indenture;

          (g) Holdings and its Restricted Subsidiaries may engage in any transaction or series of related transactions that would otherwise be an Asset Sale where the Determined Fair Market Value of the assets, sold, leased, conveyed or otherwise disposed of was less than $1.0 million; and

          (h) Holdings and its Restricted Subsidiaries may sell or discount, in each case without recourse (other than recourse for a breach of a representation or warranty), accounts receivable arising in the ordinary course of business, but only in connection with the collection or compromise thereof.

          In addition to the foregoing, Holdings will not, and will not permit any Restricted Subsidiary to, directly or indirectly make any Asset Sale of any of the Equity Interests of any Restricted Subsidiary (other than ALM) if after giving effect to such Asset Sale, Holdings or any such Restricted Subsidiary would own less than a majority of the Equity Interests of such Restricted Subsidiary unless such Asset Sale is of Holdings' or such Restricted Subsidiary's entire Equity Interest in such Restricted Subsidiary.

          Any Asset Sale Offer shall be made in compliance with all applicable laws, rules, and regulations, including, if applicable, Regulation 14E of the Exchange Act and the rules and regulations thereunder and all other applicable Federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this section, compliance by Holdings or any of its subsidiaries with such laws and regulations shall not in and of itself cause a breach of its obligations under such section.

Section 4.09   Limitation on Restricted Payments

          Holdings shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment if, after giving effect to such Restricted Payment on a pro forma basis, (a) a Default or an Event of Default shall have occurred and be continuing, (b) Holdings is not permitted to incur at least $1.00 of additional Indebtedness pursuant to clause (b) of the first paragraph of Section 4.10 hereof, (c) the aggregate amount of all Restricted Payments made by Holdings and its Restricted Subsidiaries, including after giving effect to such proposed Restricted Payment, from and after the Issue Date, would exceed the sum of (i) 50% of the aggregate Adjusted Consolidated Net Income of Holdings for the period (taken as one accounting period), commencing January 1, 1998, to and including the last day of the fiscal quarter ended immediately prior to the date of each such calculation (or, in the event Adjusted Consolidated Net Income for such period is a deficit, then minus 100% of such deficit), plus (ii) the aggregate Net Cash Proceeds received by Holdings from the sale of its Qualified Equity Interests (other than (A) to a Subsidiary of Holdings and (B) to the extent


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applied in connection with a Qualified Exchange), after the Issue Date, plus
(iii) 100% of the aggregate amount of cash and the Determined Fair Market Value of property other than cash contributed to the capital of Holdings following the Issue Date, plus (iv) the amount by which Indebtedness of Holdings or any Restricted Subsidiary is reduced on Holdings's balance sheet upon the conversion or exchange (other than by a Subsidiary) subsequent to the Issue Date of any Indebtedness of Holdings or a Restricted Subsidiary convertible or exchangeable for Qualified Equity Interests of Holdings (less the amount of any cash or other property (other than such Qualified Equity Interest) distributed by Holdings or any Restricted Subsidiary upon such conversion or exchange), plus (v) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash, or otherwise liquidated or repaid for cash, the amount of the cash return of capital with respect to such Restricted Investment (less any taxes and transaction costs associated with such sale or liquidation), plus (vi) in case any Unrestricted Subsidiary has been redesignated a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, transfers or conveys assets to, or is liquidated into, Holdings or a Restricted Subsidiary, the Determined Fair Market Value of the Investment of Holdings or a Restricted Subsidiary, as the case may be, in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), after deducting any Indebtedness associated with the Unrestricted Subsidiary so designated or combined or with the assets so transferred or conveyed.

          The provisions of the immediately preceding paragraph will not prohibit (a) a Qualified Exchange or (b) the payment of any dividend on Qualified Equity Interests within 60 days after the date of its declaration if such dividend could have been made on the date of such declaration in compliance with the foregoing provisions. In addition, clauses (b) and (c) of the immediately preceding paragraph will not prohibit (a) repurchases of Equity Interests from officers or employees of Holdings or its Subsidiaries upon death, disability or termination of employment in an aggregate amount with respect to all officers and employees not to exceed $250,000 per year or $2.0 million in the aggregate on and after the Issue Date, and repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options; (b) the purchase or redemption of any Indebtedness from the Net Cash Proceeds of any Asset Sale to the extent permitted by Section 4.08 of this Indenture, (c) the purchase or redemption of any Indebtedness following a Change of Control pursuant to provisions of such Indebtedness substantially similar to those described under
Section 4.07 after Holdings shall have complied with the provisions under such Section, including the payment of the applicable Change of Control Purchase Price, (d) the payment by Holdings or any Restricted Subsidiary of monitoring fees paid to WP Management Partners, LLC or an Affiliate not in excess of $1.0 million in respect of any year, whether or not actually paid in such year or deferred and paid in any subsequent year; provided that the obligation to pay any such fees shall be subordinated to the


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Discount Notes, (e) payments by Holdings or any of its Restricted Subsidiaries to Wasserstein Perella & Co. or an Affiliate made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which payments are approved by a majority of the Board of Directors of Holdings in good faith, and (f) investments in Unrestricted Subsidiaries, partnerships or joint ventures involving Holdings or any of its Restricted Subsidiaries, if the amount of such Investment (after taking into account the amount of all other Investments made pursuant to this clause (f), less any return of capital realized or any repayment of principal received on such Investments, or any release or other cancellation of any guarantee constituting such Investment, which has not at such time been reinvested in Investments made pursuant to this clause (f), does not exceed $5.0 million, provided, that the aggregate amount of all such Investments in Unrestricted Subsidiaries shall not exceed $5.0 million at any one time outstanding, and (g) dividends and other distributions made by ALM to, or the purchase, redemption or other acquisition or retirement for value of Equity Interests of ALM from, all holders of ALM's Equity Interests on a pro rata basis. The full amount of any Restricted Payment made pursuant to clauses (a),
(b), (c) and (f) of the immediately preceding sentence, however, will be deducted in the calculation of the aggregate amount of Restricted Payments available to be made referred to in clause (c) of the immediately preceding paragraph.

          For purposes of this Section, the amount of any Restricted Payment, if other than in cash, shall be the Determined Fair Market Value thereof; provided, that in the case of a Restricted Payment consisting of a Restricted Investment arising as the result of the designation of a Restricted Subsidiary as an Unrestricted Subsidiary, the amount of the Investment in such Unrestricted Subsidiary resulting therefrom shall, if greater than $5.0 million, be determined by the opinion of a Third-Party Evaluator. Not later than the date of making any Restricted Payment, Holdings shall deliver to the Trustee an Officer's Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculation required by this Section 4.09 were computed, which calculations may be based upon Holdings's latest available financial statements.

Section 4.10   Limitation on Incurrence of Additional Indebtedness

          Except as set forth in this Section, Holdings shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, issue, assume, guarantee, incur, become directly or indirectly liable with respect to (including as a result of an acquisition), or otherwise become responsible for, contingently or otherwise (individually and collectively, to "incur" or, as appropriate, an "incurrence"), any Indebtedness (including Acquired Indebtedness), other than Permitted Indebtedness, unless (a) in the case of an incurrence of Indebtedness by ALM or any of its Restricted Subsidiaries, after giving


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effect to the incurrence of such Indebtedness and the receipt and application of the proceeds thereof, the ratio of the total Indebtedness of ALM and its Restricted Subsidiaries (excluding (x) any Indebtedness owed to a Restricted Subsidiary of ALM by any other Restricted Subsidiary of ALM or by ALM and (y) any Indebtedness owed to ALM by any Restricted Subsidiary of ALM) to ALM's Consolidated EBITDA (determined on a pro forma basis for the last four fiscal quarters of ALM for which financial statements are available at the date of determination) is less than (i) 6.5 to 1 if the Indebtedness is incurred prior to December 15, 1999 and (ii) 6.0 to 1 if the Indebtedness is incurred on or after December 15, 1999, (b) in the case of an incurrence of Indebtedness by Holdings or any of its Restricted Subsidiaries, after giving effect to the incurrence of such Indebtedness and the receipt and application of the proceeds thereof, the ratio of the total Indebtedness of Holdings and its Restricted Subsidiaries (excluding (x) any Indebtedness owed to a Restricted Subsidiary of Holdings by any other Restricted Subsidiary of Holdings or by Holdings and
(y) any Indebtedness owed to Holdings by a Restricted Subsidiary of Holdings) to Holdings' Consolidated EBITDA (determined on a pro forma basis for the last four fiscal quarters of Holdings for which financial statements are available at the date of determination) is less than (i) 7.5 to 1 if the Indebtedness is incurred prior to December 15, 1999 and (ii) 7.0 to 1 if the Indebtedness is incurred on or after December 15, 1999 and (c) no Default or Event of Default shall have occurred and be continuing at the time of the incurrences of such Indebtedness (the "Incurrence Date") or shall occur as a consequence of the incurrence of such Indebtedness.

          In determining the ratio of total Indebtedness to Consolidated EBITDA for purposes of the immediately preceding sentence, (a) if the Indebtedness which is the subject of a determination under this provision is Acquired Indebtedness, or Indebtedness incurred in connection with the simultaneous acquisition of any Person, business, property or assets, then such ratio shall be determined by giving effect to (on a pro forma basis, as if the transaction had occurred at the beginning of the four-quarter period) both the incurrence or assumption of such Acquired Indebtedness or such other Indebtedness by Holdings or any Restricted Subsidiary, as the case may be, (together with any other Acquired Indebtedness or other Indebtedness incurred or assumed by Holdings or any Restricted Subsidiary, as the case may be, in connection with acquisitions consummated by Holdings or any such Restricted Subsidiary as the case may be during such four-quarter period) and the inclusion in Holdings's Consolidated EBITDA of Holdings or such Restricted Subsidiary, as the case may be of the Consolidated EBITDA of the acquired Person, business, property or assets and any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act as in effect and as applied as of the Issue Date (together with the Consolidated EBITDA of, and pro forma expense and cost reductions relating to, any other Person, business, property or assets acquired or disposed of by Holdings or such Restricted Subsidiary, as the case may be during such four-quarter period) and (b) if since the end of such four-quarter period any


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Indebtedness of Holdings or any of its Restricted Subsidiaries has been repaid, repurchased, defeased or otherwise discharged (other than Indebtedness under a revolving credit or similar arrangement unless such revolving credit Indebtedness has been permanently repaid and has not been replaced), Indebtedness as of the end of such four-quarter period shall be calculated after giving effect on a pro forma basis as if such Indebtedness had been repaid, repurchased, defeased or otherwise discharged as of the beginning of such four-quarter period. The accretion of original issue discount (and any accruals of interest) on the Discount Notes and on any other Indebtedness that has been issued with an original issue discount shall not be deemed an incurrence of Indebtedness for purposes of this covenant.

          Indebtedness of any Person which is outstanding at the time such Person becomes a Restricted Subsidiary of Holdings (including upon designation of any subsidiary or other Person as a Restricted Subsidiary) or is merged with or into or consolidated with Holdings or a direct or indirect Restricted Subsidiary of Holdings shall be deemed to have been incurred at the time such Person becomes such a Restricted Subsidiary of Holdings or is merged with or into or consolidated with Holdings or a direct or indirect Restricted Subsidiary of Holdings, as applicable.

Section 4.11   Limitation on Liens Securing Indebtedness

          Holdings will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind, other than Permitted Liens, upon any of their respective assets, now owned or acquired on or after the date of this Indenture, or upon any income or profits therefrom unless Holdings provides, and causes its Restricted Subsidiaries to provide, concurrently therewith, that the Discount Notes are equally and ratably so secured, provided that, if such Indebtedness is Subordinated Indebtedness, the Lien securing such Subordinated Indebtedness shall be expressly subordinate and junior to the Lien securing the Discount Notes.

Section 4.12 Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries

          Holdings shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, assume or suffer to exist any consensual restriction on the ability of any Restricted Subsidiary to pay dividends or make other distributions to or on behalf of, or to pay any obligation to or on behalf of, or otherwise to transfer assets or property to or on behalf of, or make or pay loans or advances to or on behalf of, Holdings or any Restricted Subsidiary, except (a) restrictions imposed by the Discount Note or this Indenture, (b) restrictions imposed by the Senior Notes or the Senior Note Indenture or by other Indebtedness of ALM ranking senior to or pari passu with the Senior
Notes or the

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


guarantees thereof, as applicable, provided such restrictions are no more restrictive than those imposed by the Senior Note Indenture or the Senior Notes,
(c) restrictions imposed by applicable law, (d) existing restrictions under Indebtedness outstanding on the Issue Date, (e) restrictions pursuant to such Credit Agreement or any amendment thereto, or any Refinancing Indebtedness in respect thereof (provided any restrictions or requirements of any such amendment or Refinancing Indebtedness are no more restrictive than those imposed by such Credit Agreement as of the first date after the Issue Date that such Credit Agreement is in place), (f) restrictions under any Acquired Indebtedness not incurred in violation of this Indenture or any agreement relating to any Person, property, asset, or business acquired by any Restricted Subsidiary, which restrictions in each case existed at the time of acquisition, were not put in place in connection with or in anticipation of such acquisition and are not applicable to any Person, property, asset or business other than the Person, property, asset or business acquired, (g) restrictions solely with respect to a Restricted Subsidiary imposed pursuant to a binding agreement which has been entered into for the sale or disposition of all or substantially all of the Equity Interests or assets of such Restricted Subsidiary, provided such restrictions apply solely to the Equity Interests or assets of such Restricted Subsidiary which are being sold, (h) restrictions on transfer contained in Purchase Money Indebtedness incurred pursuant to paragraph (f) of the definition of "Permitted Indebtedness" provided such restrictions relate only to the transfer of the property acquired with the proceeds or otherwise secured by such Purchase Money Indebtedness, and (i) in connection with and pursuant to permitted Refinancings, replacements or restrictions imposed pursuant to clauses
(a), (b), (d), (e), (f) or (h) of this Section 4.12 that are not more restrictive than those being replaced and do not apply to any other person or assets other than those that would have been covered by the restrictions in the Indebtedness so refinanced. Notwithstanding the foregoing, neither (a) customary provisions restricting subletting or assignment of any lease or other contract entered into in the ordinary course of business, consistent with industry practice, nor (b) Liens permitted under the terms of this Indenture on assets securing indebtedness under the Indebtedness ranking senior to the Senior Notes or Purchase Money Indebtedness incurred in accordance with Section 4.10 hereof shall in and of themselves be considered a restriction on the ability of the applicable Restricted Subsidiary to transfer such agreement or assets, as the case may be.

Section 4.13   Limitation on Transactions with Affiliates

          Holdings shall not and shall not permit any of its Restricted Subsidiaries on or after the Issue Date to enter into or suffer to exist any contract, agreement, arrangement or transaction with any Affiliate (an "Affiliate Transaction"), or any series of related Affiliate Transactions (other than Exempted Affiliate Transactions), (a) unless it is determined that the terms of such Affiliate Transaction are fair and reasonable to Holdings, and no less favorable to Holdings than could have been obtained in an arm's

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length transaction with a non-Affiliate, (b) if involving consideration to either party in excess of $1.0 million, unless such Affiliate Transaction(s) is evidenced by an Officers' Certificate addressed and delivered to the Trustee certifying that such Affiliate Transaction (or Transactions) has been approved by a resolution of the Board of Directors and (c) if involving consideration to either party in excess of $5.0 million, unless in addition Holdings, prior to the consummation thereof, obtains a written favorable opinion as to the fairness of such transaction to Holdings from a financial point of view from a Third Party Evaluator.

Section 4.14   Limitation on Lines of Business

          Neither Holdings nor any Restricted Subsidiary shall directly or indirectly engage to any substantial extent in any line or lines of business activity other than that which, in the reasonable good faith judgment of the Board of Directors of Holdings, is a Related Business.

Section 4.15   Corporate Existence

          Subject to Section 5 hereof, Holdings shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of Holdings or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of Holdings and its Restricted Subsidiaries; provided, however, that Holdings shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of Holdings and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Discount Notes.

Section 4.16   Limitation on Status as Investment Company

          Holdings and its Subsidiaries shall not take any action or conduct their business and operations in such a way as would cause them to be required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or would otherwise cause them to become subject to regulation under the Investment Company Act.

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Section 4.17   Designation of Restricted and Unrestricted Subsidiaries

          The Board of Directors of Holdings may designate any Unrestricted Subsidiary to be a Restricted Subsidiary, provided, that (a) no Default or Event of Default is existing or will occur as a consequence thereof, (b) immediately after giving effect to such designation, on a pro forma basis, Holdings could incur at least $1.00 of additional Indebtedness pursuant to clause (a) of the first paragraph of Section 4.10 hereof and (c) the amount of the Investment in such Unrestricted Subsidiary (as determined pursuant to the definition of "Investment" above) is permitted to be made under Section
4.09 hereof. Each such designation shall be evidenced by filing with the Trustee a certified copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of Holdings as of such date (and, if such Indebtedness is not permitted nor incurred as of such date under Section 4.10 hereof, Holdings shall be in default of such Section 4.10). The Board of Directors of Holdings may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Holdings of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (a) such Indebtedness is permitted under Section 4.10 hereof and (b) no Default or Event of Default would be in existence following such designation.

Section 4.18   Trustee's Application for Instructions from Holdings

          Any application by the Trustee for written instructions from Holdings may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than 3 (three) business days after the date any officer of Holdings actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

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                                     Article V
                                     SUCCESSORS

Section 5.01   Merger, Sale Or Consolidation

          Holdings will not in a single transaction or series of related transactions consolidate with or merge with or into (whether or not Holdings is the surviving corporation) another person or, directly or indirectly, sell, lease, convey or transfer all or substantially all of its assets (computed on a consolidated basis), to another Person or group of Affiliated Persons or adopt a plan of liquidation, unless (a) either (i) Holdings is the continuing entity or (ii) the resulting, surviving or transferee entity or, in the case of a plan of liquidation, the entity which receives the greatest value from such plan of liquidation, is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the obligations of Holdings in connection with the Discount Notes and this Indenture; (b) no Default or Event of Default shall exist or shall occur immediately after giving effect on a pro forma basis to such transaction; (c) immediately after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth of the consolidated surviving or transferee entity or, in the case of a plan of liquidation, the entity which receives the greatest value from such plan of liquidation, is at least equal to the Consolidated Net Worth of Holdings immediately prior to such transaction; and the consolidated resulting, surviving or transferee entity or, in the case of a plan of liquidation, the entity which receives the greatest value from such plan of liquidation, would immediately thereafter be permitted to incur at least $1.00 of additional Indebtedness pursuant to clause (a) of the first paragraph of Section 4.10 hereof.

Section 5.02   Successor Corporation Substituted

          Upon any consolidation or merger or any transfer of all or substantially all of the assets of Holdings or consummation of a plan of liquidation in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into which Holdings is merged or to which such transfer is made or, in the case of a plan of liquidation, the entity which receives the greatest value from such plan of liquidation shall succeed to and (except in the case of a lease) be substituted for, and may exercise every right and power of, Holdings under this Indenture with the same effect as if such successor corporation had been named therein as Holdings, and (except in the case of a lease) Holdings shall be released from the obligations under the Discount Notes and this Indenture except with respect to any obligations that arise from, or are related to, such transaction.

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



          For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of all or substantially all of the properties and assets of one or more Restricted Subsidiaries, Holdings's interest in which constitutes all or substantially all of the properties and assets of Holdings shall be deemed to be the transfer of all or substantially all of the properties and assets of Holdings.

                                     Article VI
                                DEFAULTS AND REMEDIES

Section 6.01   Events of Default

          An "Event of Default" means:

          (1) failure to pay any installment of interest (or Liquidated Damages, if any) on the Discount Notes as and when the same becomes due and payable and the continuance of any such failure for 30 days;

          (2) failure to pay all or any part of the principal, or premium, if any, on the Discount Notes when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, payment of the Change of Control Purchase Price or the Asset Sale Offer Price, or otherwise;

          (3) the failure by either of Holdings or any Restricted Subsidiary to observe or perform any other covenant or agreement contained in the Discount Notes or this Indenture and the continuance of such failure for a period of 45 days after written notice is given to Holdings by the Trustee or to Holdings and the Trustee by the Holders of at least 25% in aggregate principal amount of the Discount Notes outstanding specifying the default and demanding that same be remedied;

          (4) Holdings or any of its Significant Subsidiaries pursuant to or within the meaning of any Bankruptcy Law: commences a voluntary case; consents to the entry of an order for relief against it in an involuntary case; consents to the appointment of a Custodian of it or for all or substantially all of its property; makes a general assignment for the benefit of its creditors; or generally is not paying its debts as they become due; or, a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that is for relief against Holdings or any Significant Subsidiary in an involuntary case, appoints a Custodian of Holdings or


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


     any Significant Subsidiary or for all or substantially all of the property of Holdings or any Significant Subsidiary, or orders the liquidation of Holdings or any Significant Subsidiary and the order or decree remains unstayed and in effect for 60 consecutive days;

          (5) a default in Indebtedness of Holdings or any of its Restricted Subsidiaries with an aggregate principal amount in excess of $5.0 million
     (i) resulting from the failure to pay principal at final maturity or
     (ii) as a result of which the maturity of such Indebtedness has been accelerated prior to its stated maturity; and

          (6) final unsatisfied judgments not covered by insurance aggregating in excess of $5.0 million, at any one time rendered against Holdings or any of its Significant Subsidiaries and not stayed, bonded or discharged within 60 days.

Section 6.02   Acceleration

          If an Event of Default occurs and is continuing (other than an Event of Default specified in clause (4) of Section 6.01), then in every such case, unless the principal of all of the Discount Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate Accreted Value of the Discount Notes, by notice in writing to Holdings (and to the Trustee if given by Holders) (an "Acceleration Notice"), may declare the Accreted Value of and accrued and unpaid interest on (and Liquidated Damages, if any) all the outstanding Discount Notes to be due and payable immediately, provided that if there are any amounts outstanding under any Credit Agreement, such obligations shall become immediately due and payable upon the first to occur of an acceleration under any Credit Agreement or the Senior Notes or 5 business days after receipt by Holdings and any representative under any Credit Agreement and the trustee under the Senior Note Indenture of such an acceleration notice but only if such Event of Default is then continuing. If an Event of Default specified in clause (d) above occurs with respect to Holdings or any Significant Subsidiary, the Accreted Value of and accrued and unpaid interest on (and Liquidated Damages, if any) all the outstanding Discount Notes will be immediately due and payable without any declaration or other act on the part of the Trustee or the Holders. The Holders of a majority of the aggregate Accreted Value of the Discount Notes generally are authorized to rescind any such acceleration by written notice to the Trustee if all existing Events of Default (other than (a) the non-payment of the principal of, premium, if any, and accrued and unpaid interest and Liquidated Damages, if any, on the Discount Notes which have become due solely by such acceleration, (b) with respect to defaults with respect to any provision requiring a supermajority approval to amend, which default may only be waived by such a supermajority and (c) with respect to any covenant or provision which cannot be


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modified or amended without the consent of the Holder of each outstanding Note affected) have been cured or waived as provided in this Indenture.

Section 6.03   Other Remedies

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Discount Notes or to enforce the performance of any provision of the Discount Notes or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Discount Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04   Waiver of Past Defaults

          Holders of not less than a majority in aggregate Accreted Value of the then outstanding Discount Notes by notice to the Trustee may on behalf of the Holders of all of the Discount Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Liquidated Damages, if any, or interest on, the Discount Notes (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate Accreted Value of the then outstanding Discount Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05   Control by Majority

          Holders of a majority in Accreted Value of the then outstanding Discount Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Discount Notes or that may involve the Trustee in liability.


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



Section 6.06   Limitation on Suits

          A Holder of a Discount Note may pursue a remedy with respect to this Indenture or the Discount Notes only if:

     (a) the Holder of a Discount Note gives to the Trustee written notice of a continuing Event of Default;

     (b) the Holders of at least 25% in Accreted Value of the then outstanding Discount Notes make a written request to the Trustee to pursue the remedy;

     (c) such Holder of a Discount Note or Holders of Discount Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

     (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

     (e) during such 60-day period the Holders of a majority in aggregate Accreted Value of the then outstanding Discount Notes do not give the Trustee a direction inconsistent with the request.

     A Holder of a Discount Note may not use this Indenture to prejudice the rights of another Holder of a Discount Note or to obtain a preference or priority over another Holder of a Discount Note.

Section 6.07   Rights of Holders of Discount Notes to Receive Payment

          Notwithstanding any other provision of this Indenture, the right of any Holder of a Discount Note to receive payment of principal, premium and Liquidated Damages, if any, and interest on the Discount Note, on or after the respective due dates expressed in the Discount Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08   Collection Suit by Trustee

          If an Event of Default specified in Section 6.01 occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against Holdings for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Discount Notes and interest on


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


overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09   Trustee May File Proofs of Claim

          The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Discount Notes allowed in any judicial proceedings relative to Holdings (or any other obligor upon the Discount Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Discount Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10   Priorities

          If the Trustee collects any money pursuant to this Section, it shall pay out the money in the following order:

          First:  to the Trustee, its agents and attorneys for amounts due under
Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;


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



          Second: to Holders of Discount Notes for amounts due and unpaid on the Discount Notes for principal and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Discount Notes for principal, premium and Liquidated Damages, if any and interest, respectively; and

          Third: to Holdings or to such party as a court of competent jurisdiction shall direct.

          The Trustee may fix a record date and payment date for any payment to Holders of Discount Notes pursuant to this Section 6.10.

Section 6.11   Undertaking for Costs

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in Accreted Value of the then outstanding Discount Notes.


                                    Article VII
                                      TRUSTEE

Section 7.01   Duties of Trustee

     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

     (b)  Except during the continuance of an Event of Default:

          (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no


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


               others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (i) this paragraph does not limit the effect of paragraph (b) of this Section;

          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
          (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

     (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a),
(b), and (c) of this Section.

     (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request, order or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against any loss, liability or expense that might be incurred by the Trustee in compliance with such request, order or direction.


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



     (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with Holdings. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02   Rights of Trustee

     (a) The Trustee may conclusively rely upon any document, whether in its original or facsimile form, believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any such document.

     (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice or opinion of such counsel with respect to legal matters relating in any way to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

     (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture provided, however, that the Trustee's conduct does not constitute wilful misconduct, negligence or bad faith.

     (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from Holdings shall be sufficient if signed by an Officer of Holdings.

     (f) Except with respect to Section 4.01 herein, the Trustee shall have no duty to inquire as to the performance of Holdings's covenants in Section 4 hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.01(1), 6.01(2) and 4.01 or (ii) any Default or Event of Default of which a Responsible Officer of the Trustee shall have received written notification at the Corporate Trust Office of the Trustee and such notice references the Discount Notes and this Indenture or obtained actual knowledge.


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



Section 7.03   Individual Rights of Trustee

          The Trustee in its individual or any other capacity may become the owner or pledgee of Discount Notes and may otherwise deal with Holdings or any Affiliate of Holdings with the same rights it would have if it were not Trustee. However, the Trustee must comply with Sections 7.10 and 7.11 of this Indenture. In addition, if the Trustee has any conflicting interest it must eliminate such conflict within 90 days, or resign. Any Agent may do the same with like rights and duties.

Section 7.04   Trustee's Disclaimer

          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Discount Notes, it shall not be accountable for Holdings's use of the proceeds from the Discount Notes or any money paid to Holdings or upon Holdings's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Discount Notes or any other document in connection with the sale of the Discount Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05   Notice of Defaults

          If a Default or Event of Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to each Holder of Discount Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Discount Notes.

Section 7.06   Reports by Trustee to Holders of the Discount Notes

          As promptly as practicable after each May 15 beginning with the May 15 following the date of the Indenture and for so long as the Notes remain outstanding, and in any event prior to July 15 in each year, the Trustee shall mail to the Holders of the Discount Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).


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



          A copy of each report at the time of its mailing to the Holders of Discount Notes shall be mailed to Holdings and filed with the SEC and each stock exchange on which the Discount Notes are listed in accordance with TIA Section
 313(d). Holdings shall promptly notify the Trustee whenever the Discount Notes become listed on any stock exchange or delisted therefrom.

Section 7.07   Compensation and Indemnity

          Holdings shall pay to the Trustee such reasonable compensation, as Holdings and the Trustee shall from time to time agree in writing, for its acceptance of this Indenture and its performance of services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. Except as otherwise provided herein, in addition to compensating the Trustee for its services, Holdings shall reimburse the Trustee promptly upon request for all reasonable out-of-pocket expenses incurred or made by it in accordance with any provision of this Indenture (except any such expenses as may be attributable to the Trustee's negligence or bad faith). Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

          Holdings shall indemnify each of the Trustee and any predecessor Trustee against any and all losses, liabilities or expenses (including taxes other than taxes based upon the income of the Trustee) incurred by it in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against Holdings (including this Section 7.07) and defending itself against any claim (whether asserted by Holdings or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify Holdings promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify Holdings shall not relieve Holdings of its obligations hereunder. Holdings shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel of its selection and Holdings shall pay the reasonable fees and expenses of such counsel. Holdings need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own wilful misconduct, negligence or bad faith.
In addition, Holdings need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

          The obligations of Holdings under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.


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



          To secure Holdings's payment obligations in this Section, the Trustee shall have a Lien prior to the Discount Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Discount Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

          When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 6.01(4) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under the Bankruptcy Law.

          The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

Section 7.08   Replacement of Trustee

          A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

          The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying Holdings. The Holders constituting a majority in principal amount of the then outstanding Discount Notes may remove the Trustee by so notifying the Trustee and Holdings in writing. Holdings may remove the Trustee if:

     (a)  the Trustee fails to comply with Section 7.10 hereof;

     (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

     (c) a receiver or other public officer takes charge of the Trustee or its property; or

     (d)  the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), Holdings shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Discount Notes may, at the expense of Holdings, appoint a successor Trustee to replace the successor Trustee appointed by Holdings.


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



          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, Holdings, or the Holders owning at least 10% in aggregate principal amount of the then outstanding Discount Notes may, at the expense of Holdings, petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee, after written request by any Holder of a Discount Note who has been a Holder of a Discount Note for at least six months, fails to comply with Section 7.10, such Holder of a Discount Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to Holdings. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Discount Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee (including its agents and counsel) hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, Holdings's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09   Successor Trustee by Merger, etc.

          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

Section 7.10   Eligibility; Disqualification

          The Trustee shall at all times satisfy the requirements and comply with Sections 3.10(a) and (b) of the TIA. Each successor Trustee shall be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by Federal or state authorities and that has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition, subject to supervision or examination by Federal or state authority; provided, however, that if Section 310(a) of the Trust Indenture Act or the rules and regulations of the Commission under the Trust Indenture Act at any time permit a corporation organized and doing business under the laws of any other jurisdiction to serve as trustee of an indenture qualified under the Trust Indenture Act, this Section 7.10 shall be automatically deemed amended to permit a corporation organized and doing business under the laws of any such jurisdiction to serve as Trustee hereunder. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. Neither Holdings nor any person directly or indirectly controlling, controlled by or under common control with Holdings may serve as Trustee. If at any time the Trustee with respect to any series of Securities shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 7.11   Preferential Collection of Claims Against Company

          The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to and comply with TIA Section 311 to the extent required thereby.


                                    Article VIII
                      LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01   Option to Effect Legal Defeasance or Covenant Defeasance

          Holdings may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Discount Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02   Legal Defeasance and Discharge

          Upon Holdings's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, Holdings and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Discount Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that Holdings shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Discount Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Discount Notes and this Indenture (and the Trustee, on demand of and at the expense of Holdings, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Discount Notes to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest and Liquidated Damages, if any, on such Discount Notes when such payments are due, (b) Holdings's obligations with respect to such Discount Notes under
Article 2 and Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and Holdings's obligations in connection therewith and (d) this Article 8. Subject to compliance with this Article 8, Holdings may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03   Covenant Defeasance

          Upon Holdings's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, Holdings shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13 and 4.14 hereof with respect to the outstanding Discount Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Discount Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Discount Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Discount Notes, Holdings may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Discount Notes shall be unaffected thereby. In addition, upon Holdings's exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(5) through 6.01(7) hereof shall not constitute Events of Default.

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



Section 8.04   Conditions to Legal or Covenant Defeasance

          The following shall be the conditions to the application of either
Section 8.02 or 8.03 hereof to the outstanding Discount Notes:

          In order to exercise either Legal Defeasance or Covenant Defeasance:

     (a) Holdings must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal at maturity of, premium, if any, and interest and Liquidated Damages, if any, on the outstanding Discount Notes on the stated maturity or on the applicable redemption date, as the case may be and Holdings must specify whether the Discount Notes are being defeased to maturity or to a particular redemption date;

     (b) in the case of an election under Section 8.02 hereof, Holdings shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) Holdings has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Discount Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

     (c) in the case of an election under Section 8.03 hereof, Holdings shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Discount Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

     (d) no Event of Default or Default shall have occurred and be continuing on the date of such deposit (other than an Event of Default or Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Discount Notes pursuant to this Article 8 concurrently with such incurrence);

     (e) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any other material agreement or instrument (other than this Indenture) to which Holdings or any of its Subsidiaries is a party or by which Holdings or any of its Subsidiaries is bound;

     (f) Holdings shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by Holdings with the intent of preferring the Holders over any other creditors of Holdings or with the intent of defeating, hindering, delaying or defrauding any other creditors of Holdings;

     (g) Holdings shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and

     (h) Holdings shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for, in the case of the Officer's Certificate, (a) through (g) and, in the case of the Opinion of Counsel, clauses (a) (with respect to the validity and perfection of the security interest), (b), (c) and (e) of this paragraph relating to the Legal Defeasance or the Covenant Defeasance, as applicable, have been complied with.

Section 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions

          Subject to Section 8.06 hereof, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Discount Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Discount Notes and this Indenture, to the payment, either directly or through any Paying Agent (including Holdings acting as Paying Agent) as the Trustee may determine, to the Holders of such Discount Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

          Holdings shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Discount Notes.

          Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to Holdings from time to time upon the request of Holdings any money or U.S. Government Obligations held by it as provided in
Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06   Repayment to Company

          Any money deposited with the Trustee or any Paying Agent, or then held by Holdings, in trust for the payment of the principal of, premium, if any, Liquidated Damages or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to Holdings on its request or (if then held by Holdings) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a secured creditor, look only to Holdings for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of Holdings as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of Holdings cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to Holdings.

Section 8.07   Reinstatement

          If the Trustee or Paying Agent is unable to apply any United States dollars or U.S. Government Obligations in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then Holdings's obligations under this Indenture and the Discount Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if Holdings makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, Holdings shall be subrogated to the rights of the Holders of such Discount Notes to receive such payment from the money held by the Trustee or Paying Agent.


                                     Article IX
                          AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01   Without Consent Of Holders Of Discount Notes

          Notwithstanding Section 9.02 of this Indenture, Holdings and the Trustee may amend or supplement this Indenture or the Discount Notes without the consent of any Holder of a Note:

     (a)  to cure any ambiguity, defect or inconsistency;

     (b) to provide for uncertificated Discount Notes in addition to or in place of certificated Discount Notes;

     (c) to provide for the assumption of Holdings's obligations to the Holders of the Discount Notes in the case of a merger or consolidation pursuant to
Section 5 hereof;

     (d) to make any change that would provide any additional rights or benefits to the Holders of the Discount Notes or that does not adversely affect the legal rights hereunder of any Holder of the Note; or

     (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

          Upon the request of Holdings accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section
7.02 hereof, the Trustee shall join with Holdings in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02   With Consent Of Holders Of Discount Notes

          Except as provided below in this Section 9.02, Holdings, the Guarantors and the Trustee may amend or supplement this Indenture and/or the Discount Notes may be amended or supplemented with the consent of the Holders of a majority in aggregate Accreted Value of the Discount Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Discount Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Discount Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Discount Notes may be waived with the consent of the Holders of a majority in aggregate Accreted Value of the then outstanding Discount Notes (including consents obtained in connection with a tender offer or exchange offer for the Discount Notes); provided, that no such amendment or supplement may, without the consent of Holders of at least 66 2/3% of the aggregate Accreted Value of Discount Notes at the time outstanding, modify the provisions of Section 4.07 hereof.

          Upon the request of Holdings accompanied by a Board Resolution authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Discount Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with Holdings in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

          It shall not be necessary for the consent of the Holders of Discount Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section becomes effective, Holdings shall mail to the Holders of Discount Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of Holdings to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate Accreted Value of the Discount Notes then outstanding may waive compliance in a particular instance by Holdings with any provision of this Indenture or the Discount Notes. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Discount Notes held by a non-consenting Holder):

     (a) reduce the aggregate Accreted Value of Discount Notes whose Holders must consent to an amendment, supplement or waiver;

     (b) reduce the principal of or change the Stated Maturity of any Discount Note, extend the time for payment or alter or waive any of the provisions with respect to the redemption of the Discount Notes, except as provided above with respect to Sections 4.07 and 4.08 hereof;

     (c) reduce the rate of or change the time or place or manner of payment for payment of interest, including default interest, or premium on any Discount Note;

     (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Discount Notes (except a rescission of acceleration of the Discount Notes by the Holders of a majority in aggregate Accreted Value of the then outstanding Discount Notes and a waiver of the payment default that resulted from such acceleration);

     (e) impair the right to institute suit for the enforcement or payment of premium or interest payable on or after the Stated Maturity of any Discount Note (or, in the case of redemption at the option of Holdings, on or after the redemption date);

     (f) reduce the Change of Control Purchase Price or the Asset Sale Offer Price or alter the provisions regarding the right of Holdings to redeem the Discount Notes in a manner adverse to the Holders;

     (g) make any Discount Note payable in money other than that stated in the Discount Notes;

     (h) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Discount Notes to receive payments of principal of or interest on the Discount Notes; or

     (i) make any change in Section 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions of this Section 9.02.

          In connection with any amendment, supplement or waiver under this
Article IX, Holdings may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or to all Holders, consideration for such Holder's consent to such amendment, supplement or waiver.

Section 9.03   Compliance with Trust Indenture Act

          Every amendment or supplement to this Indenture or the Discount Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

Section 9.04   Revocation and Effect of Consents

          Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Discount Note is a continuing consent by the Holder of a Discount Note and every subsequent Holder of a Discount Note or portion of a Discount Note that evidences the same debt as the consenting Holder's Discount Note, even if notation of the consent is not made on any Note. However, any such Holder of a Discount Note or subsequent Holder of a Discount Note may revoke the consent as to its Discount Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05   Notation on or Exchange of Discount Notes

          The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. Holdings in exchange for all Discount Notes may issue and the Trustee shall authenticate new Discount Notes that reflect the amendment, supplement or waiver.

          Failure to make the appropriate notation or issue a new Discount Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06   Trustee to Sign Amendments, etc.

          The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. Holdings may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon, an Officer's

Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.


                                     Article X
                                   MISCELLANEOUS

Section 10.01  Trust Indenture Act Controls

          If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

Section 10.02  Notices

          Any notice or communication by Holdings or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

     If to Holdings:

          American Lawyer Media Holdings, Inc.
          600 Third Avenue
          New York, New York  10016
          Telephone No.: (212) 973-2800
          Fax No.: (212) 973 2889
          Attention:  Randall J. Weisenburger

     If to the Trustee:

          The Bank of New York
          101 Barclay Street, Floor 21 West
          New York, New York 10286
          Telephone No.:  (212) 815-5835
          Fax No.:  (212) 815-5505
          Attention: Corporate Trust Trustee Administration

          Holdings or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

          All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

          Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

          If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

          If Holdings mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 10.03 Communication by Holders of Discount Notes with Other Holders of Discount Notes

          Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Discount Notes. Holdings, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 10.04  Certificate and Opinion as to Conditions Precedent

          Upon any request or application by Holdings to the Trustee to take any action under this Indenture, Holdings shall furnish to the Trustee:

     (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

     (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 10.05  Statements Required in Certificate or Opinion

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

     (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

     (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 10.06  Rules by Trustee and Agents

          The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 10.07 No Personal Liability of Directors, Officers, Employees and Stockholders

          No past, present or future director, officer, employee, incorporator or stockholder of Holdings, as such, shall have any liability for any obligations of Holdings under the Discount Notes, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Discount Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Discount Notes.

Section 10.08  Governing Law

          THE INTERNAL LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF SHALL GOVERN

AND BE USED TO CONSTRUE THIS INDENTURE, THE DISCOUNT NOTES AND THE SUBSIDIARY GUARANTEES.

Section 10.09  No Adverse Interpretation of Other Agreements

          This Indenture may not be used to interpret any other indenture, loan or debt agreement of Holdings or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 10.10  Successors

          All agreements of Holdings in this Indenture and the Discount Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 10.11  Severability

          In case any provision in this Indenture or in the Discount Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.12  Counterpart Originals

          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 10.13  Table of Contents, Headings, etc.

          The Table of Contents, Cross-Reference Table and headings of the Sections and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.


                           [Signatures on following pages]

                                      SIGNATURES


Dated as of December 22, 1997      AMERICAN LAWYER MEDIA HOLDINGS , INC.


                              By: ____________________________________________

                                                  Name: ______________________

                                                  Title:______________________

Attest:


______________________________   (SEAL)
Name:
Title:    Secretary


Dated as of December 22, 1997      THE BANK OF NEW YORK


                                   By: _______________________________________

                                                  Name: ______________________

                                                  Title:______________________

Attest:


_______________________________
Name:
Title:

                                                                       EXHIBIT A

                       [FORM OF FACE OF SERIES A DISCOUNT NOTE]

                                [Global Notes Legend]

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO HOLDINGS OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND AN PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC). ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                            [Restricted Securities Legend]

     THE DISCOUNT NOTES (OR THEIR PREDECESSORS) EVIDENCED HEREBY WERE ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER
     SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE DISCOUNT NOTES EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE DISCOUNT NOTES EVIDENCED HEREBY IS HEREBY

     NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE DISCOUNT NOTES EVIDENCED HEREBY AGREES FOR THE BENEFIT OF HOLDINGS THAT (A) SUCH DISCOUNT NOTES MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) (a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) TO A LIMITED NUMBER OF OTHER INSTITUTIONAL "ACCREDITED INVESTORS" (AS DEFINED IN RULE 501(a)(1), (2),
     (3) OR (7) UNDER THE SECURITIES ACT ("INSTITUTIONAL ACCREDITED INVESTORS"),
     (c) (IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (d) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF HOLDINGS SO REQUESTS), (2) TO HOLDINGS OR
     (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE DISCOUNT NOTES EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN
     (A) ABOVE.

                                   CUSIP No. [       ]/ISIN No. [       ]


                12 1/4% Series A Senior Discount Notes due 2008

No.                                                              $

AMERICAN LAWYER MEDIA HOLDINGS, INC., a Delaware corporation,

promises to pay to

or registered assigns,

the principal sum of

Dollars [or such other amount as is indicated on Schedule A hereof]* on December 15, 2008

Interest Payment Dates:  June 15 and December 15

Record Dates: June 1 and December 1

                              Dated: December 22, 1997

                              AMERICAN LAWYER MEDIA HOLDINGS, INC.

                              By: ____________________________________________

                                        Name: ________________________________

                                        Title:________________________________


                              By: ____________________________________________

                                        Name: ________________________________

                                        Title:________________________________


TRUSTEE'S CERTIFICATE OF AUTHENTICATION
This is one of the 12 1/4% Senior
Discount Notes referred to in the
within-mentioned Indenture:

THE BANK OF NEW YORK, as Trustee

By:______________________________
     Authorized Signatory

-------------------------------
*    Applicable to Global Discount Notes only.

                     (Form of Reverse of Series A Discount Note)

                         AMERICAN LAWYER MEDIA HOLDINGS, INC.

                        12 1/4% Senior  Discount Notes due 2008

     Capitalized terms used herein shall have the meanings assigned to them in this Indenture referred to below unless otherwise indicated.

     1. Interest. American Lawyer Media Holdings, Inc., a Delaware corporation (the "Holdings"), promises to pay interest on the principal amount of this Note at the rate and in the manner specified below. The Discount Notes will mature on December 15, 2008. The Discount Notes will be issued at a substantial discount to their aggregate principal amount at maturity such that the gross proceeds from the issuance of the Discount Notes will be $35.0 million. Until December 15, 2002, no interest will accrue on the Discount Notes, but the Accreted Value will increase (representing amortization of original issue discount) between the date of original issuance and December 15, 2002, on a semi-annual bond equivalent basis using a 360-day year comprised of twelve 30-day months, such that on December 15, 2002 the Accreted Value will be equal to the full principal amount at maturity of the Discount Notes. Beginning on December 15, 2002, interest on the Discount Notes will accrue at the rate of 121 4% per annum and will be payable until maturity semi-annually in arrears on June 15 and December 15 of each year, commencing on June 15, 2003, to Holders of record on the immediately preceding June 1 and December 1, respectively. Interest on the Discount Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from December 15, 2002. Holdings shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     2. Liquidated Damages. The Holder of this Note is entitled to the benefits of the Registration Rights Agreement relating to the Discount Notes dated December 22, 1997, between Holdings, and the Initial Purchasers.

     The Registration Rights agreement will provide that (i) if Holdings fails to file an Exchange Offer Registration Statement (as defined in the Registration Rights Agreement) with the SEC on or prior to the 120th day after the Closing Date, (ii) if the Exchange Offer Registration Statement is not declared effective by the SEC on or prior to the 180th day after the Closing Date, (iii) the Exchange Offer (as defined in the Registration Rights Agreement) is not consummated on or before the 30th business day after the Exchange Offer Registration Statement is declared effective (iv) if obligated to file the Shelf Registration Statement (as defined in the Registration Rights Agreement) and Holdings fails to file the Shelf Registration Statement with the SEC on or prior to the 30th day after the obligation to file arises, or (v) if obligated to file a Shelf Registration Statement and the Shelf Registration Statement is not declared effective on or prior to the 90th day after the obligation to file arises, or (vi) if the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, is declared effective but thereafter ceases to be effective or useable in connection with resales of the Transfer Restricted Securities, such time of non-effectiveness or non-useability (each, a "Registration Default"), Holdings agrees to pay to each Holder of Transfer Restricted Securities affected thereby liquidated damages ("Liquidated Damages") in an amount equal to $0.10 per week per $1,000 in principal amount of Transfer Restricted Securities held by the Holder for each week or portion thereof that the Registration Default continues for the first 90-day period immediately following the occurrence of such Registration Default. The amount of the Liquidated Damages shall increase by an additional $0.05 per week per $1,000 in principal amount of Transfer Restricted Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of $0.25 per week, per $1,000 in principal amount of Transfer Restricted Securities. Holdings shall not be required to pay Liquidated Damages for more than one Registration Default at any given time. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

All accrued Liquidated Damages shall be paid by Holdings to the Holders entitled thereto in the same manner as interest payments on the Discount Notes on semi-annual damages payment dates which correspond to interest payment dates for the Discount Notes.

     3. Method of Payment. Holdings will pay interest on the Discount Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Discount Notes at the close of business on the June 1 or December 1 next preceding the Interest Payment Date, even if such Discount Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Discount Notes will be payable as to principal, premium, interest and Liquidated Damages, if any, at the office or agency of Holdings maintained for such purpose within or without the City and State of New York, or, at the option of Holdings, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages, if any, on all Global Discount Notes and all other Discount Notes the Holders of which shall have provided wire transfer instructions to Holdings or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     4. Paying Agent and Registrar. Initially, The Bank of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. Holdings may change any Paying Agent or Registrar without notice to any Holder. Holdings or any of its Subsidiaries may act in any such capacity.

     5. Indenture. Holdings issued the Discount Notes under an Indenture dated as of December 22, 1997 ("Indenture") by and among Holdings, and the Trustee. The terms of the Discount Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Discount Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Discount Notes are unsecured obligations of Holdings limited to $63,275,000 in aggregate principal amount at maturity.

     6.  Optional Redemption.

          (a) Except as set forth in clauses (b) and (c) of this Section of the Note, Holdings shall not have the option to redeem the Discount Notes prior to December 15, 2002 except as provided below. Thereafter, Holdings shall have the option to redeem the Discount Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest (and Liquidated Damages, if any,) thereon to the applicable redemption date if redeemed during the twelve-month period beginning on December 15 of the years indicated below:


     Year                                   Percentage
     ----                                   ----------
     2002................................... 106.125
     %
     2003................................... 104.083
     %
     2004................................... 102.042
     %
     2005 and thereafter.................... 100.000
     %


          (b) Notwithstanding the provisions of clause (a) of this Section of the Note, at any time or from time to time on or prior to December 15, 2000, Holdings may (but shall not have the obligation to) redeem all but not less than all of the aggregate principal amount of the Discount Notes then outstanding, at a redemption price equal to 112.25% of the Accreted Value thereof (and Liquidated Damages, if any) to the date of redemption out of the Net Cash Proceeds of a Public Equity Offering; provided however, that such redemption shall occur within 90 days of the closing of such Public Equity Offering.

          (c) Notwithstanding the provisions of clause (a) of this Section of the Note, the Discount Notes will also be subject to redemption, at any time prior to December 15, 2002 upon not less than 10 nor more than 20 days' notice to each Holder of Discount Notes redeemed, at the option of Holdings, in whole or in part, in integral multiples of $1,000 at a redemption price equal to 100% of the Accreted Value thereof plus the applicable Make-Whole Premium plus accrued and unpaid interest (and Liquidated Damages, if any) to but excluding the redemption date.

     7.  Mandatory Redemption.

     Holdings shall not be required to make mandatory redemption payments with respect to the Discount Notes.

     8.  Repurchase at Option of Holder.

     (a) Upon the occurrence of a Change of Control, each Holder shall have the right, at such Holder's option, pursuant to an offer (subject only to conditions required by applicable law, if any) by Holdings (the "Change of Control Offer"), to require Holdings to repurchase all or any part of such Holder's Discount Notes (provided, that the principal amount of such Discount Notes must be $1,000 or an integral multiple thereof) on a date (the "Change of Control Purchase Date") that is no later than 60 Business Days after the date of occurrence of such Change of Control, at a cash price equal to 101% of the Accreted Value thereof, together with accrued and unpaid interest (and Liquidated Damages, if any) (the "Change of Control Purchase Price") to the Change of Control Purchase Date. The Change of Control Offer shall be made within 60 Business Days following a Change of Control by mailing a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Discount Notes pursuant to the procedures required by this Indenture. The Change of Control Offer shall remain open for at least 20 Business Days following the mailing of such Change of Control Offer but in no event longer than 30 Business Days, unless required by law (the "Change of Control Offer Period"). Upon expiration of the Change of Control Offer Period, Holdings promptly shall purchase all Discount Notes properly tendered in response to the Change of Control Offer. Holdings shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Discount Notes as a result of a Change of Control. To the extent that the provisions of any such securities laws or regulations conflict with the provisions of this paragraph, compliance by Holdings or any of the Guarantors with such laws and regulations shall not in and of itself cause a breach of its obligations under such covenant.

          On or before the Change of Control Purchase Date, Holdings shall, to the extent lawful (a) accept for payment all Discount Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (b) deposit with the Paying Agent an amount equal to the Change of Control Purchase Price (together with accrued and unpaid interest and Liquidated Damages, if any), of all Discount Notes so tendered and (c) deliver or cause to be delivered to the Trustee Discount Notes so accepted together with an Officers' Certificate listing the Discount Notes or portions thereof being purchased by Holdings. The Paying Agent shall promptly pay the Holders of Discount Notes so accepted an amount equal to the Change of Control Purchase Price (together with accrued and unpaid interest, if any, and Liquidated Damages, if any), and the Trustee shall promptly authenticate and deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. Any Discount Notes not so accepted will be delivered promptly by Holdings to the Holder thereof. Holdings will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

          If the Change of Control Purchase Date hereunder is on or after an interest payment Record Date and on or before the associated Interest Payment Date, any accrued and unpaid interest (and Liquidated Damages, if any, due on such Interest Payment Date) will be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and such accrued and unpaid interest (and Liquidated Damages, if applicable) will not be payable to Holders who tender the Discount Notes pursuant to the Change of Control Offer.

          Holdings will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by Holdings and purchases all Discount Notes validly tendered and not withdrawn under such Change of Control Offer.

     (b) Holdings shall not, and shall not permit any Restricted Subsidiary to, in one or a series of related transactions, convey, sell, transfer, assign or otherwise dispose of, directly or indirectly, any of its property, business or assets, including by merger or consolidation (in the case of a Restricted Subsidiary of Holdings), and including any sale or other transfer or issuance of any Capital Stock of any Restricted Subsidiary, whether by Holdings or a Restricted Subsidiary of either or through the issuance, sale or transfer of Capital Stock by a Restricted Subsidiary, and including any sale and leaseback transaction (any of the foregoing, an "Asset Sale"), unless:

          (i) within 300 days after the date of such Asset Sale, the Net Cash Proceeds therefrom (the "Asset Sale Offer Amount") are applied to the optional redemption of the Discount Notes in accordance with the terms of this Indenture or any other Indebtedness of Holdings ranking on a parity with the Discount Notes from time to time outstanding with similar provisions requiring Holdings to make an offer to purchase or to redeem such Indebtedness with the proceeds of asset sales, pro rata in proportion to the Accreted Value of the Discount Notes and the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the Discount Notes and such other Indebtedness then outstanding, or to the repurchase of the Discount Notes and such other Indebtedness pursuant to a cash offer (subject only to conditions required by applicable law, if any) (pro rata in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the Discount Notes and such other Indebtedness then outstanding) (the "Asset Sale Offer") at a purchase price of 100% of the Accreted Value of the Discount Notes or the principal amount (or accreted value in the case of Indebtedness issued with an original issue discount) of such other Indebtedness (the "Asset Sale Offer Price") together with accrued and unpaid interest and Liquidated Damages, if any, to the date of payment, or (ii) within 300 days following such Asset Sale, the Asset Sale Offer Amount is (A) invested (or committed, pursuant to a binding commitment subject only to reasonable, customary closing conditions, to be invested, and in fact is so invested, within an additional 90 days) in a Person, business, assets or property which in the good faith reasonable judgment of the Board of Directors will constitute or be a part of a Related Business of Holdings or such Restricted Subsidiary (if it continues to be a Subsidiary) immediately following such transaction or (B) used to retire or repay Indebtedness of Holdings and/or any Restricted Subsidiary that is senior to or pari passu with the Discount Notes or to permanently reduce the amount of such Indebtedness (provided that, in the case of a revolving credit arrangement or similar arrangement that makes credit available, such commitment is permanently reduced by such amount).

          (ii) with respect to any Asset Sale or related series of Asset Sales involving securities, property or assets with an aggregate Determined Fair Market Value in excess of $500,000, at least 75% of the consideration for such Asset Sale or series of related Asset Sales consists of (x) cash or Cash Equivalents or (y) property or services usable by Holdings or any Restricted Subsidiary in the ordinary course of conduct of a Related Business; provided, that if the Determined Fair Market Value of property or assets of the kind specified in this subclause (y) exceeds $5.0 million, then the Determined Fair Market Value thereof shall be determined by a Third Party Evaluator; and provided, further, that the principal amount of the following shall be deemed to be cash for purposes of this clause (b):
     (i) any Indebtedness (as shown on Holdings's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of Holdings or any Restricted Subsidiary that is assumed or forgiven by the transferee of any such assets and (ii) any securities, notes or other obligations received by Holdings or any such Restricted Subsidiary from such transferee that are converted by Holdings or such Restricted Subsidiary into cash within 30 days of the closing of such Asset Sale (but in the case of this subclause (ii), only to the extent of the cash received),

     (c) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect, on a pro forma basis, to, such Asset Sale, and

     (d) the Board of Directors of Holdings determines in good faith that Holdings or such Restricted Subsidiary, as applicable, receives at least Determined Fair Market Value for such Asset Sale.

          An acquisition of Discount Notes pursuant to an Asset Sale Offer may be deferred until the accumulated Net Cash Proceeds from Asset Sales not applied to the uses set forth above (the "Excess Proceeds") exceeds $5.0 million and that each Asset Sale Offer shall remain open for 20 Business Days following its commencement but in no event longer than 30 Business Days, except to the extent that a longer period is required by applicable law (the "Asset Sale Offer Period"). Not later than five Business Days after the termination of the Asset Sale Offer Period (the "Asset Sale Purchase Date") Holdings shall apply the Asset Sale Offer Amount plus an amount equal to accrued and unpaid interest and Liquidated Damages, if any, to the purchase of all Discount Notes or any other Indebtedness properly tendered (on a pro rata basis if the Asset Sale Offer Amount is insufficient to purchase all Discount Notes and any other Indebtedness so tendered) at the Asset Sale Offer Price (together with accrued and unpaid
interest and Liquidated Damages, if any).   Payment for any Discount Notes so
purchased shall be made in the same manner as interest payments are made.

          If the payment date in connection with an Asset Sale Offer hereunder is on or after an interest payment Record Date and on or before the associated Interest Payment Date, any accrued and unpaid interest (and Liquidated Damages, if any, due on such Interest Payment Date) will be paid to the person in whose name a Note is registered at the close of business on such Record Date, and such interest (or Liquidated Damages, if applicable) will not be payable to Holders who tender Discount Notes pursuant to such Asset Sale Offer.

          Upon the commencement of an Asset Sale Offer, Holdings shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Discount Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders.

     9. Denominations, Transfer, Exchange. The Discount Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Discount Notes may be registered and Discount Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and Holdings may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. Holdings need not exchange or register the transfer of any Discount Note or portion of a Discount Note selected for redemption, except for the unredeemed portion of any Discount Note being redeemed in part. Also, it need not exchange or register the transfer of any Discount Notes for a period of 15 days before a selection of Discount Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

     10. Persons Deemed Owners. The registered Holder of a Discount Note may be treated as its owner for all purposes.

     11. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Discount Notes may be amended or supplemented with the consent of the Holders of a majority in aggregate Accreted Value of the then outstanding Discount Notes, and any existing default or compliance with any provision of the Indenture or the Discount Notes may be waived with the consent of the Holders of a majority in aggregate Accreted Value of the then outstanding Discount Notes. Without the consent of any Holder of a Discount Note, the Indenture or the Discount Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Discount Notes in addition to or in place of certificated Discount Notes, to provide for the assumption of Holdings's obligations to Holders of the Discount Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Discount Notes (including the addition of any Guarantors) or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

     12. Defaults. An "Event of Default" means: (1) failure to pay any installment of interest (or Liquidated Damages, if any) on the Discount Notes as and when the same becomes due and payable and the continuance of any such failure for 30 days; (2) failure to pay all or any part of the principal, or premium, if any, on the Discount Notes when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, payment of the Change of Control Purchase Price or the Asset Sale Offer Price, or otherwise; (3) the failure by either of Holdings or any Restricted Subsidiary to observe or perform any other covenant or agreement contained in the Discount Notes or this Indenture and the continuance of such failure for a period of 45 days after written notice is given to Holdings by the Trustee or to Holdings and the Trustee by the Holders of at least 25% in aggregate principal amount of the Discount Notes outstanding specifying the default and demanding that same be remedied; (4) Holdings or any of its Significant Subsidiaries pursuant to or within the meaning of any Bankruptcy Law commences a voluntary case; consents to the entry of an order for relief against it in an involuntary case; consents to the appointment of a Custodian of it or for all or substantially all of its property; makes a general assignment for the benefit of its creditors; or generally is not paying its debts as they become due; or, a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that is for relief against Holdings or any Restricted Subsidiary in an involuntary case, appoints a Custodian of Holdings or any Significant Subsidiary or for all or substantially all of the property of Holdings or any Significant Subsidiary, or orders the liquidation of Holdings or any Significant Subsidiary and the order or decree remains unstayed and in effect for 60 consecutive days; (5) a default in Indebtedness of Holdings or any of its Restricted Subsidiaries with an aggregate principal amount in excess of $5.0 million (i) resulting from the failure to pay principal at final maturity or
(ii) as a result of which the maturity of such Indebtedness has been accelerated prior to its stated maturity; and (6) final unsatisfied judgments not covered by insurance aggregating in excess of $5.0 million, at any one time rendered against Holdings or any of its Significant Subsidiaries and not stayed, bonded or discharged within 60 days.

     13. Restrictive Covenants. The Indenture imposes certain limitations on the ability of Holdings, and its Restricted Subsidiaries to, among other things, engage in certain transactions with Affiliates, incur additional indebtedness and make payments in respect of Equity Interests. The limitations are subject to a number of important qualifications and limitations.

     14. Trustee Dealings with Holdings. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for

Holdings or its Affiliates, and may otherwise deal with Holdings or its Affiliates, as if it were not the Trustee.

     15. No Recourse Against Others. A director, officer, employee, incorporator or stockholder, of Holdings, as such, shall not have any liability for any obligations of Holdings under the Discount Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Discount Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Discount Notes.

     16. Authentication. This Discount Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     Holdings will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

               American Lawyer Media Holdings, Inc.
               600 Third Avenue
               New York, NY  10016
               Telephone No.:  (212) 973-2800
               Fax No.: (212) 973 2889
               Attention:  Randall J. Weisenburger

                                  ASSIGNMENT FORM


To assign this Discount Note, fill in the form below: (I) or (we) assign and transfer this Discount Note to


--------------------------------------------------------------------------------
               (Insert assignee's Social Security or tax I.D. No.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
               (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
agent to transfer this Discount Note on the books of Holdings. The agent may substitute another to act for such agent.



Your Signature:_______________________________________________
          (Sign exactly as your name appears on the face of this Discount Note)


Date:__________________________


By:_______________________________________________________
               Notice: To be executed by an executive officer


Signature Guarantee:*_________________________________________






___________________

*    Signature must be guaranteed.

In connection with any transfer of any of the Discount Notes evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Discount Notes and the last date, if any, on which such Discount Notes were owned by Holdings or any Affiliate of Holdings, the undersigned confirms that such Discount Notes are being transferred

     CHECK ONE BOX BELOW

          (1)  / /  to Holdings; or

          (2) / / pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

          (3) / / pursuant to and in compliance with Regulation S under the Securities Act of 1933; or

          (4) / / to an institutional "accredited investor" (as defined in Schedule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

          (5) / / pursuant to another available exemption from the registration requirements of the Securities Act of 1933.

          Unless one of the boxes is checked, the Trustee will refuse to register any of the Discount Notes evidenced by this certificate in the name of any person other than the registered holder thereof, provided, however, that if box (3), (4) or (5) is checked, the Trustee may require, prior to registering any such transfer of the Discount Notes such legal opinions, certifications and other information as Holdings has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.



                                        -------------------------------------
                                        Signature

Signature Guarantee*


-----------------------------           --------------------------------------
Signature must be guaranteed            Signature




-----------------------------
     *    Signature must be guaranteed

                 TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

          The undersigned represents and warrants that it (a) is purchasing this Discount Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, (b) is aware that the sale to it is being made in reliance on Rule 144A, (c) acknowledges (i) it has been afforded an opportunity to request from Holdings and to review, and has received, all additional information considered by such person to be necessary to verify the accuracy of or to supplement the information in the Offering Memorandum it has not relied on the Initial Purchasers or any person affiliated with the Initial Purchasers in connection with its investigation of the accuracy of such information or its investment decision, and (iii) no person has been authorized to give information or to make any representation concerning Holdings or the Discount Notes other than as contained in the Offering Memorandum and information given by officers and employees of Holdings in connection with such person's examination of Holdings and the terms of the Offering and, if given or made, such other representation should not be relied upon as having been authorized by Holdings or the Initial Purchasers and (d) is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Date:  _____________________

                   NOTICE:  To be executed by an executive officer



----------------------------

                         OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Discount Note purchased by Holdings pursuant to Section 4.07 or 4.08 of the Indenture, check the box below:


     / /  Section 4.07               / /  Section 4.08

     If you want to elect to have only part of this Discount Note purchased by Holdings pursuant to Section 4.07 or Section 4.08 of the Indenture, state the amount you elect to have purchased: $_______



Date:_____________  Your Signature:__________________________________
                    (Sign exactly as your name appears on the Discount Note)


                    By:____________________________
                    Notice: To be executed by an executive officer

                    Tax Identification No.:_______________________


                    Signature Guarantee:*_______________________________




---------------------------------

*    Signature must be guaranteed.

                                     SCHEDULE A

                            SCHEDULE OF PRINCIPAL AMOUNT*
     The following increases or decreases in the principal amount of this Global Discount Note have been made:



----------------------------------------------------------------------------------------------------------------------
Date of Exchange         Amount of               Amount of            Principal Amount          Signature of
  or Transfer           decrease in             increase  in           of this Global        authorized signatory
                       of this Global         Principal Amount         Discount Note            of Trustee or
                                              of  this Global          following such          Note Custodian
                                               Discount Note              increase
----------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------


_________________________________

* To be attached only to Global Discount Notes.

                                                                       EXHIBIT B

                       [FORM OF FACE OF SERIES B DISCOUNT NOTE]

                         [Global Notes Legend, if applicable]

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO HOLDINGS OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL DISCOUNT NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL DISCOUNT NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                                             CUSIP No. [     ]/ISIN No. [      ]

                        12 1/4% Series B Senior  Note due 2008

No.                                     $

             AMERICAN LAWYER MEDIA HOLDINGS, INC., a Delaware corporation promises to pay to

or registered assigns,

the principal sum of

Dollars [ (or such other amount as is indicated on Schedule A hereof)]* on December 15, 2008.

Interest Payment Dates: June 15 and December 15

Record Dates:  June 1 and December 1

                         Dated: December 22, 1997

                         AMERICAN LAWYER MEDIA HOLDINGS, INC.

                         By:__________________________
                              Name:___________________
                              Title:__________________

                         By:__________________________
                              Name:___________________
                              Title:__________________

                              (SEAL)

TRUSTEE'S CERTIFICATE OF AUTHENTICATION
This is one of the 12 1/4% Senior
Discount Notes referred to in the
within-mentioned Indenture:

THE BANK OF NEW YORK, as Trustee

By:_____________________________
___________________

  * Applicable to Global Discount Notes only

     Authorized Officer

                         (Form of Reverse of Series B Note)

                        American Lawyer Media Holdings, Inc.

                       12 1/4% Senior Discount Notes due 2007

   Capitalized terms used herein shall have the meanings assigned to them in the
              Indenture referred to below unless otherwise indicated.

     1. Interest. American Lawyer Media Holdings, Inc., a Delaware corporation (the "Holdings"), promises to pay interest on the principal amount of this Note at the rate and in the manner specified below. The Discount Notes will mature on December 15, 2008. The Discount Notes will be issued at a substantial discount to their aggregate principal amount at maturity such that the gross proceeds from the issuance of the Discount Notes will be $35.0 million. Until December 15, 2002, no interest will accrue on the Discount Notes, but the Accreted Value will increase (representing amortization of original issue discount) between the date of original issuance and December 15, 2002, on a semi-annual bond equivalent basis using a 360-day year comprised of twelve 30-day months, such that on December 15, 2002 the Accreted Value will be equal to the full principal amount at maturity of the Discount Notes. Beginning on December 15, 2002, interest on the Discount Notes will accrue at the rate of 12 1/4% per annum and will be payable until maturity semi-annually in arrears on June 15 and December 15 of each year, commencing on June 15, 2003, to Holders of record on the immediately preceding June 1 and December 1, respectively. Interest on the Discount Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from December 15, 2002. Holdings shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     2. Liquidated Damages. The Holder of this Discount Note is entitled to the benefits of the Registration Rights Agreement relating to the Discount Notes dated December 22, 1997, between Holdings, and the Initial Purchasers.

     The Registration Rights agreement will provide that (i) if Holdings fails to file an Exchange Offer Registration Statement (as defined in the Registration Rights Agreement) with the SEC on or prior to the 120th day after the Closing Date, (ii) if the Exchange Offer Registration Statement is not declared effective by the SEC on or prior to the 180th day after the Closing Date, (iii) the Exchange Offer (as defined in the

Registration Rights Agreement) is not consummated on or before the 30th business day after the Exchange Offer Registration Statement is declared effective (iv) if obligated to file the Shelf Registration Statement (as defined in the Registration Rights Agreement) and Holdings fails to file the Shelf Registration Statement with the SEC on or prior to the 30th day after the obligation to file arises, or (v) if obligated to file a Shelf Registration Statement and the Shelf Registration Statement is not declared effective on or prior to the 90th day after the obligation to file arises, or (vi) if the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, is declared effective but thereafter ceases to be effective or useable in connection with resales of the Transfer Restricted Securities, such time of non-effectiveness or non-useability (each, a "Registration Default"), Holdings agrees to pay to each Holder of Transfer Restricted Securities affected thereby liquidated damages ("Liquidated Damages") in an amount equal to $0.10 per week per $1,000 in principal amount of Transfer Restricted Securities held by the Holder for each week or portion thereof that the Registration Default continues for the first 90-day period immediately following the occurrence of such Registration Default. The amount of the Liquidated Damages shall increase by an additional $0.05 per week per $1,000 in principal amount of Transfer Restricted Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of $0.25 per week, per $1,000 in principal amount of Transfer Restricted Securities. Holdings shall not be required to pay Liquidated Damages for more than one Registration Default at any given time. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

All accrued Liquidated Damages shall be paid by Holdings to the Holders entitled thereto in the same manner as interest payments on the Discount Notes on semi-annual damages payment dates which correspond to interest payment dates for the Discount Notes.

     3. Method of Payment. Holdings will pay interest on the Discount Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Discount Notes at the close of business on the June 1 or December 1 next preceding the Interest Payment Date, even if such Discount Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Discount Notes will be payable as to principal, premium, interest and Liquidated Damages, if any, at the office or agency of Holdings maintained for such purpose within or without the City and State of New York, or, at the option of Holdings, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages, if any, on all Global Discount Notes and all other Discount Notes the Holders of which shall have provided wire transfer instructions to

Holdings or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     4. Paying Agent and Registrar. Initially, The Bank of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. Holdings may change any Paying Agent or Registrar without notice to any Holder. Holdings or any of its Subsidiaries may act in any such capacity.

     5. Indenture. Holdings issued the Discount Notes under an Indenture dated as of December 22, 1997 ("Indenture") by and among Holdings, and the Trustee. The terms of the Discount Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Discount Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Discount Notes are unsecured obligations of Holdings limited to $63,275,000 in aggregate principal amount at maturity.

     6.  Optional Redemption.

          (a) Except as set forth in clauses (b) and (c) of this Section of the Note, Holdings shall not have the option to redeem the Discount Notes prior to December 15, 2002 except as provided below. Thereafter, Holdings shall have the option to redeem the Discount Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest (and Liquidated Damages, if any,) thereon to the applicable redemption date if redeemed during the twelve-month period beginning on December 15 of the years indicated below:



     Year                                   Percentage

     2002.................................   106.125
     %
     2003.................................   104.083
     %
     2004.................................   102.042
     %
     2005 and thereafter..................   100.000
     %


          (b) Notwithstanding the provisions of clause (a) of this Section of the Note, at any time or from time to time on or prior to December 15, 2000, Holdings may (but shall not have the obligation to) redeem all but not less than all of the aggregate principal amount of the Discount Notes then outstanding, at a redemption price equal to 112.25% of the Accreted Value thereof (and Liquidated Damages, if any) to the date of redemption out of the Net Cash Proceeds of a Public Equity Offering; provided however, that such redemption shall occur within 90 days of the closing of such Public Equity Offering.

          (c) Notwithstanding the provisions of clause (a) of this Section of the Note, the Discount Notes will also be subject to redemption, at any time prior to December 15, 2002 upon not less than 10 nor more than 20 days' notice to each Holder of Discount Notes redeemed, at the option of Holdings, in whole or in part, in integral multiples of $1,000 at a redemption price equal to 100% of the Accreted Value thereof plus the applicable Make-Whole Premium plus accrued and unpaid interest (and Liquidated Damages, if any) to but excluding the redemption date.

     7.  Mandatory Redemption.

     Holdings shall not be required to make mandatory redemption payments with respect to the Discount Notes.

     8.  Repurchase at Option of Holder.

     (a) Upon the occurrence of a Change of Control, each Holder shall have the right, at such Holder's option, pursuant to an offer (subject only to conditions required by applicable law, if any) by Holdings (the "Change of Control Offer"), to require Holdings to repurchase all or any part of such Holder's Discount Notes (provided, that the principal amount of such Discount Notes must be $1,000 or an integral multiple thereof) on a date (the "Change of Control Purchase Date") that is no later than 60 Business Days after the date of occurrence of such Change of Control, at a cash price equal to 101% of the Accreted Value thereof, together with accrued and unpaid interest (and Liquidated Damages, if any) (the "Change of Control Purchase Price") to the Change of Control Purchase Date. The Change of Control Offer shall be made within 60 Business Days following a Change of Control by mailing a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Discount Notes pursuant to the procedures required by this Indenture. The Change of Control Offer shall remain open for at least 20 Business Days following the mailing of such Change of Control Offer but in no event longer than 30 Business Days, unless required by law (the "Change of Control Offer Period"). Upon expiration of the Change of Control Offer Period, Holdings promptly shall purchase all Discount Notes properly tendered in response to the Change of Control Offer. Holdings shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Discount Notes as a result of a Change of

Control. To the extent that the provisions of any such securities laws or regulations conflict with the provisions of this paragraph, compliance by Holdings or any of the Guarantors with such laws and regulations shall not in and of itself cause a breach of its obligations under such covenant.

          On or before the Change of Control Purchase Date, Holdings shall, to the extent lawful (a) accept for payment all Discount Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (b) deposit with the Paying Agent an amount equal to the Change of Control Purchase Price (together with accrued and unpaid interest and Liquidated Damages, if any), of all Discount Notes so tendered and (c) deliver or cause to be delivered to the Trustee Discount Notes so accepted together with an Officers' Certificate listing the Discount Notes or portions thereof being purchased by Holdings. The Paying Agent shall promptly pay the Holders of Discount Notes so accepted an amount equal to the Change of Control Purchase Price (together with accrued and unpaid interest, if any, and Liquidated Damages, if any), and the Trustee shall promptly authenticate and deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. Any Discount Notes not so accepted will be delivered promptly by Holdings to the Holder thereof. Holdings will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

          If the Change of Control Purchase Date hereunder is on or after an interest payment Record Date and on or before the associated Interest Payment Date, any accrued and unpaid interest (and Liquidated Damages, if any, due on such Interest Payment Date) will be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and such accrued and unpaid interest (and Liquidated Damages, if applicable) will not be payable to Holders who tender the Discount Notes pursuant to the Change of Control Offer.

          Holdings will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by Holdings and purchases all Discount Notes validly tendered and not withdrawn under such Change of Control Offer.

     (b) Holdings shall not, and shall not permit any Restricted Subsidiary to, in one or a series of related transactions, convey, sell, transfer, assign or otherwise dispose of, directly or indirectly, any of its property, business or assets, including by merger or consolidation (in the case of a Restricted Subsidiary of Holdings), and including any sale or other transfer or issuance of any Capital Stock of any Restricted

Subsidiary, whether by Holdings or a Restricted Subsidiary of either or through the issuance, sale or transfer of Capital Stock by a Restricted Subsidiary, and including any sale and leaseback transaction (any of the foregoing, an "Asset Sale"), unless:

          (i) within 300 days after the date of such Asset Sale, the Net Cash Proceeds therefrom (the "Asset Sale Offer Amount") are applied to the optional redemption of the Discount Notes in accordance with the terms of this Indenture or any other Indebtedness of Holdings ranking on a parity with the Discount Notes from time to time outstanding with similar provisions requiring Holdings to make an offer to purchase or to redeem such Indebtedness with the proceeds of asset sales, pro rata in proportion to the Accreted Value of the Discount Notes and the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the Discount Notes and such other Indebtedness then outstanding, or to the repurchase of the Discount Notes and such other Indebtedness pursuant to a cash offer (subject only to conditions required by applicable law, if any) (pro rata in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the Discount Notes and such other Indebtedness then outstanding) (the "Asset Sale Offer") at a purchase price of 100% of the Accreted Value of the Discount Notes or the principal amount (or accreted value in the case of Indebtedness issued with an original issue discount) of such other Indebtedness (the "Asset Sale Offer Price") together with accrued and unpaid interest and Liquidated Damages, if any, to the date of payment, or (ii) within 300 days following such Asset Sale, the Asset Sale Offer Amount is (A) invested (or committed, pursuant to a binding commitment subject only to reasonable, customary closing conditions, to be invested, and in fact is so invested, within an additional 90 days) in a Person, business, assets or property which in the good faith reasonable judgment of the Board of Directors will constitute or be a part of a Related Business of Holdings or such Restricted Subsidiary (if it continues to be a Subsidiary) immediately following such transaction or (B) used to retire or repay Indebtedness of Holdings and/or any Restricted Subsidiary that is senior to or pari passu with the Discount Notes or to permanently reduce the amount of such Indebtedness (provided that, in the case of a revolving credit arrangement or similar arrangement that makes credit available, such commitment is permanently reduced by such amount).

          (ii) with respect to any Asset Sale or related series of Asset Sales involving securities, property or assets with an aggregate Determined Fair Market Value in excess of $500,000, at least 75% of the consideration for such Asset Sale or series of related Asset Sales consists of (x) cash or Cash Equivalents or (y) property or services usable by Holdings or any Restricted

     Subsidiary in the ordinary course of conduct of a Related Business; provided, that if the Determined Fair Market Value of property or assets of the kind specified in this subclause (y) exceeds $5.0 million, then the Determined Fair Market Value thereof shall be determined by a Third Party Evaluator; and provided, further, that the principal amount of the following shall be deemed to be cash for purposes of this clause (b):
     (i) any Indebtedness (as shown on Holdings's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of Holdings or any Restricted Subsidiary that is assumed or forgiven by the transferee of any such assets and (ii) any securities, notes or other obligations received by Holdings or any such Restricted Subsidiary from such transferee that are converted by Holdings or such Restricted Subsidiary into cash within 30 days of the closing of such Asset Sale (but in the case of this subclause (ii), only to the extent of the cash received),

     (c) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect, on a pro forma basis, to, such Asset Sale, and

     (d) the Board of Directors of Holdings determines in good faith that Holdings or such Restricted Subsidiary, as applicable, receives at least Determined Fair Market Value for such Asset Sale.

          An acquisition of Discount Notes pursuant to an Asset Sale Offer may be deferred until the accumulated Net Cash Proceeds from Asset Sales not applied to the uses set forth above (the "Excess Proceeds") exceeds $5.0 million and that each Asset Sale Offer shall remain open for 20 Business Days following its commencement but in no event longer than 30 Business Days, except to the extent that a longer period is required by applicable law (the "Asset Sale Offer Period"). Not later than five Business Days after the termination of the Asset Sale Offer Period (the "Asset Sale Purchase Date") Holdings shall apply the Asset Sale Offer Amount plus an amount equal to accrued and unpaid interest and Liquidated Damages, if any, to the purchase of all Discount Notes or any other Indebtedness properly tendered (on a pro rata basis if the Asset Sale Offer Amount is insufficient to purchase all Discount Notes and any other Indebtedness so tendered) at the Asset Sale Offer Price (together with accrued and unpaid
interest and Liquidated Damages, if any).   Payment for any Discount Notes so
purchased shall be made in the same manner as interest payments are made.

          If the payment date in connection with an Asset Sale Offer hereunder is on or after an interest payment Record Date and on or before the associated Interest Payment Date, any accrued and unpaid interest (and Liquidated Damages, if any, due on such Interest Payment Date) will be paid to the person in whose name a Note is registered at the close of business on such Record Date, and such interest (or

Liquidated Damages, if applicable) will not be payable to Holders who tender Discount Notes pursuant to such Asset Sale Offer.

          Upon the commencement of an Asset Sale Offer, Holdings shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Discount Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders.

     9. Denominations, Transfer, Exchange. The Discount Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Discount Notes may be registered and Discount Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and Holdings may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. Holdings need not exchange or register the transfer of any Note or portion of a Discount Note selected for redemption, except for the unredeemed portion of any Discount Note being redeemed in part. Also, it need not exchange or register the transfer of any Discount Notes for a period of 15 days before a selection of Discount Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

     10. Persons Deemed Owners. The registered Holder of a Discount Note may be treated as its owner for all purposes.

     11. Amendment, Supplement and Waiver. Subject to Accreted Value, the Indenture or the Discount Notes may be amended or supplemented with the consent of the Holders of a majority in aggregate Accreted Value of the then outstanding Discount Notes, and any existing default or compliance with any provision of the Indenture or the Discount Notes may be waived with the consent of the Holders of a majority in aggregate Accreted Value of the then outstanding Discount Notes. Without the consent of any Holder of a Discount Note, the Indenture or the Discount Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Discount Notes in addition to or in place of certificated Discount Notes, to provide for the assumption of Holdings's obligations to Holders of the Discount Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Discount Notes (including the addition of any Guarantors) or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

     12. Defaults. An "Event of Default" means: (1) failure to pay any installment of interest (or Liquidated Damages, if any) on the Discount Notes as and when the same becomes due and payable and the continuance of any such failure for 30 days; (2) failure to pay all or any part of the principal, or premium, if any, on the Discount Notes when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, payment of the Change of Control Purchase Price or the Asset Sale Offer Price, or otherwise; (3) the failure by either of Holdings or any Restricted Subsidiary to observe or perform any other covenant or agreement contained in the Discount Notes or this Indenture and the continuance of such failure for a period of 45 days after written notice is given to Holdings by the Trustee or to Holdings and the Trustee by the Holders of at least 25% in aggregate principal amount of the Discount Notes outstanding specifying the default and demanding that same be remedied; (4) Holdings or any of its Significant Subsidiaries pursuant to or within the meaning of any Bankruptcy Law commences a voluntary case; consents to the entry of an order for relief against it in an involuntary case; consents to the appointment of a Custodian of it or for all or substantially all of its property; makes a general assignment for the benefit of its creditors; or generally is not paying its debts as they become due; or, a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that is for relief against Holdings or any Restricted Subsidiary in an involuntary case, appoints a Custodian of Holdings or any Significant Subsidiary or for all or substantially all of the property of Holdings or any Significant Subsidiary, or orders the liquidation of Holdings or any Significant Subsidiary and the order or decree remains unstayed and in effect for 60 consecutive days; (5) a default in Indebtedness of Holdings or any of its Restricted Subsidiaries with an aggregate principal amount in excess of $5.0 million (i) resulting from the failure to pay principal at final maturity or
(ii) as a result of which the maturity of such Indebtedness has been accelerated prior to its stated maturity; and (6) final unsatisfied judgments not covered by insurance aggregating in excess of $5.0 million, at any one time rendered against Holdings or any of its Significant Subsidiaries and not stayed, bonded or discharged within 60 days.

     13. Restrictive Covenants. The Indenture imposes certain limitations on the ability of Holdings and its Restricted Subsidiaries to, among other things, engage in certain transactions with Affiliates, incur additional indebtedness and make payments in respect of Equity Interests. The limitations are subject to a number of important qualifications and limitations.

     14. Trustee Dealings with Holdings. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for Holdings or its Affiliates, and may otherwise deal with Holdings or its Affiliates, as if it were not the Trustee.

     15. No Recourse Against Others. A director, officer, employee, incorporator or stockholder, of Holdings, as such, shall not have any liability for any obligations of Holdings under the Discount Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Discount Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Discount Notes.

     16. Authentication. This Discount Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     Holdings will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

               American Lawyer Media Holdings, Inc.
               600 Third Avenue
               New York, NY  10016
               Telephone No.:  (212) 973-2800
               Fax No.: (212) 973 2889
               Attention:  Randall J. Weisenburger

                                  ASSIGNMENT FORM


To assign this Discount Note, fill in the form below: (I) or (we) assign and transfer this Discount Note to


------------------------------------------------------------------------------
               (Insert assignee's Social Security or tax I.D. No.)

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------
               (Print or type assignee's name, address and zip code)

and irrevocably appoint_____________________________________________________
agent to transfer this Discount Note on the books of Holdings. The agent may substitute another to act for such agent.



Your Signature:_______________________________________________
        (Sign exactly as your name appears on the face of this Discount Note)


Date:__________________________


By:_______________________________________________________
               Notice: To be executed by an executive officer


Signature Guarantee:*_________________________________________




_______________________

*    Signature must be guaranteed.

                         OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Discount Note purchased by Holdings pursuant to Section 4.07 or 4.08 of the Indenture, check the box below:


      / / Section 4.07                / / Section 4.08

     If you want to elect to have only part of this Discount Note purchased by Holdings pursuant to Section 4.07 or Section 4.08 of the Indenture, state the amount you elect to have purchased: $_______



Date:_____________       Your Signature:__________________________________
                         (Sign exactly as your name appears on the Note)


                         By:____________________________
                         Notice: To be executed by an executive officer

                         Tax Identification No.:_______________________


                         Signature Guarantee:*________________________________


_______________________

*    Signature must be guaranteed.

                                     SCHEDULE A

                            SCHEDULE OF PRINCIPAL AMOUNT*
     The following increases or decrease in the principal amount of this Global Discount Note have been made:


----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------

                                                             Principal Amount   Signature of
Date of Exchange      Amount of            Amount of          of this Global   authorized signa-
  or Transfer         decrease in          increase in        Discount Note    tory of Trustee or
                      Principal Amount     Principal Amount   following such    Note Custodian
                      of this Global       of this Global     decrease or in-
                      Discount Note        Discount Note           crease
----------------------------------------------------------------------------------------------------




----------------------------------------------------------------------------------------------------




----------------------------------------------------------------------------------------------------




----------------------------------------------------------------------------------------------------




----------------------------------------------------------------------------------------------------




----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------


_________________________________

*    To be attached only to Global Discount Notes

                                                                       EXHIBIT C


                   FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM
               U.S. GLOBAL DISCOUNT NOTE OR IAI GLOBAL DISCOUNT NOTE
                   TO REGULATION S TEMPORARY GLOBAL DISCOUNT NOTE
            (Transfers pursuant to Section 2.07(a)(ii) of the Indenture)


The Bank of New York, as Trustee
101 Barclay Street, Floor 21 West
New York, New York  10286
Attn:    Corporate Trustee
     Administration

          Re:  American Lawyer Media Holdings, Inc.
               12 1/4% Senior Discount Notes Due 2008 (the "Discount Notes")

          Reference is hereby made to the Indenture dated as of December 22, 1997 (the "Indenture") between American Lawyer Media Holdings, Inc., as Issuer and The Bank of New York, as Trustee.

          This letter relates to U.S. $63,275,000 aggregate principal amount at maturity of Senior Discount Notes which are held in the form of the [Rule 144A
Global Discount Note (CUSIP No.         )] [IAI Global Discount Note (CUSIP No.
   )] with the Depositary in the name of [name of transferor] (the "Transferor") to effect the transfer of the Discount Notes in exchange for an equivalent security entitlement in the Regulation S Temporary Global Discount Note.

          In connection with such request, the Transferor does hereby certify that such transfer has been effected In accordance with the transfer restrictions set forth in the Discount Notes and (i) with respect to transfers made in reliance on Regulation S, does hereby certify that:

          (1) the offer of the Discount Notes was not made to a person in the United States:

          (2) the transaction was executed in on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States:

          (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable, and

          (4) the transaction is not part of a plan or scheme to evade the registration requirements of the United States Securities Act of 1933, as amended (the "Securities Act"):

(ii) with respect to transfers made in reliance on Rule 144 does hereby certify that the Discount Notes are being transferred in a transaction permitted by Rule 144 under the Securities Act; (iii) with respect to transfers made in reliance on Rule 144, does hereby certify that such Discount Notes are being transferred in accordance with Rule 144A under the Securities Act to a transferee that the Transferor reasonably believes is purchasing the Discount Notes for its own account or an account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with applicable securities laws of any state of the United States or any other jurisdiction; and (iv) with respect to transfers made in reliance on Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act does hereby certify that such Discount Notes are being transferred to a transferee that the Transferor reasonably believes is purchasing the Discount Notes for its own account or an account as to which the transferee exercises sole investment discretion and the transferee and any such account is an institutional "accredited investor" within the meaning of Rule 501(a)(1,) (2), (3) or (7) of Regulation D under the Securities Act and in accordance with applicable securities laws of any state, of the United States or any other jurisdiction.

          In addition, if the sale is made during a restricted period and the provisions of Rule 903(c)(2) or (3) or Rule 904(c)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(c)(2) or (3) or Rule 904(c)(1), as the case may be.

          You and Holdings are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Capitalized terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S.


                                        [Name of Transferor]


                                        By:________________
                                             Name:
                                             Title:

Date:

cc:  American Lawyer Media Holdings, Inc.
     600 Third Avenue
     New York, New York  10016
     Attn:  Randall J. Weisenburger

                                                                       EXHIBIT D


                     FORM OF TRANSFER CERTIFICATE FOR TRANSFER
                  FROM REGULATION S TEMPORARY GLOBAL DISCOUNT NOTE
              TO U.S. GLOBAL DISCOUNT NOTE OR IAI GLOBAL DISCOUNT NOTE
           (Transfers pursuant to Section 2.07(a)(iii) of the Indenture)


The Bank of New York, as Trustee
101 Barclay Street, Floor 21 West
New York,  New York  10286
Attn:     Corporate Trustee
          Administration

               Re:  American Lawyer Media Holdings, Inc.
                    12 1/4% Discount Notes Due 2008 (the "Discount Notes")

          Reference is hereby made to the Indenture dated as of December 22, 1997 (the "Indenture") between American Lawyer Media Holdings, Inc., as Issuer and The Bank of New York, as Trustee. Capitalized terms used but not defined herein shall have the respective meanings given them in the Indenture.

          This letter relates to U.S. $63,275,000 aggregate principal amount at maturity of Discount Notes which are held in the form of the Regulation S
Temporary Global Discount Note (ISIN No. [     ]) with the Depositary in the
name of [name of transferor] (the "Transferor") to effect the transfer of the Discount Notes in exchange for an equivalent security entitlement in the [Rule 144A/IAI] Global Discount Note.

          In connection with such request, and in respect of such Discount Notes the Transferor does hereby certify that such Discount Notes are being transferred in accordance with (i) the transfer restrictions set forth in the Discount Notes and (ii) [Rule 144A under the United States Securities Act of 1933, as amended, to a transferee that the Transferor reasonable believes is purchasing the Discount Notes for its own account or an account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A and] [to a transferee that the Transferor reasonable believes is purchasing the Discount Notes for its own account or an account as to which the transferee exercises sole investment discretion and the transferee and any such account is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D and] in accordance with applicable securities laws of any state of the United States or any other jurisdiction.

                                   [Name of Transferor],


                                   By:___________________
                                        Name:
                                        Title:


Dated:


cc:  American Lawyer Media Holdings, Inc.
     600 Third Avenue
     New York, New York  10016
     Attn:  Randall J. Weisenburger

                                                                       EXHIBIT E

                     FORM OF TRANSFER CERTIFICATE FOR TRANSFER
             FROM GLOBAL DISCOUNT NOTE OR TRANSFER RESTRICTED SECURITY
                      TO DISCOUNT TRANSFER RESTRICTED SECURITY
      (Transfers pursuant to Section 2.07(a)(iv) or Section 2.07(a)(v) of the
                                     Indenture)

The Bank of New York, as Trustee
101 Barclay Street, Floor 21 West
New York,  New York   10286
Attn:     Corporate Trustee
          Administration
                    Re:  American Lawyer Media Holdings, Inc.
                  12 1/4% Senior Discount Notes Due 2008 (the "Discount Notes")

          Reference is hereby made to the Indenture dated as of December 22, 1997 (the "Indenture") between American Lawyer Media Holdings, Inc., as Issuer and The Bank of New York, as Trustee. Capitalized terms used but not defined herein shall have the respective meanings given them in the Indenture.

          This letter relates to U.S. $63,275,000 aggregate principal amount at maturity of Discount Notes which are held [in the form of the [U.S./IAI/Regulation S] [Global] [Transfer Restricted] Discount Note/Security
(CUSIP Nos.      /ISIN No.           ) with the Depositary*] in the name of
[name of transferor] (the "Transferor") to effect the transfer of the Discount Notes.

          In connection with such request, and in respect of such Discount Notes, the Transferor does hereby certify that such Discount Notes are being transferred (i) in accordance with the transfer restrictions set forth in the Discount Notes and (ii) to a transferee that the Transferor reasonably, believes is an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the United States Securities Act of 1933, as amended) and is acquiring at least $100,000 principal amount





_________________

   *  Insert, if appropriate.

of Discount Notes for its own account or for one or more accounts as to which the transferee exercises sole investment discretion and (iii) in accordance with applicable securities laws of any state of the United States or any other jurisdiction.

                                             [Name of Transferor]



                                             By:___________________
                                             Name:
                                             Title:


Dated:


cc:  American Lawyer Media Holdings, Inc.
     600 Third Avenue
     New York, New York  10016
     Attn:  Randall J. Weisenburger

                                                                       EXHIBIT F


                 FORM OF ACCREDITED INVESTOR TRANSFEREE CERTIFICATE (Transfers pursuant to Section 2.07(a)(iv) or Section 2.07(a)(v))


The Bank of New York, as Trustee
101 Barclay Street, Floor 21 West
New York, New York   10286
Attn:  Corporate Trustee
       Administration Department

          Re:  American Lawyer Media Holdings, Inc.
               12 1/4% Senior Discount Notes Due 2008 (the "Discount Notes")


          Reference is hereby made to the Indenture dated as of December 22, 1997 (the "Indenture") between American Lawyer Media Holdings, Inc., as Issuer and The Bank of New York, as Trustee. Capitalized terms used but not defined herein shall have the respective meanings given them in the Indenture.

          This letter relates to U.S. $63,275,000 aggregate principal amount at maturity of Discount Notes which are held in the form of the
[U.S./IAI/Regulation S] [Transfer Restricted] [Global] [Discount Note]
[Securities] (CUSIP Nos. [     ], [     ], [     ] / ISIN No. [     ]) with the
Depositary]* in the name of [name of transferor] (the "Transferor") to effect the transfer of the Discount Notes to the undersigned.

          In connection with such request, and in respect of such Discount Notes we confirm that:

          1. We understand that the Discount Notes were originally offered in a transaction not involving any public offering in the United States within the meaning of the United States Securities Act of 1933, as amended (the "Securities Act"), that the Discount Notes have not been registered under the Securities Act and that (A) the Discount Notes may be offered, resold, pledged or otherwise transferred only (i) to a person who the seller reasonably believes is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, in a transaction meeting the requirements of Rule 144 under the Securities Act, to a person who the seller reasonably believes is an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act), outside the United States in a transaction meeting the requirements of Rule 903 or 904 of Regulation S under the Securities Act or in accordance with another exemption


--------------------------
  *  Insert and modifying, if appropriate.

     from the registration requirements of the Securities Act (and based upon an opinion of counsel if Holdings so requests), (ii) to Holdings or (iii) pursuant to an effective registration statement, and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction and (B) the purchaser will, and each subsequent holder is required to, notify, any subsequent purchaser from it of the resale restrictions set forth in (A) above.

          2. We are a corporation, partnership or other entity having such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Discount Notes, and we are (or any account for which we are purchasing under paragraph 4 below is) an institutional "accredited investor" as defined in Rule 501(a)(1), (2), (3) or
               (7) under the Securities Act, able to bear the economic risk of our proposed investment in the Securities.

          3 . We are acquiring the Discount Notes for our own account (or for accounts as to which we exercise sole investment discretion and have authority to make, and do make, the statements contained in this letter) and not with a view to any distribution of the Discount Notes, subject, nevertheless, to the understanding that the disposition of our property shall at all times be and remain within our control.

          4. We are, and each account (if any) for which we are purchasing Discount Notes is, purchasing Discount Notes having an aggregate principal amount of not less than $100.000.

          5 . We understand that (a) the Discount Notes will be delivered to us in registered form only and that the certificate delivered to us in respect of the Discount Notes will bear a legend substantially to the following effect:

"THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE 'SECURITIES ACT'). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF HOLDINGS THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE THIRD ANNIVERSARY OF THE ISSUANCE HEREOF (OR ANY PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN AFFILIATE OF HOLDINGS AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO HOLDINGS , (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ('RULE 144A'), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY). (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY (THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), AND, IF SUCH TRANSFER IS BEING EFFECTED BY CERTAIN

     and (b) such certificates will be reissued without the foregoing legend only in accordance with the terms of the Indenture.

               6. We agree that in the event that at some future time we wish to dispose of any of the Discount Notes, we will not do so unless:

                    (a) the Discount Notes are sold to Holdings or any Subsidiary thereof;

                    (b) the Discount Notes are sold to a qualified institutional buyer in compliance with Rule 144A under the Securities Act;

                    (c) the Discount Notes are sold to an institutional accredited investor, as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, acquiring at least $100,000 principal amount of the Discount Notes that, prior to such transfer, furnishes to the Trustee a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Discount Notes (the form of which letter can be obtained from such Trustee);

                    (d) the Discount Notes are sold outside the United States in compliance with Rule 903 or Rule 904 under the Securities Act;

                    (e) the Discount Notes are sold by us pursuant to Rule 144 under the Securities Act; or

                    (f) the Discount Notes are sold pursuant to an effective registration statement under the Securities Act.

                              Very truly yours,

                              [PURCHASER]


                              By:__________________________
                                   Name:
                                   Title:
                                   Dated:


cc:  American Lawyer Media Holdings, Inc.
     600 Third Avenue
     New York, New York  10016
     Attn:  Randall J. Weisenburger

                                                                       EXHIBIT G


                        FORM OF CERTIFICATE FOR TRANSFERS OF
                    REGULATION S TEMPORARY GLOBAL DISCOUNT NOTE
                  FOR REGULATION S PERMANENT GLOBAL DISCOUNT NOTE
                   (Transfers pursuant to Section 2.07(a)(viii))
                                    (Transferor)


[MORGAN GUARANTY TRUST HOLDINGS
OF NEW YORK, BRUSSELS OFFICE AS
OPERATOR OF THE EUROCLEAR SYSTEM]

[CEDEL BANK, SOCIETE ANONYME]

     Re:  American Lawyer Media Holdings, Inc.
          12 1/4% Senior Discount Notes Due 2008 (the "Discount Notes")

          Reference is hereby made to the Indenture dated as of December 22, 1997 (the "Indenture") between American Lawyer Media Holdings, Inc., as Issuer and The Bank of New York, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

          This certificate relates to U.S. $63,275,000 aggregate principal amount at maturity of Discount Notes which are held in the form of the
Regulation S Temporary Global Discount Note (ISIN No.           ) with the
Depositary in the name [name of transferor] (the "Transferor") to effect the transfer of the security entitlement in such Regulation S Temporary Global Discount Note for a security entitlement in an equivalent aggregate principal amount of the Regulation S Permanent Global Discount Note.

          In connection with such request, and in respect of such Discount Notes, we confirm that:

          1. We are either not a U.S. person (as defined below) or we have purchased our security entitlement in the above referenced Regulation S Temporary Global Discount Note in a transaction that is exempt from the registration requirements under the Securities Act.

          2. We are delivering this certificate in connection with obtaining a beneficial interest in the Regulation S Permanent Global Discount Note in exchange for our security entitlement in the Regulation S Temporary Global Discount Note.

          For purposes of this certificate. "U.S. person" means (i) any individual resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States. (iii) any estate of which an executor or administrator is a U.S. person (other than an estate governed by foreign law and of which at least one executor or administrator is a non-U.S. person who has sole or shared investment discretion with respect to its assets), (iv) any trust of which any trustee is a U.S. person (other than a trust of which at least one trustee is a non-U.S. person who has sole or shared investment discretion with respect to its assets and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. person), (v) any agency or branch of a foreign entity located in the United States, (vi) any non-discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person, (vii) any discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States (other than such an account held for the benefit or account of a non-U.S. person), (viii) any partnership or corporation organized or incorporated under the laws of a foreign jurisdiction and formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act (unless it is organized or incorporated, and owned, by accredited investors within the meaning of Rule 501 (a) under the Securities Act who are not natural persons, estates or trusts); provided, however, that the term "U.S. person" shall not include (A) a branch or agency of a U.S. person that is located and operating outside the United States for valid business purposes as a locally regulated branch or agency engaged in the banking or insurance business, (B) any employee benefit plan established and administered in accordance with the law, customary practices and documentation of a foreign country and (C) the international organizations set forth in Section 902(o)(7) of Regulation S under the Securities Act and any other similar international organizations, and their agencies, affiliates and pension plans.

          We irrevocably authorize you to produce this certificate or a copy hereof to any interested party in any administrative or other proceedings with respect to the matters covered by this certificate.

                                   Very truly yours,

                                   [TRANSFEROR]


By:__________________________
                                   Name:
                                   Title:

                                   To be completed by the account holder as, or as agent for, the beneficial owner(s) of the Discount Notes to which this certificate relates.

Dated:

cc:     American Lawyer Media Holdings, Inc.
         600 Third Avenue

         New York, New York  10016
         Attn:  Randall J. Weisenburger

                                                                       EXHIBIT H


                        FORM OF CERTIFICATE FOR TRANSFERS OF
                    REGULATION S TEMPORARY GLOBAL DISCOUNT NOTE
                  FOR REGULATION S PERMANENT GLOBAL DISCOUNT NOTE
                   (Transfers pursuant to Section 2.07(a)(viii))
                                (Euroclear or Cedel)


The Bank of New York
101 Barclay Street, Floor 21 West
New York,  New York 10286
Attn:    Corporate Trustee
         Administration Department

     Re:  American Lawyer Media Holdings, Inc.
          12 1/4% Senior Discount Notes Due 2008 (the "Discount Notes")


          Reference is hereby made to the Indenture dated as of December 22, 1997 (the "Indenture") between American Lawyer Media Holdings, Inc., as Issuer and The Bank of New York, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

          This certificate relates to U.S. $63,275,000 aggregate principal amount at maturity of Discount Notes which are held in the form of the
Regulation S Temporary Global Discount Note (ISIN No.   ) with the Depositary to
effect the transfer of the security entitlement in such Regulation S Temporary Global Discount Note for a security entitlement in an equivalent aggregate principal amount of the Regulation S Permanent Global Discount Note.

          In connection with such request, this is to certify that, based solely on certificates we have received in writing, by tested telex or by electronic transmission from member organizations appearing in our records as persons being entitled to a portion of the principal amount of the Regulation S Temporary Global Discount Note set forth above (our "Member Organizations") substantially
to the effect set forth in the Indenture, U.S. $[      ] aggregate principal
amount of the Discount Notes is owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States federal income taxation regardless of its source or any other person deemed a "U.S. person" under Regulation S under the Securities Act of 1993, as amended.

          We further certify (i) that we are not making available herewith for exchange (or if relevant, exercise of any rights of collection of any interest) any portion of the Regulation S Global Discount Note excepted in such certificates and (ii) that, as of the date hereof, we have not received any notification from any of our Member

Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights of collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

          We understand that this certificate is required in connection with certain laws, and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

                                   Very truly yours,


                                   [MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
                                   BRUSSELS OFFICE AS OPERATOR OF THE EUROCLEAR
                                   SYSTEM]

                                   [CEDEL BANK, SOCIETE ANONYME]


                                   By:______________________
                                   Name:
                                   Title:

Dated:


cc:    American Lawyer Media Holdings, Inc.
        600 Third Avenue
        New York, New York  10016
        Attn:  Randall J. Weisenburger

                                                                       EXHIBIT I


                        FORM OF CERTIFICATE FOR TRANSFERS OF
                  REGULATION S PERMANENT GLOBAL DISCOUNT NOTE FOR
                           TRANSFER RESTRICTED SECURITIES
                   (Transfers pursuant to Section 2.07(a)(viii))
                                    (Transferor)


The Bank of New York
101 Barclay Street, Floor 21 West
New York, New York  10286
Attn:  Corporate Trustee
       Administration Department

     Re:  American Lawyer Media Holdings, Inc.
          12 1/4% Senior Discount Notes Due 2008 (the "Discount Notes")

          Reference is hereby made to the Indenture dated as of December 22, 1997 (the "Indenture") between American Lawyer Media Holdings, Inc., as Issuer and The Bank of New York, as Trustee. Capitalized terms used but not defined herein shall have the respective meanings given them in the Indenture.

          This certificate relates to U.S. $63,275,000 aggregate principal amount at maturity of Discount Notes which are held in the form of the
Regulation S Permanent Global Discount Note (ISIN No.          ) with the
Depositary in the name of [name of transferor] (the "Transferor") to effect the transfer of the security entitlement in such Regulation S Permanent Global Discount Note for a security entitlement in an equivalent aggregate principal amount of Transfer Restricted Securities.

          In connection with such request, and in respect of such Discount Notes, we confirm that:

          1 We are either not a U.S. person (as defined below) or we have purchased our security entitlement in the above referenced Regulation S Permanent Global Discount Note in a transaction that is exempt from the registration requirements under the Securities Act.

          2. We are delivering this certificate in connection with obtaining a security entitlement in Transfer Restricted Securities in exchange for our security entitlement in the Regulation S Permanent Global Discount Note.

          For purposes of this certificate, "U.S. person" means (i) any individual resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States, (iii) any estate of which an executor or administrator is a U.S. person (other than an estate governed by foreign law and of which at least one executor or administrator is a non-U.S. person who has sole or shared investment discretion with respect to its assets), (iv) any trust of which any trustee is a U.S. person (other than a trust of which at least one trustee is a non-U.S. person who has sole or shared investment discretion with respect to its assets and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. person), (v) any agency or branch of a foreign entity located in the United States, (vi) any discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person, (vii) any discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States (other than such an account held for the benefit or account of a non-U.S. person), (viii) any partnership or corporation organized or incorporated under the laws of a foreign jurisdiction and formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act (unless it is organized or incorporated, and owned, by accredited investors within the meaning of Rule 501 (a) under the Securities Act who are not natural persons, estates or trusts); provided, however, that the term "U.S. person" shall not include (A) a branch or agency of a U.S. person that is located and operating outside the United States for valid business purposes as a locally regulated branch or agency engaged in the banking or insurance business, (B) any employee benefit plan established and administered in accordance with the law, customary practices and documentation of a foreign country and (C) the international organizations set forth in Section 902(o)(7) of Regulation S under the Securities Act and any other similar international organizations, and their agencies, affiliates and pension plans.

          We irrevocably authorize you to produce this certificate or a copy hereof to any interested party in any administrative or other proceedings with respect to the matters covered by this certificate.

                                   Very truly yours,

                                   [TRANSFEROR]

                                   By:_______________________
                                   Name:
                                   Title:

                                   To be completed by the account holder as, or as agent for, the beneficial owner(s) of the Discount Notes to which this certificate relates.
Dated:

cc:    American Lawyer Media Holdings, Inc.
         600 Third Avenue
         New York, New York  10016

         Attn:  Randall J. Weisenburger